UNITED STATES
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Washington, D.C. 20549

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CenterPoint Energy, Inc.

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders
to be held on April 16, 2026 and Proxy Statement

CenterPoint® Energy

Energy for
what matters most
Welcome to the CenterPoint Energy Annual Shareholder Meeting

[                   ], 2026
Dear Fellow Shareholders:
On behalf of the Board of Directors (Board), I am pleased to invite you to attend our annual shareholder meeting (Annual Meeting) to be held on April 16, 2026, at 8:30 a.m. central time in our auditorium located at 1111 Louisiana Street in Houston, Texas. Details regarding how to attend the meeting and the business to be conducted are in the accompanying Notice of Annual Meeting and Proxy Statement.
At CenterPoint Energy, Inc. (CenterPoint Energy or the Company), we believe our strategic positioning and investment outlook support a compelling long-term growth profile. Our strategy is focused on enabling unprecedented growth and economic development across numerous sectors, while enhancing system resiliency and strengthening energy security across our service territories and keeping a keen eye toward customer affordability.
In September 2025, we announced a company-record, ten-year capital plan, which we further increased in February 2026, for approximately $65.5 billion of investment through 2035, including investments aimed at advancing economic growth, improving the customer experience through enhancing the safety, reliability, and resiliency of our systems, and delivering consistent value for all stakeholders. We believe this plan positions us to support the incredible growth in the nation’s most dynamic and economically diverse markets, strengthen system resiliency, and advance energy security through innovation—all while maintaining a relentless focus on customer affordability.
As we enter 2026, we believe that we are well positioned with the right strategy, the right leadership team, and a constructive regulatory environment to enable us to deliver on our commitments. Each year, we strive to move closer to realizing our vision of becoming the most admired utility in the United States.
Reflections on 2025:
Strategic Plan Execution
We believe we have one of the most tangible long-term growth plans in the industry that has resulted in strong outcomes for our stakeholders. This past year was yet another illustration of our ability to execute on this plan for the benefit of our customers, communities, and shareholders.
Over the course of the year, we delivered meaningful improvements in both electric reliability and resilience. This included making significant progress on an important commitment by completing major portions of the Greater Houston Resiliency Initiative (GHRI), which we announced in 2024, ahead of the 2025 hurricane season, and we continue to work to enhance the resiliency and reliability of the Company’s grid in the Greater Houston area. We also began delivering on our System Resiliency Plan in 2025 and will seek to continue progress towards our goal of building and operating the most resilient coastal grid in the nation over the coming years. Additionally, in 2025, we continued leading a thoughtful and disciplined generation transition in our Indiana service territory, filing our 2025 Integrated Resource Plan that provided our stakeholders further clarity on our plans to replace aging baseload generation with modern, flexible, and more affordable fuel sources. In our natural gas business, we are continuing our work to modernize our infrastructure, which includes becoming a leading deployer of Intelis smart meters on our systems and eliminating all known remaining cast-iron pipe in our systems as of the end of 2025, as part of our efforts to build and operate the safest gas systems in the country.
CenterPoint Energy, Inc. 2026 Proxy Statement

Our 2025 financial results highlight our ability to create sustainable, long-term value. I am proud to report that during the year we both increased and delivered on our 2025 non-GAAP EPS guidance. In addition, we increased our long-term annual non-GAAP EPS growth outlook to 7-9% through 2035, targeting the mid-to-high end of the range from 2026 to 2028.* This latest year of strong financial performance extends a track record of delivering top quartile growth among our peers for our shareholders.
As we move forward, we remain focused on executing on our capital investment plans to enable growth and improve customer outcomes for the benefit of all our stakeholders.
Board Changes
In October of 2025, I was humbled when the Board appointed me as its new Chair, succeeding long-time Board member Phillip Smith, who served as Chair since 2024 and will retire from the Board prior to the Annual Meeting. On behalf of the entire Board, I congratulate Phil on his retirement and thank him for his commitment to serving the Company and valuable contributions during a period of significant transition. I also thank Christopher Franklin, who provides strong independent Board leadership in his role as the Board’s Lead Independent Director. Together with the entire Board, we are committed to advancing CenterPoint Energy’s long-term strategy and executing our new ten-year capital plan for the benefit of our customers, communities, and shareholders.
We continue to believe that having a Board composed of directors possessing a comprehensive and complementary mix of skills, experiences, perspectives, and qualifications is critical to our Board’s ability to oversee the Company’s strategy and risk management. Accordingly, as part of the Board’s ongoing refreshment process, the Board is excited to nominate Michael A. “Casey” Herman to the Board. Mr. Herman has significant financial and accounting expertise as a former senior audit partner and U.S. Utility & Power Sector Leader at one of the largest professional service firms in the world. Additionally, if elected, Mr. Herman would bring to our Board nearly three decades of experience leading complex audits and providing consulting services for companies in the utility industry. The Board believes that Mr. Herman would provide the Board with valuable skills and perspectives as it oversees the Company’s financial statements, enterprise risk management, and compliance with legal and regulatory requirements, particularly as the Company continues to execute and make significant investments pursuant to our ten-year capital plan. For further information on our nominees to the Board, please see Item 1. Election of Directors in the Proxy Statement.
Management Team Changes
Delivering at pace on the incredible scope of work contemplated in our ten-year capital plan to support the unprecedented growth that we anticipate in our service territories requires a high-performing management team. A core responsibility of the Board is overseeing executive succession planning such that the Company maintains a highly qualified management team capable of executing this ambitious strategy and enabling smooth transitions as organizational changes occur. In 2025, the Board continued to actively oversee and advise on executive succession planning and leadership development. During the year, we were pleased to welcome several new leaders to CenterPoint Energy, including Jesus Soto, Jr., who was appointed as Executive Vice President and Chief Operating Officer effective August 11, 2025. With this experienced management team in place, we believe CenterPoint Energy is well positioned to execute our strategy and deliver on the significant opportunities ahead.
2026 Annual Meeting of Shareholders
Your vote is important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to vote promptly. You may vote on the internet; by telephone; or by completing, signing, dating, and returning a proxy card or voting instruction form.
Thank you for your investment and continued support of CenterPoint Energy.
Sincerely,
Jason P. Wells
Chair of the Board, President, and Chief Executive Officer
*
Disclaimers regarding forward-looking statements, our energy transition goals, and non-GAAP financial metrics, including a reconciliation of 2025 non-GAAP measures to the nearest GAAP metric, can be found in Appendix A. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share without unreasonable effort because changes in the value of the Company’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENs) and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control.

CenterPoint Energy, Inc. 2026 Proxy Statement

Option Exercises and Stock Vested for Fiscal Year 2025	70
Pension Benefits	70
Savings Plan and Savings Restoration Plan	71
Deferred Compensation Plan	71
Nonqualified Deferred Compensation Table	72
Potential Payments upon Change in Control or Termination	73
Rabbi Trust	76
Pay Versus Performance	77
Chief Executive Officer Pay Ratio	81
Equity Compensation Plan Information	82
Report of the Human Capital and Compensation Committee	83
Report of the Audit Committee	84
Principal Accounting Firm Fees	85
Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services	85
Item 2: Ratification of Appointment of the Independent Registered Public Accounting Firm	86
Item 3: Advisory Vote on Executive Compensation	87
Item 4: Approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to Provide for Limited Officer Exculpation and Make Certain Other Immaterial Updates	90
General Information	92
Frequently Asked Questions About Voting	92
Other Matters	94
Shareholder Proposals for the 2027 Annual Meeting	94
Director Nominations for the 2027 Annual Meeting	94
Notice of Internet Availability of Proxy Materials	94
Householding of Annual Meeting Materials	94
Annual Report to Shareholders	95
Cautionary Note Regarding Forward-Looking Information and Energy Transition Goals Disclaimer	95
Appendix A
Reconciliation of non-GAAP Financial Measures to GAAP	A-1
Appendix B	B-1

CenterPoint Energy, Inc. 2026 Proxy Statement

Notice of Annual Meeting of Shareholders
Dear Shareholders:
You are cordially invited to attend the 2026 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE 8:30 a.m. Central Time on April 16, 2026	PLACE The CenterPoint Energy auditorium at 1111 Louisiana Street, Houston, Texas	RECORD DATE February 18, 2026
Items of Business
• Elect the eleven nominees named in the Proxy Statement as directors to hold office until the 2027 annual meeting;
• Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;
• Conduct an advisory vote on executive compensation;
• Approve CenterPoint Energy’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates; and
• Conduct other business if properly raised.
RECORD DATE
Holders of record of CenterPoint Energy common stock at the close of business on February 18, 2026 are entitled to vote.
PROXY VOTING
Each share of CenterPoint Energy common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 92 of the Proxy Statement that follows. Even if you plan to attend the meeting, please sign, date, and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.
Sincerely,

Vincent A. Mercaldi Corporate Secretary	Dated and first sent to shareholders on or about [ ], 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held April 16, 2026
The proxy statement and annual report to shareholders are available at: https://materials.proxyvote.com/15189t
CenterPoint Energy, Inc. 2026 Proxy Statement

Proxy Statement Summary
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.
Annual Meeting Agenda and Voting Recommendations
At the 2026 annual meeting of shareholders (Annual Meeting), you will be asked to vote on the following four proposals. The table below includes each proposal as well as our recommendation.
Proposal	More Information	Board Recommendation
Item 1: Election of directors	Page 6	FOR each Nominee
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 86	FOR
Item 3: Advisory vote on executive compensation	Page 87	FOR
Item 4: Approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates	Page 90	FOR
About CenterPoint Energy
As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (the Company or CenterPoint Energy) is an energy delivery company with electric transmission and distribution, power generation, and natural gas distribution operations that, as of December 31, 2025, served more than 7 million metered customers in Indiana, Minnesota, Ohio, and Texas. On October 20, 2025, the Company entered into a securities purchase agreement pursuant to which the Company has agreed to sell all of the issued and outstanding equity interests in its Ohio regulated natural gas local distribution (LDC) business, subject to certain closing conditions. As of December 31, 2025, the Company owned approximately $46.5 billion in assets. With approximately 8,800 employees as of December 31, 2025, CenterPoint Energy and its predecessor companies have been in business for more than 150 years.
Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.
CenterPoint Energy, Inc. 2026 Proxy Statement	1

Our Director Nominee
The Board of Directors of CenterPoint Energy (the Board), considering the recommendation of the Corporate Governance and Nominating Committee, has nominated eleven directors for election to the Board.
Name and Primary Occupation	Age	Director Since	Independent	Committee Membership
Wendy Montoya Cloonan Houston Managing Partner at Cantu Harden Montoya LLP	46	2021		Corporate Governance and Nominating (Chair); Human Capital and Compensation
Barbara J. Duganier Former Managing Director and Global Chief Strategy Officer of the Outsourcing Business at Accenture plc	67	2024		Audit (Chair); Safety and Operations
Laurie L. Fitch Former Partner, Strategic Advisory of PJT Partners	56	Apr. 2025		Audit; Human Capital and Compensation
Christopher H. Franklin Lead Independent Director of the Board of CenterPoint Energy and Chairman, Chief Executive Officer, and President of Essential Utilities	60	2022		Corporate Governance and Nominating; Safety and Operations (Chair)
Michael A. “Casey” Herman Former Senior Partner and U.S. Utility & Power Sector Leader of PricewaterhouseCoopers	61	First Time Nominee
Raquelle W. Lewis Southeast Texas Director of Communications & Public Information Officer for the Texas Department of Transportation	55	2021		Audit; Human Capital and Compensation
Thaddeus J. Malik Principal at S2T Solutions and Attorney	59	2023		Audit; Corporate Governance and Nominating; Safety and Operations
Manuel B. Miranda Former Executive Vice President of Power Delivery of Florida Power & Light Company	65	Apr. 2025		Audit; Safety and Operations
Theodore F. Pound Private Investor and Attorney	71	2015		Corporate Governance and Nominating; Human Capital and Compensation (Chair)
Dean L. Seavers Former President of National Grid U.S. and Executive Director of National Grid plc	65	2024		Corporate Governance and Nominating; Human Capital and Compensation; Safety and Operations
Jason P. Wells Chair of the Board, President, and Chief Executive Officer of CenterPoint Energy	48	2024
2	CenterPoint Energy, Inc. 2026 Proxy Statement

Board Qualifications and Skills
Public Company or Large Organization Senior Leadership Experience Public Company Governance Experience Cybersecurity and Physical Security	Community Involvement Human Capital Management Strategic Planning Utility Industry Experience Finance and Accounting Risk Management	Government, Legal, and Regulatory Customer Experience Technology and Innovation Energy Transition Operations and Safety Experience
For additional information regarding our director nominees, including their skills and experience, see “Item 1. Election of Directors.”
Governance Highlights
Strong governance practices protect the long-term interests of our customers, communities, and shareholders. The Company remains focused on implementing and maintaining good governance practices, including those reflected below.
For additional information regarding our corporate governance practices, see “Item 1. Election of Directors.”
CenterPoint Energy, Inc. 2026 Proxy Statement	3

Executive Compensation Highlights
The following are some highlights of our executive compensation program. Our executive compensation program is designed to recruit and retain talent, align payment with performance, and align our executive officers’ interests with those of our shareholders. For more information on our compensation program, see “Compensation Discussion and Analysis” below.
Key Features of Our Executive Compensation Program	Strong Pay for Performance
No Employment Agreements
“Double Trigger” Provisions for Change in Control Plan and Equity Awards
Executive Severance Guidelines
No Excise Tax Gross Up Payments
Stock Ownership Guidelines
Benchmark Pay to Market
Recovery and Recoupment (Clawback) Policies
Anti-Hedging and Anti-Pledging Policy
100% Independent Human Capital and Compensation Committee
Independent Compensation Consultant
4	CenterPoint Energy, Inc. 2026 Proxy Statement

2025 Target Compensation Opportunities for Named Executive Officers
The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers. As depicted below, a substantial portion of the compensation for our named executive officers is at risk and performance-based, meaning that actual compensation realized in a given year will vary depending on Company financial and operational performance, stock price performance, and individual performance.
Target Compensation Mix as of December 31, 2025
(consisting of base salary, short-term incentives, and long-term incentives)
*
The graphic represents the average size of each component as a percentage of each named executive officer’s total target direct compensation opportunities (other than the Chair of the Board, President, and Chief Executive Officer’s compensation opportunities, which are presented separately) as of December 31, 2025, approved by the Human Capital and Compensation Committee in 2025.

CenterPoint Energy, Inc. 2026 Proxy Statement	5

ITEM 1:
ELECTION OF DIRECTORS
Nominees for Directors
Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting of shareholders in 2027.
If any nominee becomes unavailable for election, the Board can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority. Proxies cannot be voted for a greater number of persons than the number of nominees named below.
Board Composition Highlights
Our Board believes that having directors with a range of complementary qualifications, skills, and expertise is essential to effectively discharging its oversight responsibility while advancing the Company’s long-term business strategy. Accordingly, the Board reviews its composition regularly and believes that our director nominees reflect an appropriate balance of business and professional experience, skills, and perspectives.
6	CenterPoint Energy, Inc. 2026 Proxy Statement

The below chart summarizes certain information for each of our director nominees, including their key skills and qualifications that support oversight and execution of our near- and long-term strategy:
Skills and Qualifications	W. Cloonan	B. Duganier	L. Fitch	C. Franklin	C. Herman	R. Lewis	T. Malik	M. Miranda	T. Pound	D. Seavers	J. Wells
Age (as of [ ], 2026)	46	67	56	60	61	55	59	65	71	65	48
CNP Tenure (in years)	5	2	1	4	0	4	2	1	11	2	2
Public Company or Large Organization Senior Leadership Experience: An understanding of the complexities inherent in running a public company or large organization provides a unique perspective that helps the Board oversee the Company’s management, long-term strategic planning, shareholder value creation, human capital management, risk oversight, governance, and shareholder engagement.				●			●		●	●	●
Risk Management: Overseeing risk in a rapidly changing environment is critical. We seek directors with experience managing or overseeing business, financial, operational, safety, environmental, and other risks relevant to the Company.	●	●	●	●	●	●	●	●	●	●	●
Utility Industry Experience: Our business is highly regulated and complex, with significant public policy and safety implications. We therefore believe it is important for the execution of our strategy to seek directors with experience in the regulated utility industry.			●	●	●			●		●	●
Operations and Safety Experience: To help the Company develop and implement our capital plan and business strategy and continuously improve the resiliency and reliability of our operations, we seek directors with experience in operational roles at businesses with capital intensive infrastructure projects that must ensure the safety of employees and the public.				●				●		●	●

Finance and Accounting: A deep understanding of finance and financial reporting processes is essential to the Board’s oversight of our strategic performance, capital allocation, financial reporting, and internal controls. We seek directors with knowledge and experience in corporate finance, accounting, and financial reporting as well as directors with “accounting or related financial management expertise” within the meaning of the NYSE listing standards.
	●	★	●	★	★		●	●	●	●	★
Community Involvement: As a utility that provides the energy necessary to fuel the business, innovation, and lives of the communities we serve, we seek directors with strong ties to and engagement with the communities in which we operate through, among other things, participation in local non-profit organizations, schools, and community service.	●					●					●
Government, Legal, and Regulatory: Our business is heavily regulated and is directly impacted by governmental actions. Further, the success of our long-term plan may be impacted by certain regulatory, legal, or governmental decisions. We seek to have directors with experience in law, public policy, and regulatory matters to provide insight and develop strategies that incorporate current and potential changes in these areas.	●			●		●	●	●	●	●	●
Public Company Governance Experience: Directors with strong public company governance experience, including serving on other public company boards, are able to help the Board focus on appropriate matters and function effectively in the development and oversight of our long-term plan and implementation of best practices for the Company.		●	●	●			●		●	●	●
CenterPoint Energy, Inc. 2026 Proxy Statement	7

Skills and Qualifications	W. Cloonan	B. Duganier	L. Fitch	C. Franklin	C. Herman	R. Lewis	T. Malik	M. Miranda	T. Pound	D. Seavers	J. Wells
Human Capital Management: Building and maintaining a talented and engaged workforce is a critical part of who we are and our ability to execute our long-term strategy. We seek directors who understand key drivers of culture, employee health and safety, organizational health, and talent management and have the knowledge and skills necessary to oversee our workforce development and strategies.	●	●	●	●	●	●	●	●	●	●	●
Customer Experience: Directors with experience in customer-facing businesses can provide the Board with critical insights and perspectives on meeting customer needs, optimizing the customer experience, and enabling a culture of service excellence as the Company continually seeks to strengthen its relationship with customers, improve customer communications, and build confidence in our commitment to providing reliable energy.				●		●		●		●	●
Technology and Innovation: Our industry is undergoing transformational change as a result of advances in technology and changing customer expectations about products and services. Directors with experience in new technology and innovation can provide the Board with critical insights and perspectives on leveraging new technologies and navigating AI-related opportunities and risks as the Company seeks to execute our long-term strategy, improve overall operations, enhance resiliency, and strengthen storm preparedness and emergency response efforts.				●	●		●	●		●	●
Cybersecurity and Physical Security: Maintaining the security of our assets, both physical and digital, is critical to our success. Therefore, we seek out directors with experience in managing or overseeing these risks and who can provide valuable insight to the Board in connection with its oversight of these matters.		●			●		●	●		●
Strategic Planning: As CenterPoint Energy continues to implement our long-term strategy, including executing our ten-year capital plan, we seek directors who have experience with strategic transactions and strategic planning in overseeing the Company’s continued execution of our long-term strategy as well as development of future plans and strategies for the Company.	●	●	●	●	●	●	●	●	●	●	●
Energy Transition: Directors with experience overseeing or advising on energy transition matters will help to ensure that we understand and manage the related risks and opportunities effectively.		●	●	●	●					●	●

★
Meets the criteria for an “audit committee financial expert” pursuant to U.S. Securities and Exchange Commission (SEC) rules.

8	CenterPoint Energy, Inc. 2026 Proxy Statement

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business and public company board experience for at least the past five years, and the experiences, qualifications, attributes, or skills that led the Corporate Governance and Nominating Committee and the Board to determine that the person was supportive to the oversight and execution of the Company’s near- and long-term strategy and, therefore, should serve as a director for the Company.
The eleven nominees for election at the Annual Meeting are:
CenterPoint Energy, Inc. 2026 Proxy Statement	9

Wendy Montoya Cloonan Houston Managing Partner at Cantu Harden Montoya LLP
Age: 46 Independent Director Since 2021 Committees: • Corporate Governance and Nominating (Chair) • Human Capital and Compensation
Key Qualifications and Skills Leading to Board Nomination
•
Government, Legal, and Regulatory—As a public law attorney and a Commissioner of the Port Authority of Houston, Ms. Cloonan brings beneficial experience addressing the relationships among national, state, and local governments and businesses and individuals in our service territory. This experience helps the Board oversee and support the relationships between the Company and its various regulators as the Company continues to execute on our ten-year capital plan.

•
Community Involvement—As someone who has deep ties to the Houston community, Ms. Cloonan provides valuable insights regarding how the Company’s policies, and short- and long-term plans, impact our communities.

•
Risk Management—As a Commissioner of the Port Authority of Houston, the largest port in tonnage and busiest waterway in the nation, Ms. Cloonan sets policies and guides the port in a constantly evolving environment by balancing leading-edge technologies, including billion-dollar improvements in productivity, reliability, and resiliency, with environmental compliance and community initiatives. This background, as well as Ms. Cloonan’s experience advising clients on capital projects within legal, compliance, and regulatory frameworks, brings a critical perspective to the Board’s enterprise risk management oversight role.

Experience
•
Houston Managing Partner (2023 – Present) at Cantu Harden Montoya LLP, a public law and public finance firm

•
Founder and Sole Shareholder (2019 – 2022) of The Law Office of Wendy Montoya Cloonan, PLLC, a public law and public finance firm based in Houston, Texas

•
Senior Program Officer in Education, Assistant General Counsel and Director of Legal (2015 – 2019) at the Houston Endowment, Inc., a private foundation that partners with other organizations in the non-profit, public, and private sectors to improve quality of life for the residents of greater Houston

•
Public law and finance attorney at Hunton Andrews Kurth LLP (formerly Andrews Kurth LLP) (2013 – 2015), Schwartz, Page & Harding, L.L.P. (2011 – 2013) and Vinson & Elkins L.L.P. (2006 – 2011)

Other Boards (For Profit and Non-Profit Entities)
•
Commissioner, Chair of Community Relations Committee and Governance Committee, and member of Strategic Sourcing Committee, Audit Committee, Compensation Committee, and Dredge Task Force Committee—Port Authority of Houston (2019 – Present)

•
Vice Chair (2024 – Present) and Board Member (2021 – Present)—Harris County Hospital District Foundation

•
Secretary (2023 – Present) and Board Member (2021 – Present)—Advocates of a Latino Museum of Art & Architecture Houston/Harris County (ALMAAHH)

•
Board Member—Houston Parks Board (2023 – Present)

•
Chair (2024 – Present) and Board Member (2023 – Present)—Harris County One For All Foundation

•
Member (2023 – Present), Chapter President-Elect (2023 – 2024) and Chapter President (2024 – 2025)—Young Men’s (and Mothers) Service League

•
Board Member—Kinder High School for the Performing & Visual Arts (2024 – Present)

Education and Credentials
•
B.A., Yale University

•
M.P.P., John F. Kennedy School of Government, Harvard University

•
J.D., with Honors, The University of Texas School of Law

•
National Association of Corporate Directors (NACD) Directorship Certified®

•
National Association of Corporate Directors (NACD) Effective AI Oversight for Directors Certified®

•
Harvard Business School Corporate Director Certificate (Governance, Audit, Compensation)

•
Harvard Business School, Certificate in Financial Accounting

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering

•
Digital Directors Network, Certificate in Systemic Cyber Risk Governance for U.S. Public Company Corporate Directors

10	CenterPoint Energy, Inc. 2026 Proxy Statement

Barbara J. Duganier Former Managing Director and Global Chief Strategy Officer of the Outsourcing Business at Accenture plc
Age: 67 Independent Director Since 2024 Committees: • Audit (Chair) • Safety and Operations
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—Ms. Duganier has extensive experience serving on public and private company audit committees, including as the chair of audit committees as well as an “audit committee financial expert” pursuant to SEC rules. Further, Ms. Duganier has extensive experience advising public companies on financial and accounting matters. The Board finds this experience critical to the Board’s and Audit Committee’s oversight of the Company’s financial statements and filings with the SEC.

•
Strategic Planning—As a Managing Director at Accenture plc, a leading provider of strategy, consulting, technology, and operations services to companies in various industries, Ms. Duganier has extensive experience in strategic planning. Additionally, Ms. Duganier has served on both private and public company boards in a diversity of industries. This experience provides a unique perspective to the Board as it oversees the Company’s short- and long-term strategic plans.

•
Cybersecurity and Physical Security—Ms. Duganier has extensive experience serving on public and private company board committees responsible for overseeing cybersecurity matters, including cybersecurity risks. Ms. Duganier therefore brings important experience to the Board’s and Audit Committee’s oversight of cybersecurity matters and their evolving risks.

Experience
•
Held various positions (2004 – 2013) of increasing responsibility as a Managing Director including the position of Global Chief Strategy Officer of the Outsourcing Business and Global Growth and Offering Development Lead of the Global Business Process Outsourcing Business at Accenture plc, a leading provider of strategy, consulting, technology, and operations services to various industries and sectors.

•
Independent Consultant, Finance Transformation Program (2002 – 2003) at Duke Energy North America, a subsidiary of Duke Energy, one of America’s largest energy holding companies that provides electric utility and natural gas services.

•
Held various positions (1979 – 2002) of increasing responsibility at Arthur Andersen LLP, an accounting firm that provided auditing, tax advising, consulting and other professional services to large public corporations, including as an equity Partner and as the Global Chief Financial Officer of Andersen Worldwide.

Other Boards (For Profit and Non-Profit Entities)
U.S. Public Company
•
Texas Pacific Land Corporation (2021 – Present)

•
MRC Global Inc. (2015 – 2024)

•
Noble Energy, Inc. (2018 – 2020)

•
Buckeye Partners, L.P. (2013 – 2019)

•
HCC Insurance (2015 – 2015)

Other Public Company
•
Arcadis NV (EURONEXT) (2023 – Present)

Other
•
McDermott International (2020 – Present)

•
Pattern Energy (2021 – Present)

•
West Monroe Partners (2018 – 2021)

•
John Carroll University (2019 – Present)

•
National Association of Corporate Directors (NACD) Texas Tri-Cities Chapter (2015 – 2024)

Education and Credentials
•
B.B.A., John Carroll University

•
Licensed CPA—Texas

•
National Association of Corporate Directors (NACD) Directorship Certified®

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

•
National Association of Corporate Directors (NACD)—Master Class on Cyber Risk Oversight

CenterPoint Energy, Inc. 2026 Proxy Statement	11

Laurie L. Fitch Former Partner, Strategic Advisory of PJT Partners
Age: 56 Independent Director Since Apr. 2025 Committees: • Audit • Human Capital and Compensation
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—As an institutional equity investor and investment banker, Ms. Fitch has over 25 years of experience focusing on corporate finance, capital markets, debt and equity financing, and financial strategy. Additionally, Ms. Fitch serves as a director on the board of Man Group plc, an active investment management business, and has experience serving on public company and non-profit institution audit committees. The Board believes that this experience is important to the Board’s oversight of the Company’s plans to make significant capital investments focused on additional system resiliency, reliability, and grid modernization, including the associated financing of such investments.

•
Utility Industry Experience—Ms. Fitch has vast experience advising companies in the utility industry on strategy, corporate finance, and transactions as an equity investor and investment banker. Further, Ms. Fitch previously served as a non-executive director on the board of EDP, SA, a global integrated utility company. Ms. Fitch’s utility industry experience provides important insights to the Board as it oversees the Company’s continued execution of our ten-year capital plan.

•
Energy Transition—As a non-executive director on the board of EDP Renováveis, SA, a global renewable energy company that develops, constructs, and operates wind and solar power generation facilities, Ms. Fitch provides important insights to the Board with respect to overseeing the risks and opportunities associated with transitioning to sources of energy with lower emissions profiles. The Board believes this experience is beneficial to the Company as the Board oversees the Company’s generation transition.

Experience
•
Former Partner, Strategic Advisory (2016 – 2023) of PJT Partners, a global advisory-focused investment bank

•
Managing Director, Co-Head Global Industrials Group (2012 – 2016) of Morgan Stanley & Co, a global investment bank and financial services company

•
Senior Analyst and Partner, International Growth (2006 – 2011) of Artisan Partners LP, an asset management company

•
Managing Director and Director of International Research (2002 – 2006) of TIAA-CREF, an asset management company

•
Associate Analyst, Equity Research (1999 – 2002) of Schroder & Co./UBS, global financial services companies

•
VP, Middle East and Africa Division (1994 – 1999) of The Bank of New York, a global financial services company

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
EDP Renováveis, SA (2024 – Present)

•
Man Group plc (2023 – Present)

•
EDP, SA (2018 – 2024)

•
Enquest plc (2018 – 2021)

Other
•
Trustee—The American University in Cairo (2019 – present)

•
Member—Tate Board of Trustees Audit Subcommittee (UK) (2015 – present)

Education and Credentials
•
M.A., Georgetown University

•
B.A., American University

12	CenterPoint Energy, Inc. 2026 Proxy Statement

Christopher H. Franklin Chairman, Chief Executive Officer, and President of Essential Utilities
Age: 60 Lead Independent Director of the Board Independent Director Since 2022 Committees: • Corporate Governance and Nominating • Safety and Operations (Chair)
Key Qualifications and Skills Leading to Board Nomination
•
Utility Industry Experience—As the Chairman, Chief Executive Officer, and President of a public utility company, Mr. Franklin has key experience and understanding regarding the management of a public utility that provides the Board with valuable insight as the Board oversees the Company’s short- and long-term plans and the Company’s regulatory and legislative priorities for the benefit of the Company’s stakeholders.

•
Customer Experience—As the Chairman, Chief Executive Officer, and President of a public utility company, Mr. Franklin provides valuable insight regarding the relationship between a public company and its customers, including as customers continue to seek additional technological resources to improve the customer experience. This insight is critical to the Board and the Company as we continuously seek to improve our service for the benefit of our customers and communities.

•
Operations and Safety Experience—As the Chairman, Chief Executive Officer, and President of a public utility, Mr. Franklin has extensive experience regarding the operations of a utility and managing the such operations in a safe manner for the communities it operates in and its employees. This experience is critical to the Board as it oversees the Company’s operations, including the safe operation of our facilities for the benefit of our employees, customers, and communities.

Experience
•
Chairman, Chief Executive Officer, and President (2015 – Present) of Essential Utilities, Inc., a public company providing regulated utilities, including water, wastewater and natural gas, to customers in 10 states; has served in various roles of increasing responsibility at Essential Utilities, Inc. (f.k.a. AquaAmerica, Inc.) since 1992

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
Chairman, Essential Utilities, Inc. (2015 – Present)

•
ITC Holdings (2011 – 2016)

Other
•
University of Pennsylvania Board of Trustees (2015 – Present)

•
Franklin Institute of Philadelphia (2017 – Present)

•
Independence Blue Cross (2024 – Present)

Education and Credentials
•
B.S., West Chester University

•
M.B.A., Villanova University

CenterPoint Energy, Inc. 2026 Proxy Statement	13

Michael A. “Casey” Herman Former Senior Partner and U.S. Utility & Power Sector Leader of PricewaterhouseCoopers
Age: 61 Independent Director Nominee
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—Mr. Herman has nearly three decades of experience serving as a lead partner for the external audits of multiple Fortune 500 companies in the energy, utility, and power sectors. He is also a licensed CPA. The Board believes that this extensive experience will be important for its oversight of the Company’s financial statements and filings with the SEC.

•
Utility Industry Experience—Mr. Heman has nearly three decades of experience leading complex audits and providing consulting services for companies in the utility industry, including through his leadership of the U.S. Utility & Power Sector practice at PricewaterhouseCoopers (PwC). Additionally, Mr. Herman has served as a C-suite advisor and member of several utility industry-related boards, including as Chair of the Electric Power Research Institute’s Advisory Council. The Board believes that Mr. Herman’s utility industry experience will provide important insights to the Board as it oversees the Company’s enterprise risk management and long-term strategy, including the execution of our ten-year capital plan.

•
Strategic Planning—As a former U.S. Utility & Power Sector Leader at PwC, Mr. Herman has extensive experience in strategic planning for companies in the utility industry, including advising utility clients with respect to complex corporate transactions and business acquisition and disposition issues. The Board believes that this experience will be advantageous as it oversees the Company’s short- and long-term strategic plans.

Experience
•
Held various positions (1986 – 2025) of increasing responsibility, including the positions of U.S. Utility & Power Sector Leader (2014 – 2021) and U.S. Sustainability Services Leader (2021 – 2023), at PwC, an international professional services firm

Other Boards (For Profit and Non-Profit Entities)
•
Dragos, Inc. (2025 – Present)

•
Tulane University A.B. Freeman School of Business Dean’s Business School Council (2023 – Present)

•
Board Member (2014 – Present) and Treasurer (2016 – Present)—Berkshire School

•
Chair (2023 – 2025) and Member (2018 – 2025)—Electric Power Research Institute Advisory Committee

•
Edison Electric Institute Wall Street Advisory Group (2014 – 2025)

•
Feeding America (2007 – 2014)

Education and Credentials
•
BSM, A.B. Freeman School of Business at Tulane University

•
Licensed CPA—Illinois and Louisiana

14	CenterPoint Energy, Inc. 2026 Proxy Statement

Raquelle W. Lewis Southeast Texas Director of Communications & Public Information Offices for the Texas Department of Transportation
Age: 55 Independent Director Since 2021 Committees: • Audit • Human Capital and Compensation
Key Qualifications and Skills Leading to Board Nomination
•
Government, Legal, and Regulatory—Ms. Lewis provides valuable government relations experience, including navigating federal, state, and local regulations covering transportation projects. Ms. Lewis is able to use this experience to help the Board as it oversees the relationship of the Company with government entities and as the Company navigates various federal, state, and local regulations to complete infrastructures projects to better serve our stakeholders.

•
Customer Experience—As a Public Information Office leader at the Texas Department of Transportation (TxDOT), Ms. Lewis has extensive experience receiving and facilitating communications with community leaders, businesses, and individuals, which provides valuable insight to the Board as it oversees the Company’s outreach strategy for serving our communities and stakeholders to provide critical services.

•
Community Involvement—As a member of multiple non-profit boards and organizations in the Greater Houston area, Ms. Lewis maintains strong ties and engagement with the communities that we serve, which provides valuable insights regarding how the Company’s policies, and short- and long-term plans, impact our communities.

Experience
•
Held various positions (2008 – Present) of increasing responsibility, including the position of Southeast Texas Director of Communications & Public Information Offices (2017 – Present) of TxDOT, a state government organization that plans, constructs, operates, and maintains Texas’ integrated transportation system including highways and multimodal programs

•
Served as Special Advisor to TxDOT Executive Director and the Executive Administration (2015)

•
Held various positions (1998 – 2008) of increasing responsibility, including the position of Supervising Planner/Program Manager at Parsons Brinkerhoff, Inc., a multinational engineering and design firm that specializes in strategic consulting, planning, engineering, construction management, energy, infrastructure, and community planning

Other Boards (For Profit and Non-Profit Entities)
•
COMTO Houston (2024 – Present)

•
Success House A Road to Recovery, Inc. (2023 – Present)

•
South Main Alliance Advisory Council (2022 – Present)

Other Professional Experience and Community Involvement
•
National Association for the Advancement of Colored People (NAACP)—Houston Branch

•
WTS International

•
Leadership Women, Inc.

Education and Credentials
•
B.A., University of Texas at Austin

•
National Association of Corporate Directors (NACD)—Master Class on Cyber Risk Oversight

•
Certificate: Stanford Directors’ College—Stanford Law School

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

CenterPoint Energy, Inc. 2026 Proxy Statement	15

Thaddeus J. Malik Principal at S2T Solutions and Attorney
Age: 59 Independent Director Since 2023 Committees: • Audit • Corporate Governance and Nominating • Safety and Operations
Key Qualifications and Skills Leading to Board Nomination
•
Public Company Governance Experience—Having previously served as General Counsel of a public company and through his practice advising public company clients, Mr. Malik is able to provide critical insight regarding good governance practices to strengthen the operation of the Board for the benefit of the Company’s stakeholders.

•
Cybersecurity and Physical Security—As part of his private legal practice, as well as through his prior service as the chair of the board committee responsible for overseeing cybersecurity matters for a health insurer serving more than 22 million customers and with a workforce of close to 30,000, Mr. Malik brings valuable experience to the Board’s oversight of cybersecurity matters and their evolving risks.

•
Strategic Planning—As the former chair of the Mergers and Acquisitions Practice Group and a member of the Policy Committee for a global law firm, as well as the former chair of the Strategy and Risk Committee for the largest customer-owned health insurer in the U.S. with more than $55 billion in revenue, Mr. Malik has extensive experience overseeing strategic planning and transactions, which experience he brings to the Board as the Company continues to develop and execute our strategic plans, including overseeing complex strategic transactions as the Company continues to focus on our regulated electric and natural gas, multi-state utility footprint.

Experience
•
Principal (2022 – Present) at S2T Solutions, LLC, a transactional advisory services company

•
Partner (2010 – 2022) at Paul Hastings, LLP, a global law firm

•
Partner (2002 – 2010) at Jenner & Block, LLP, an international law firm

•
Vice President and General Counsel (2000 – 2002) at Lante Corporation, a former publicly traded technology consulting company

Other Boards (For Profit and Non-Profit Entities)
•
Health Care Service Corporation (2019 – 2025)

•
President (2022 – 2024) and Board member (2009 – Present) of The First Tee of Greater Chicago

•
Illinois PGA Foundation (2005 – Present)

•
President (2024 – Present) and Board member (2014 – 2020; 2023 – Present) of The TimeLine Theater Company

•
Western Golf Association (2025 – Present)

Education and Credentials
•
B.A., With Distinction, Northwestern University

•
J.D., Cum Laude, Harvard Law School

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

•
Certificate: Corporate Director, Harvard Business School

•
National Association of Corporate Directors (NACD) Directorship Certified®

16	CenterPoint Energy, Inc. 2026 Proxy Statement

Manuel B. Miranda Former Executive Vice President, Power Delivery of Florida Power & Light Company
Age: 65 Independent Director Since Apr. 2025 Committees: • Audit • Safety and Operations
Key Qualifications and Skills Leading to Board Nomination
•
Operations and Safety Experience—As the former Executive Vice President, Power and Delivery at Florida Power & Light Company, Mr. Miranda was responsible for the operations of the business’ transmission, substation, and distribution facilities, including with respect to reliability, customer service, and safety. This experience is critical to the Board as it oversees the Company’s operations and plans to significantly strengthen resiliency, reliability, and safety pursuant to our ten-year capital plan.

•
Utility Industry Experience—Mr. Miranda’s more than 40 years of experience in the utility industry, including his role in changing the industry’s approach to hurricane resiliency, introducing the concept of grid hardening, and leading restoration efforts for nearly 50 tropical storms and hurricanes, provides the Board with important insight as the it oversees the Company’s short- and long-term plans, including with respect to the continued execution of the projects included in our ten-year capital plan.

•
Human Capital Management—Through his service as the former Executive Vice President, Power and Delivery at Florida Power & Light Company, Mr. Miranda led a workforce of over 6,000 employees and contractors and maintained a strong focus on employee engagement and safety, as well as creating a positive work culture. The Board believes that this experience is valuable in helping it oversee the Company’s workforce development and strategies.

Experience
•
Held various positions (1982 – 2024) of increasing responsibility, including the positions of Executive Vice President, Power Delivery (2013 – 2024), President, Florida City Gas (2022 – 2023), Vice President of Transmission & Substation (2010 – 2013), and Vice President of Distribution System Performance (2006 – 2010), of Florida Power & Light Co., the largest power utility in Florida and a subsidiary of NextEra Energy, Inc., the largest electric utility company in the United States

Other Boards (For Profit and Non-Profit Entities)
•
Ubicquia, Inc. (2024 – Present)

•
University of Miami College of Engineering Advisory Board (2012 – Present)

•
Florida Electric Power Coordinating Group (2021 – 2023)

•
Florida Reliability Coordinating Council (2019 – 2023)

•
Southeastern Electric Exchange (2016 – 2023)

•
Association of Edison Illuminating Companies (2022 – 2023)

•
Southeastern Electric Reliability Council (2019 – 2022)

Education and Credentials
•
M.B.A., Nova Southeastern University

•
B.S., University of Miami

CenterPoint Energy, Inc. 2026 Proxy Statement	17

Theodore F. Pound Private Investor and Attorney
Age: 71 Independent Director Since 2015 Committees: • Human Capital and Compensation (Chair) • Corporate Governance and Nominating
Key Qualifications and Skills Leading to Board Nomination
•
Public Company Governance Experience—As a former General Counsel at a public company and given his tenure on the Company’s Board, Mr. Pound provides valuable insights on good governance practices of public company boards as well as guidance regarding Company-specific practices to the newer members of the Company’s Board that support the efficiency of the operation of the Board to better serve our stakeholders.

•
Human Capital Management—Mr. Pound provides valuable insights as a result of his experience as a General Counsel reviewing various executive compensation designs and programs.

•
Finance and Accounting—As a former General Counsel of a public company, Mr. Pound has extensive experience with preparing and reviewing filings with the SEC, including financial results. Mr. Pound provides valuable insights with reviewing the Company’s public filings, including its financial results.

Experience
•
Private Investor and Attorney (2016 – Present)

•
Vice President, General Counsel and Corporate Secretary (2013 – 2016) at Select Energy Services, LLC, a private company providing water solutions and well-site services to energy producers

•
Vice President, General Counsel and Secretary (2004 – 2011) at Allis-Chalmers Energy, Inc., a publicly traded oilfield services company

Education and Credentials
•
B.A., The University of Texas at Austin

•
J.D., University of Houston

18	CenterPoint Energy, Inc. 2026 Proxy Statement

Dean L. Seavers Former President of National Grid U.S. and Executive Director of National Grid plc
Age: 65 Independent Director Since 2024 Committees: • Corporate Governance and Nominating • Human Capital and Compensation • Safety and Operations
Key Qualifications and Skills Leading to Board Nomination
•
Utility Industry Experience—Mr. Seavers’s extensive utility industry experience provides critical insights to the Board as it oversees and develops the Company’s short- and long-term strategies to effectively serve the Company’s customers and other stakeholders.

•
Operations and Safety Experience—Mr. Seavers previously served as President of National Grid U.S., where he oversaw the day-to-day operations of the business, including its safety and customer satisfaction programs. This experience is important to the Board as it oversees the Company’s operations, including the safe and reliable operation of our facilities for the benefit of the communities we serve and our employees.

•
Public Company Governance—As a current and former member of the boards of directors of various other public companies, Mr. Seavers provides valuable insights regarding good governance and efficient board management practices, which are critical to the functioning of our Board for the benefit of our stakeholders.

Experience
•
President (2014 – 2019) of National Grid U.S., a U.S. supplier of consumer energy, as well as Executive Director (2014 – 2019) of National Grid plc, a publicly traded multinational electricity and gas utility company

•
Chief Executive Officer and President (2012 – 2014) of Red Hawk Fire & Security, a provider of life safety and security solutions

•
President of Global Services (2010 – 2011) of the Fire & Security business of United Technologies Corporation, an aerospace and defense company

•
President and Chief Executive Officer (2007 – 2010) of GE Security, a former business unit of General Electric Co. that provided security and life safety solutions

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
Ametek Inc. (2022 – Present)

•
Vine Hill Capital Investment Corp. (2024 – Present)

•
Albemarle Corp. (2019 – 2025)

•
James Hardie Industries Plc (2021 – 2022)

•
PG&E Corp. (2020 – 2022)

•
National Grid plc (2015 – 2020)

Other
•
Asplundh Board of Directors (2022 – Present)

•
Sciens Building Solutions Board of Directors (2021 – Present)

Education and Credentials
•
B.A., Kent State University

•
M.B.A., Stanford University

CenterPoint Energy, Inc. 2026 Proxy Statement	19

Jason P. Wells Chair of the Board, President, and Chief Executive Officer of CenterPoint Energy, Inc.
Age: 48 Non-Independent Director Since 2024 Committees: • None
Key Qualifications and Skills Leading to Board Nomination
•
Current CEO of a Public Company—As the President and Chief Executive Officer of the Company, Mr. Wells provides valuable insight and communications to the Board regarding the management team’s execution of the Company short- and long-term plans and the operations of the Company.

•
Utility Industry Experience—Mr. Wells has over 10 years of experience as a senior officer of public utility companies, which provides the Board with valuable insight regarding the current state of the industry and expectations going forward, which is critical for the Board when developing and overseeing the Company’s short- and long-term strategic plans.

•
Operations and Safety Experience—Mr. Wells previously served as President and Chief Operating Officer of the Company, where he oversaw the day-to-day operations of the business, including our safety program. This experience supports the Board as it oversees the Company’s short- and long-term business strategies and safety program.

Experience
•
Chair of the Board (2025 – Present), President, and Chief Executive Officer (2024 – Present) of CenterPoint Energy, Inc.

•
President and Chief Operating Officer (2023 – 2024) of CenterPoint Energy, Inc.

•
President, Chief Operating Officer, and Chief Financial Officer (2023) of CenterPoint Energy, Inc.

•
Executive Vice President and Chief Financial Officer (2020 – 2022) of CenterPoint Energy, Inc.

•
Executive Vice President and Chief Financial Officer (2019 – 2020) of PG&E Corporation, a publicly traded electric utility holding company serving approximately 16 million customers through its subsidiary Pacific Gas and Electric Company. PG&E Corporation filed Chapter 11 bankruptcy on January 29, 2019 and successfully emerged from bankruptcy on July 1, 2020

•
Senior Vice President and Chief Financial Officer (2016 – 2019) at PG&E Corporation

•
Vice President, Business Finance (2013 – 2016) at Pacific Gas and Electric Company

Other Boards (For Profit and Non-Profit Entities)
•
Kinder Rice Institute for Urban Development Advisory Board (2021 – Present)

•
M.D. Anderson Cancer Center, Board of Visitors (2022 – Present)

•
Central Houston, Inc. (2022 – Present)

•
Executive Committee and Board, Greater Houston Partnership (2023 – Present)

•
Executive Committee and Board, Performing Arts Houston (2024 – Present)

•
United Way of Greater Houston, Board of Trustees (2025 – Present)

•
Bauer College Board of the C.T. Bauer College of Business at the University of Houston (2022 – 2024)

Education and Credentials
•
B.A., University of Florida

•
M.A., University of Florida

•
Licensed CPA (inactive)

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.
20	CenterPoint Energy, Inc. 2026 Proxy Statement

Director Nomination Process
In assessing the qualifications of a candidate for nomination as a director, in addition to qualifications set forth in our Fifth Amended and Restated Bylaws, adopted effective September 25, 2025 (the Bylaws), the Corporate Governance and Nominating Committee and the Board consider the following:

•
The nominee’s personal and professional integrity, sound judgment, experience, and skills;

•
The nominee’s ability and willingness to devote the time and effort necessary to be an effective board member;

•
The nominee’s commitment to act in the best interests of CenterPoint Energy and its shareholders;

•
The requirements under the listing standards of the New York Stock Exchange (NYSE) for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations; and

•
The Board’s desire that its directors possess a broad range of business experience, perspective, professional skills, geographic representation, and other qualities it considers important in light of our business plan.

At least annually, the Corporate Governance and Nominating Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that (i) can effectively work together using its range of experience, skills, perspectives, and backgrounds to see that the Company is well-managed with a focus on achieving the Company’s near- and long-term business strategy and (ii) represents the interests of the Company and its shareholders.
In seeking new director candidates, the Corporate Governance and Nominating Committee and the Board consider the skills, expertise, and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Corporate Governance and Nominating Committee and the Board also consider the diversity of the Board in terms of the perspectives, business experience, professional skills, geographic representation, and other qualities the Board considers important in light of the Company’s business plan. The Board believes that such a diverse membership enhances the Board’s deliberations and promotes inclusiveness. The Corporate Governance and Nominating Committee is committed to continuing to seek out Board candidates who possess skills, experience, and qualities that will help advance the near- and long-term strategic goals of the Company.
Director Nominations
Suggestions for potential nominees for Board membership can come to the Corporate Governance and Nominating Committee from a number of sources, including incumbent directors, officers, executive search firms, and others. If an executive search firm is engaged for this purpose, the Corporate Governance and Nominating Committee has sole authority with respect to the engagement and to approve all fees and terms of such engagement. The Corporate Governance and Nominating Committee will consider recommendations of potential director candidates from shareholders based on the same criteria used for candidates identified by the Corporate Governance and Nominating Committee. The extent to which the Corporate Governance and Nominating Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Corporate Governance and Nominating Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Corporate Governance and Nominating Committee’s discretion. The Corporate Governance and Nominating Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members, the benefit that results from increasing insight and experience developed over a period of time, and the skills needed to achieve the Company’s near- and long-term business strategy.
In connection with the Board’s ongoing refreshment process, Mr. Herman was initially identified as a potential candidate by Mr. Wells and was vetted and included in the candidate pool provided by a third-party executive search firm retained by the Corporate Governance and Nominating Committee for the purpose of identifying potential director candidates. In 2026, the Corporate Governance and Nominating Committee evaluated Mr. Herman, among other candidates, and recommended that he be nominated to the Board. The Board approved the nomination of Mr. Herman.
Bylaw Requirements for Director Nominations
Our Bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices no earlier than the close of business on October 18, 2026, and not later than the close of business on January 16, 2027, for the 2027 annual meeting. However, if the 2027 annual meeting is
CenterPoint Energy, Inc. 2026 Proxy Statement	21

held before March 17, 2027 or after June 15, 2027, such written notice must be received by our Corporate Secretary at our principal executive office no earlier than the close of business on the 180th day prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the Company first makes public announcement of the date of such meeting. Any such notice must also comply with the timing, disclosure, procedural, and other requirements as set forth in our Bylaws. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rules under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the Exchange Act), under the advance notice requirements of our Bylaws must also comply with the additional content requirements of Rule 14a-19. You may obtain a copy of our Bylaws describing the requirements for the nomination of director candidates by shareholders on our website at https://investors.centerpointenergy.com/governance.
Proxy Access Requirements for Director Nominations
Our Bylaws also allow eligible shareholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Bylaws, which permit a nominating group of up to 20 shareholders owning three percent or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of our Board or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in our Bylaws. An eligible shareholder wishing to nominate a candidate for election to the Board at the 2027 annual meeting of our shareholders in accordance with the “proxy access” provisions in our Bylaws must deliver such notice to, and such notice must be received by, our Corporate Secretary at our principal executive office no earlier than November 17, 2026 and not later than December 17, 2026. However, if the 2027 annual meeting is held before March 17, 2027 or after June 15, 2027, such written notice must be received by our Corporate Secretary not earlier than 150 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 120th day prior to such annual meeting or (ii) the tenth day following the day on which we first make public announcement of the date of such meeting. Any such notice and accompanying nomination materials must meet the requirements set forth in our Bylaws, which are publicly available at https://investors.centerpointenergy.com/governance.
Annual Board Assessment and Director Evaluation
The Corporate Governance and Nominating Committee annually recommends, and the Board annually performs, an assessment of the Board’s performance and effectiveness, as well as assessments of the Board’s four standing committees and each individual director. The purpose of the assessment is to track progress from year to year and to identify ways to enhance the effectiveness of the Board, its committees, and each individual director. Further, the Board, as part of its assessment, evaluates management’s preparation for Board and committee meetings and the content presented at such meetings. As part of the assessment in most years, each director completes a written questionnaire developed by the Corporate Governance and Nominating Committee to provide feedback on the effectiveness of the Board and its committees, and each director completes an individual evaluation for each of the other directors. The collective ratings and comments of the directors are then compiled and presented to the Corporate Governance and Nominating Committee and the full Board for discussion. Each individual director is also provided with detailed individual feedback. Periodically, the Corporate Governance and Nominating Committee recommends, and the Board retains, a third-party facilitator to assist with the assessment of the Board, its standing committees, and individual directors. The Board, its committees, and the directors are committed to continuous improvement, and insights from this evaluation are incorporated into their ongoing work for the Company.
22	CenterPoint Energy, Inc. 2026 Proxy Statement

Director Independence
Under the NYSE listing standards and our Corporate Governance Guidelines, a majority of our directors must meet the NYSE criteria for independence. The NYSE listing standards relating to general independence require an affirmative determination by the Board that the director has no material relationship with the listed company and contain a listing of several specific relationships that preclude independence. The Board determined that Messrs. Cummings*, Franklin, Herman, Malik, Miranda, Pound, Raven*, Seavers, and Smith** and Mses. Cloonan, Duganier, Fitch, and Lewis are independent within the meaning of the NYSE listing standards for general independence.
The Board has also adopted categorical standards to assist in making determinations of independence. The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:
•
the rules of the SEC requiring proxy statement disclosure of certain relationships and transactions or

•
the NYSE listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires certain disclosure nor precludes a determination of independence pursuant to such rules/standards.
The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.
In making its independence determinations, the Board reviewed and discussed additional information provided by the directors, director nominees, and the Company with regard to each director’s and director nominee’s business and personal activities as they related to the Company and Company management, including Mr. Herman’s provision of consulting services as an independent contractor to a venture capital firm through which the Company has invested in several funds and Mr. Miranda’s provision of consulting services as an independent contractor to a company that provides utility services to the Company. The Board considered the transactions in the context of the NYSE’s objective listing standards and the categorical standards noted above.
The Board has a standing Audit Committee, Corporate Governance and Nominating Committee, Human Capital and Compensation Committee, and Safety and Operations Committee. The Board has determined that all of the members of each committee are independent within the meaning of the NYSE listing standards and categorical standards noted above. The Board has additionally determined that each member of the Audit Committee and each member of the Human Capital and Compensation Committee also satisfies the heightened independence standards established by applicable SEC rules and NYSE listing standards regarding independence of audit committee members and compensation committee members.
Insider Trading Policy
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees, as well as by the Company itself. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our annual report on Form 10-K for the year ended December 31, 2025.
Code of Ethics and Ethics and Compliance Code
We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller, and other senior financial officers. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”
We also have an Ethics and Compliance Code applicable to all directors, officers, and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under NYSE listing standards. Any waivers of this code for executive officers or directors may be made only by the Board or a committee of the Board and must be promptly disclosed to shareholders. In 2025, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted to executive officers or directors.
*
Messrs. Cummings and Raven served on the Board until the 2025 annual meeting of shareholders (2025 Annual Meeting).

**
Mr. Smith will not stand for re-election as a director on the Board, and his current term will expire at the Annual Meeting.

CenterPoint Energy, Inc. 2026 Proxy Statement	23

Bylaws Amendment and Restatement
In September 2025, as part of the Board and Corporate Governance and Nominating Committee’s periodic corporate governance review process that seeks to ensure that the Company’s governance practices continue to serve the best interests of the Company and its shareholders, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, approved the amendment and restatement of the Bylaws to make updates permitted by recent legislative changes to the Texas Business Organizations Code (TBOC) and certain other updates.
Texas Legislative Updates
In May 2025, the Texas legislature approved various changes to the TBOC. The Board carefully considered and approved amendments to the Bylaws consistent with these statutory changes to (1) provide for a jury trial waiver for internal entity claims (as defined by the TBOC), (2) revise the exclusive forum bylaw to provide that, if the United States District Court for the Southern District of Texas lacks jurisdiction, the Eleventh Business Court Division of the Texas Business Court located in Harris County, Texas (rather than the state district court of Harris County, Texas), will be the sole and exclusive forum for certain internal entity claims (as defined by the TBOC), unless the Company consents to a different forum, and (3) add a new section to require any shareholder (as defined by the TBOC) or group of such shareholders to meet an ownership threshold of at least three percent of the Company’s outstanding shares of common stock in order to institute or maintain a derivative proceeding.
In approving the amendments to the Bylaws, the Board carefully considered, among other things, that adopting these amendments would offer substantive benefits to the Company, including reducing risk and uncertainty regarding litigation outcomes, and that similar amendments have already been adopted by several other large Texas corporations. In particular, a meaningful portion of derivative litigation at public companies is brought by shareholders with only nominal ownership interests. Moreover, these suits are frequently lawyer-driven and only brought by a shareholder in a technical sense. The expense of defending against or settling these suits is ultimately borne by the shareholders. Accordingly, as litigation volume has continued to increase, the Board carefully considered that the derivative proceeding ownership threshold bylaw would help avoid derivative litigation that is not in the Company’s best interests, including by discouraging frivolous lawsuits by serial plaintiffs with only nominal ownership interest in the Company, and could generate potentially significant cost savings. Nevertheless, the Board is committed to maintaining accountability to shareholders by permitting derivative lawsuits that gather support from a meaningful portion of the Company’s shareholder base (including through a group of smaller shareholders aggregating their holdings) and by continuing to engage actively with our shareholders. The Board determined, including in light of the foregoing reasons, that the aforementioned amendments to the Bylaws would be in the best interests of the Company and its shareholders.
Director Retirement Age Update
Pursuant to its periodic corporate governance review process, the Corporate Governance and Nominating Committee and the Board carefully considered and the Board approved amendments to the Bylaws to reflect that no person shall be eligible for election or re-election to the Board after having attained 75 years of age, subject to the Board’s ability to grant a waiver upon the Board’s determination that the director has special skill, experience, or distinction having value to the Company that is not readily available or transferable. The Bylaws previously provided that no person shall serve as a director subsequent to the annual meeting of shareholders occurring during the year of such person’s 73rd birthday unless the Board waived the mandatory retirement age pursuant to the Bylaws. In approving this amendment, the Board carefully considered, among other things, that enhancing the Board’s flexibility regarding its composition would allow for greater continuity and stability of the Board and is therefore in the best interests of the Company and its shareholders. The Board additionally took into account the ability of longer-tenured directors to support transition and knowledge transfer given the Board’s ongoing refreshment (pursuant to which the average director tenure of the Board was approximately four years at the time of such consideration). Further, the Board considered that increasing the director retirement age would enhance the Company’s alignment with the market practice for other S&P 500 companies, for which the most common mandatory retirement age is 75, as reported in the Spencer Stuart 2025 Board Index.
Conflicts of Interest and Related-Party Transactions
The Corporate Governance and Nominating Committee is responsible for conducting a review of and taking appropriate action with respect to related-party transactions and conflicts of interest involving our executive officers, directors, or other “related persons” as defined by applicable disclosure rules of the SEC.
Our Ethics and Compliance Code provides that all employees must avoid even the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller, and other senior financial officers) to avoid taking actions that would create actual or apparent conflicts of interest. Employees are advised to seek guidance or prior written approval from the Company to help avoid certain conflicts of interest, and to contact the Ethics and Compliance Department for assistance in resolving potential or actual conflict of interests.
24	CenterPoint Energy, Inc. 2026 Proxy Statement

We have a written policy regarding related-party transactions. Pursuant to our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee Charter, and our Related-Party Transaction Approval Policy, the Board has delegated to the Corporate Governance and Nominating Committee the responsibility for reviewing and taking appropriate action with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons as defined by the applicable disclosure rules of the SEC. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters and (ii) the Chair of the Corporate Governance and Nominating Committee shall promptly advise the other members of the Corporate Governance and Nominating Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.
The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Corporate Governance and Nominating Committee for review, as appropriate. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions in which the director or executive officer or other related person was, or is proposed to be, a participant. In accordance with our Related-Party Transaction Approval Policy, the standard applied in approving the transaction is whether the transaction is in the best interests of the Company and its shareholders.
There were no related-party transactions since January 1, 2025 that were required to be reported pursuant to the applicable disclosure rules of the SEC.
Majority Voting in Director Elections
Our Bylaws include a majority voting standard in uncontested director elections under which directors are elected by a majority of the votes cast by the shareholders entitled to vote in the election of directors at a shareholder meeting at which a quorum is present. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. This standard applies to the election of directors at this meeting. In contested elections, our Bylaws include a plurality voting standard under which directors are elected by a plurality of votes cast by the shareholders entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.
Our Corporate Governance Guidelines include director nominee resignation procedures. In brief, these procedures provide that:

•
As a condition to being nominated to continue to serve as a director, each incumbent director nominee must submit an irrevocable resignation to the Board that would become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next annual meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

• As a condition to being nominated, each director nominee who is not an incumbent director must agree to submit an irrevocable resignation upon election or appointment as a director;

•
Upon the failure of any director nominee who is an incumbent director to receive the required vote, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation;

•
The Board must take action with respect to the resignation and publicly disclose its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•
The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our Bylaws and our Corporate Governance Guidelines can be found on our website at https://investors.centerpointenergy.com/governance.
CenterPoint Energy, Inc. 2026 Proxy Statement	25

Board Leadership
Current Board Leadership Structure
The Board believes that it is in the best interests of the Company and our shareholders for the Board to have the flexibility to make the determination from time to time as to whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. In October 2025, upon the recommendation of the Corporate Governance and Nominating Committee, the Board unanimously approved changes to its leadership structure that the Board believes to be in the best interests of the Company and our shareholders at this time. The current Board leadership structure comprises a combined Chair of the Board and Chief Executive Officer, a Lead Independent Director chosen annually from among the independent directors, and independent Board committee chairs.
In determining to combine the roles of Chair of the Board and Chief Executive Officer and approve the creation of a Lead Independent Director role, the Board considered Mr. Wells’ particular skills and qualifications, including his deep knowledge of the Company’s business and experience in the utility industry, strong relationships with key Company stakeholders, focus on energy priorities important to the Company’s customer base and the communities the Company serves, and ability to lead the Board and management as the Company embarks on our long-term strategy, including executing the Company’s ten-year $65.5 billion capital plan.
In addition, the independent directors of the Board selected Mr. Franklin to serve as Lead Independent Director due to, among other things, his significant leadership experience in the utility industry (including, but not limited to, serving as Chairman, Chief Executive Officer, and President of a public utility company), his extensive public company and board experience, and his strong communication skills.
The Board believes that its current leadership structure is best suited for the Company and its shareholders at this time because it creates efficiencies, enhances the Board’s effectiveness in overseeing Company strategies and risks, and provides the Company and the Board with strong, coordinated leadership and the ability to communicate the Company’s strategy to stakeholders in a single voice while maintaining appropriate independent oversight over management. The Board believes that Mr. Wells’ involvement in the Company’s day-to-day operations affords him in-depth and first-hand knowledge of the key business issues that require Board attention, which enables him to help focus the Board’s time and attention on the Company’s most critical matters.
The Board believes its independence and oversight of management and Company risks are maintained effectively through its current leadership structure, including through the robust role of the Lead Independent Director, the strong role of the Board’s independent directors generally, the Board’s overall composition that currently includes ten independent directors, the 100% independent director composition of each Board committee, and the Company’s other sound corporate governance policies and practices. The benefits of the Board’s current leadership structure are particularly impactful considering the increasing complexities of the Company’s business.
The Board will continue to periodically evaluate the appropriateness of this leadership structure to help ensure that its leadership structure continues to be in the best interests of the Company and its shareholders.
Responsibilities of the Chair of the Board
The Company’s Corporate Governance Guidelines provide that the primary functions of the Chair of the Board are to provide leadership to the Board and a coordinating role for its activities. The Company’s Corporate Governance Guidelines additionally provide that if the role of Chair of the Board is held by the Chief Executive Officer, references to the Chief Executive Officer in the enumeration of the Chair of the Board’s responsibilities should be considered modified as appropriate.
The Chair of the Board’s role includes the following duties and responsibilities:
•
developing and communicating the agenda for and scheduling meetings of the Board;

•
establishing parameters for the quality, amount, and timeliness of the information flow to the Board (it being understood that management is responsible for the preparation of materials for the Board consistent with these parameters);

•
working to ensure that the Board is provided with adequate time for effective study and preparation prior to any discussion of business under consideration by the Board;

•
presiding at regular and special meetings of the Board and annual and special meetings of shareholders;

•
setting and monitoring the ethical tone of the Board, monitoring how the Board functions, and seeking to ensure that the directors work together effectively; and

•
being available for consultation and direct communication with shareholders and other key stakeholders, as appropriate.

26	CenterPoint Energy, Inc. 2026 Proxy Statement

Responsibilities of the Lead Independent Director
The Company’s Corporate Governance Guidelines provide that if the role of Chair of the Board is held by the Chief Executive Officer or another director who is not independent, the independent directors of the Board will select an independent director to serve as the Lead Independent Director for a one-year term. Mr. Franklin, who has been an independent director since 2022, was unanimously appointed by the independent directors as the Lead Independent Director in October 2025.
The Board’s robust Lead Independent Director role includes the following duties and responsibilities:
•
presiding at the executive sessions of the independent directors and having the authority to call meetings of the independent directors;

•
presiding at meetings of the Board in the absence of the Chair of the Board;

•
serving as a liaison between the independent directors and the Chair of the Board and the Chief Executive Officer, maintaining regular communications with other independent directors, focusing director communication on critical issues, and providing information on director concerns and issues, as appropriate, to the Chair of the Board and the Chief Executive Officer;

•
participating in the annual performance review process for the Chair of the Board and Chief Executive Officer and reviewing the comments of the Board with the Chair of the Board and Chief Executive Officer;

•
consulting with the Chair of the Board and the Chief Executive Officer on the agendas for and scheduling of meetings of the Board;

•
reviewing, and consulting with the Chair of the Board on, the quality, amount, and timeliness of the information provided to the Board;

•
being available for consultation and direct communication with shareholders and other key stakeholders, as appropriate; and

•
such other duties as may be assigned to the Lead Independent Director by the Board.

The Board’s Role in Risk Oversight
CenterPoint Energy is a public utility holding company that, through its subsidiaries, owns and operates electric transmission, distribution, and generation facilities and natural gas distribution systems. Risks are inherent in these businesses and investments, including, among other risks, regulatory and compliance risks, safety and operational risks, financial risks, environmental and climate risks, and security risks. The Board has responsibility for, and is actively involved in, the oversight of risks that could impact the Company. Our Corporate Governance Guidelines specify that the Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.
Management is responsible for developing and implementing the Company’s program of enterprise risk management. The Company’s enterprise risk management function further supports executive management’s, operational management’s, and functional management’s execution of the Company’s strategic business objectives by conducting ongoing risk assessments and assisting with risk mitigation planning.
Throughout the year, the Board reviews with management the Company’s risk management process, the major risks facing the Company, and steps taken to mitigate those risks. Board reviews include the following areas, among others:
Safety	Regulatory and legislative developments
Business strategy and economic development	Security, including physical security, cybersecurity, data privacy, and artificial intelligence
Operations, including system integrity and emergency preparedness and response	Human capital management
Litigation and other legal matters	Financial risk, including annual budgeting, financial integrity, and major capital plans
Supply chain	Environmental and climate matters
CenterPoint Energy, Inc. 2026 Proxy Statement	27

To help the Board carry out its responsibility for risk oversight, the Board’s standing committees focus on the following specific key areas of risk oversight:
Committee	Risk Oversight Responsibilities
Audit	The Company’s enterprise risk management program, major financial risk exposures, and significant risks relating to compliance, artificial intelligence, and cybersecurity matters; accounting and financial matters, including compliance with legal and regulatory requirements; and financial reporting and internal controls systems
Human Capital and Compensation	Compensation plans and programs, human capital management, and succession planning, including in the event of an emergency or retirement of the Chief Executive Officer
Corporate Governance and Nominating	Corporate governance, including Board structure, environmental matters, including those related to compliance with applicable regulations, climate change and significant environmental hazards, and sustainability, including the Company’s programs, practices, initiatives, and reporting relating to such matters
Safety and Operations	Safety matters, including risk management and any significant safety incidents or events, as well as our utility operations, including risk management, emergency preparedness and response, compliance with regulations and standards, and significant inquiries and major inspections by regulatory agencies and oversight groups regarding the Company’s operations
The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Human Capital and Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.
Cybersecurity Oversight
The Company has identified cybersecurity as a key enterprise risk, which the Company manages through our overall enterprise risk management system. Our Audit Committee, comprised of independent directors from our Board, oversees the Board’s responsibilities relating to cybersecurity, data privacy, and artificial intelligence programs, including cybersecurity and artificial intelligence risk management and cybersecurity disclosures required by applicable securities laws or regulations, as appropriate. As part of its risk oversight responsibilities, the Audit Committee receives quarterly reports from our Executive Vice President and General Counsel, Chief Security Officer (CSO) or other representatives from our cybersecurity or data privacy groups and periodic reports from our third-party consultants. These reports include updates on certain cybersecurity or data privacy matters, including, among other items, CenterPoint Energy’s progress in maturing its cybersecurity program, results of cybersecurity assessments and testing, the cybersecurity landscape and emerging threats, status of ongoing initiatives and strategies, incident reports and learnings from any cybersecurity events, compliance with regulatory requirements and industry standards, data privacy matters, and the cybersecurity budget. Additionally, in 2025, the Audit Committee received a cyber response program briefing from various representatives from our cybersecurity and data privacy groups and third-party consultants. For more information on the Company’s cybersecurity risk management strategy, processes, and governance, including the role of management personnel and the background of the Company’s CSO, please see “Item 1C. Cybersecurity” in Part I, Item 1C of our annual report on Form 10-K for the year ended December 31, 2025.
Executive Succession Planning and Leadership Development
The Human Capital and Compensation Committee, along with the full Board, oversees executive succession planning and talent development with continued focus on designing a succession planning program to support the execution of the Company’s long-term growth strategy.
In response to shareholder feedback and for the implementation of good governance practices, the Human Capital and Compensation Committee and the Board have been regularly and actively engaged in robust succession planning. As part of the succession planning strategy, the Board and the Human Capital and Compensation Committee regularly discuss with the Chief Executive Officer and the Chief Human Resources Officer the Company’s existing leadership and the Company’s process for identifying and developing potential internal candidates as successors to current leadership. During 2025, the Board discussed succession planning at the majority of its regularly scheduled Board meetings. The Human Capital and Compensation Committee and the Board particularly emphasize the importance of developing a deep leadership pipeline that also prioritizes the objective that leadership be representative of the communities in which the Company operates. Further, the Board interacts with potential future leaders of the Company through formal presentations at Board meetings and informal events. As part of its robust succession planning, the Board utilizes third-party advisors in addition to internal pipelines and resources.
The Human Capital and Compensation Committee and the Board’s succession planning has resulted in refreshment of the senior management team, including the appointment of Mr. Jesus Soto, Jr. to the position of Executive Vice President and Chief Operating Officer, effective August 11, 2025, as well as appointments to several Senior Vice President roles in 2025. This senior
28	CenterPoint Energy, Inc. 2026 Proxy Statement

management team refreshment enabled by the Human Capital and Compensation Committee and Board’s succession planning is designed to facilitate the Company’s long-term growth strategy, including the execution of our ten-year capital plan, providing resilient, reliable, and affordable service to our customers and communities, value-creation for stakeholders, operational efficiencies, and robust corporate governance.
Director Attendance
Last year, the Board met 8 times and the standing committees met a total of 24 times. Each incumbent director attended more than 75% of the meetings of the Board and each of the committees on which he or she served during 2025.
Directors are expected to attend annual meetings of shareholders. All then-current directors who were standing for reelection and director nominees attended the 2025 Annual Meeting, except for one director who was unable to attend due to a personal matter.
CenterPoint Energy, Inc. 2026 Proxy Statement	29

Board Organization and Committees
The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. The Corporate Governance and Nominating Committee annually reviews and makes recommendations to the Board regarding the membership of each standing committee, including committee chairs, and upon consideration of such recommendations, the Board elects the members of each standing committee. Mr. Wells does not currently serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement, as well as the number of meetings each committee held during 2025. Committee membership reflecting the addition of the new director nominee, Mr. Herman, if he is elected by our shareholders, will be published on our website soon after the Annual Meeting.
Director	Audit Committee	Corporate Governance and Nominating Committee	Human Capital and Compensation Committee	Safety and Operations Committee
Wendy Montoya Cloonan		Chair	✓
Barbara J. Duganier	Chair; Financial Expert			✓
Laurie L. Fitch*	✓		✓
Christopher H. Franklin		✓		Chair
Raquelle W. Lewis	✓		✓
Thaddeus J. Malik	✓	✓		✓
Manuel B. Miranda*	✓			✓
Theodore F. Pound		✓	Chair
Dean L. Seavers		✓	✓	✓
Number of Meetings Held in 2025	7	8	4	5

 *
Ms. Fitch and Mr. Miranda were elected to the Board on April 16, 2025.

30	CenterPoint Energy, Inc. 2026 Proxy Statement

Audit Committee
The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:
•
the integrity of our financial statements;

•
the qualifications, independence and performance of the independent registered public accounting firm;

•
the performance of our internal audit function;

•
compliance with legal and regulatory requirements;

•
our systems of disclosure controls and internal controls;

•
our enterprise risk management program, as well as discussing the Company’s risk assessment and risk management policies and reviewing the Company’s major financial risk exposures and significant risks relating to compliance and artificial intelligence;

•
reviewing legislative and regulatory developments affecting sustainability disclosures within the financial reporting framework; and

•
our cybersecurity program.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace the independent registered public accounting firm and to approve all audit engagement fees and terms. Please refer to “Report of the Audit Committee” for further details.
The Board has determined that Ms. Duganier, the Chair of our Audit Committee, qualifies as an audit committee financial expert pursuant to SEC rules.

CenterPoint Energy, Inc. 2026 Proxy Statement	31

Corporate Governance and Nominating Committee
The primary responsibilities of the Corporate Governance and Nominating Committee are to:
•
identify, evaluate, and recommend, for the approval of the entire Board, potential nominees for election to the Board;

•
recommend membership on standing committees of the Board;

•
address and take appropriate action with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” as defined under the applicable disclosure rules of the SEC;

•
review the independence of each Board member and director nominee and make recommendations to the Board regarding director independence;

•
develop qualification criteria for Board members and oversee annual evaluations of the Board, its standing committees, and each individual director;

•
review, in coordination with other committees of the Board as necessary or appropriate, any shareholder proposals submitted for inclusion in our proxy statement and make recommendations to the Board regarding the Company’s response;

•
review and recommend fee levels and other elements of compensation for non-employee directors;

•
evaluate whether to accept a conditional resignation of an incumbent director who does not receive the required vote for election to the Board in an uncontested election;

•
review the Company’s programs, practices, initiatives, reporting, and strategies relating to environmental and sustainability matters, including matters related to climate change and significant environmental hazards;

•
establish, periodically review, and recommend to the Board any changes to our Corporate Governance Guidelines; and

•
review the Company’s political contributions.

The Corporate Governance and Nominating Committee has sole authority to retain any consultant engaged to assist in the evaluation of outside director compensation, to retain any search firm engaged to assist in identifying director candidates, and to approve all fees and terms of such engagements.
For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Corporate Governance and Nominating Committee, see “Compensation of Directors.”

32	CenterPoint Energy, Inc. 2026 Proxy Statement

Human Capital and Compensation Committee
The primary responsibilities of the Human Capital and Compensation Committee are to:
•
oversee compensation for the Company’s senior executive officers, including salary and short-term and long-term incentive awards;

•
administer our incentive compensation and executive benefits plans for which the Human Capital and Compensation Committee is named as plan administrator;

•
oversee the Company’s recovery and recoupment (clawback) policies;

•
review and approve corporate goals and objectives relevant to compensation of our Chief Executive Officer and evaluate our Chief Executive Officer’s performance;

•
review executive succession planning and development, including planning in the event of an emergency or retirement of the Chief Executive Officer;

•
review and monitor the Company’s human capital management practices;

•
review and monitor the risks associated with the Company’s compensation plans and programs; and

•
select, retain, and oversee the work of a compensation consultant.

The Human Capital and Compensation Committee may form and delegate authority to subcommittees consisting of one or more of its members as it deems appropriate.
The Human Capital and Compensation Committee has sole authority to retain any compensation consultant to assist in the discharge of its duties and to approve all fees and terms of such engagement.
For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Human Capital and Compensation Committee and its report concerning the Compensation Discussion and Analysis, see “Compensation Discussion and Analysis” and “Report of the Human Capital and Compensation Committee,” respectively.

CenterPoint Energy, Inc. 2026 Proxy Statement	33

Safety and Operations Committee
The primary responsibilities of the Safety and Operations Committee are to:
•
review our overall safety performance, including risk management, strategy, processes, initiatives, metrics, key performance indicator (KPI) results regarding employee, contractor, and public safety, and any significant safety incidents or events;

•
review and monitor our emergency preparedness and response practices and performance;

•
oversee our utility operations, including strategies, risk management, performance, metrics, initiatives, and KPI results;

•
oversee our compliance with applicable laws, regulations, and standards related to the Company’s facilities and operations;

•
review significant inquiries from and results of major inspections and evaluations by regulatory agencies and oversight groups relating to our operations;

•
review the physical security of Company facilities, periodically visit and observe key operating facilities, and communicate with facility personnel;

•
review the Company’s customer service programs; and

•
review the Company’s generation plans and progress related thereto.

Executive Sessions of the Board
Our Corporate Governance Guidelines provide that the members of the Board who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the NYSE for general independence, our Corporate Governance Guidelines provide that the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session of independent directors is currently scheduled in conjunction with each regular meeting of the Board. Currently, the Lead Independent Director of the Board (Mr. Franklin) presides at these sessions.
Shareholder Engagement
The Company believes that good governance practices include maintaining a consistent and transparent dialogue throughout the year with our shareholders and that understanding the perspectives and interests of our shareholders helps contribute to the Company’s long-term success. Each year, we engage in shareholder outreach through various engagement channels and solicit feedback on a number of topics. The Board and its committees, as appropriate, receive periodic reports regarding the feedback received as part of the Company’s engagement efforts. Based on the feedback received, the Board and its committees, as appropriate, review the Company’s policies and programs. The below chart outlines our annual engagement program and highlights recent shareholder engagement efforts.
34	CenterPoint Energy, Inc. 2026 Proxy Statement

CenterPoint Energy Annual Engagement Program

Engagement Objectives
•
Use multiple engagement channels throughout the year:

•
Conduct direct meetings with shareholders

•
Engage with proxy governance teams of institutional investors

•
Attend analyst conferences and road shows

•
Host investor days from time to time

•
Attend industry specific conferences

Company Participants
•
Team of individuals who may meet with shareholders, including representatives from:

•
Senior Leadership (executive officers and future leaders of the Company)

•
Investor Relations

•
Corporate Governance

•
Human Resources/Compensation

•
Board of Directors (including its standing committees)

Topics Discussed
•
Discuss a range of topics with shareholders, including:

•
Executive compensation program and practices

•
Corporate governance matters, including succession planning and Board refreshment

•
Environmental matters, including our energy transition disclosures and goals

Recent Shareholder Engagements

Engagement Objectives
•
As part of our annual meeting engagement process, we contacted shareholders representing over 70% of our outstanding shares of common stock and engaged with shareholders representing approximately 45% of our outstanding shares for calendar year 2025

Company Participants • Shareholders met with key members of our executive leadership representing Human Resources, Investor Relations, Sustainability, and Corporate Governance
Topics Discussed
•
We discussed a range of topics with shareholders, including:

•
Long-term strategic planning and risk evaluation;

•
Executive compensation program;

•
Board and executive succession planning; and

•
Generation transition planning and energy transition goals

Feedback Received

•
Shareholders were generally supportive of the Company’s executive compensation structure, which was further reinforced by approximately 96.1% of shareholders voting for the resolution to approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2024 at the 2025 Annual Meeting

•
Shareholders were generally supportive of the Board’s refreshment efforts

•
Shareholders were pleased with the Company’s disclosure of the range of skills and experience of the directors on our Board

Communications with Directors
Interested parties may communicate directly with the non-management directors on our Board by making a submission in writing in an envelope marked “Confidential” addressed to “Board of Directors (independent members)” in care of our Corporate Secretary at 1111 Louisiana Street, Houston, TX 77002 or for deliveries by U.S. Postal Service, P.O. Box 4567, Houston, TX 77210-4567. Shareholders may also communicate with the entire Board or any individual director by submitting a written communication addressed to the “Board of Directors” or such individual director, as applicable, in care of our Corporate Secretary at the same address. Our Corporate Secretary will review communications directed to any of our directors and will forward all communications determined to bear substantively on the business, management, or governance of the Company to the addressee(s).
Website Availability of Documents
CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Corporate Governance and Nominating Committee, Human Capital and Compensation Committee, and Safety and Operations Committee, the Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the Ethics and Compliance Code can be found on our website at https://investors.centerpointenergy.com/governance. Unless specifically stated herein, documents and information on CenterPoint Energy’s websites are not incorporated by reference in this Proxy Statement.
Compensation of Directors
The Corporate Governance and Nominating Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors. The Corporate Governance and Nominating Committee evaluates on an annual
CenterPoint Energy, Inc. 2026 Proxy Statement	35

basis the non-employee director compensation program with a view to approximate CenterPoint Energy’s peer group median and align non-employee director compensation with our shareholders’ interests. This evaluation considers the significant time expended and background, experience, and skill levels required to fulfill the duties of a non-employee director. The Corporate Governance and Nominating Committee’s independent compensation consultant annually benchmarks and evaluates the competitiveness of CenterPoint Energy’s non-employee director compensation program, including a comparison of the compensation components to that of peer companies. Based on the Corporate Governance and Nominating Committee’s recommendations, the Board then determines the final compensation for all non-employee directors each year.
Directors receive a cash retainer and are eligible to receive annual grants of our common stock under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended. Directors do not receive meeting fees.
Stock ownership guidelines for non-employee directors were originally adopted in February 2011. Under the current guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a market value equal to at least five times the director’s regular annual cash retainer. Directors are required to attain the specified level of ownership within five years of joining the Board.
Retainer Fees
Retainers are paid to our non-employee directors on a quarterly basis in arrears. Our non-employee directors receive an annual retainer of $130,000. The Chairs of the Audit, Corporate Governance and Nominating, Human Capital and Compensation, and Safety and Operations committees each receive a supplemental annual retainer for service as committee chair. In addition to the annual retainer, our Lead Independent Director of the Board receives a supplemental retainer for his services to the Board as Lead Independent Director. For the portion of 2025 during which the Board had an Independent Board Chair, the Company provided for a supplemental annual retainer for Independent Board Chair services to the Board of $185,000. Our current non-employee director annual and supplemental retainer fees are as follows:
Type of Retainer Fee	Current Retainer Fee
Annual Cash Retainer for Non-Employee Directors	$130,000
Annual Standing Committee Chair Supplemental Retainers
Audit Committee Chair	$25,000
Corporate Governance and Nominating Committee Chair	$20,000
Human Capital and Compensation Committee Chair	$20,000
Safety and Operations Committee Chair	$20,000
Annual Lead Independent Director of the Board Supplemental Retainer	$40,000
Fees earned or paid in 2025 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table.
Stock Plan for Outside Directors
Each non-employee director serving as of May 1, 2025 was granted an annual stock award under our Stock Plan for Outside Directors in 2025. The cash value of these awards, as of the grant date, is set annually by the Board. The number of shares awarded is then determined by dividing the cash value by the fair market value of the common stock on the grant date. In 2025, for each non-employee director serving as of May 1, 2025, the Board determined a cash value for the stock award, as of the grant date, of $175,000, resulting in a stock award to each non-employee director of 4,534 shares of common stock. The annual stock awards granted under our Stock Plan for Outside Directors are immediately fully vested upon grant.
In addition to the annual grant, our Stock Plan for Outside Directors provides that a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the date of the grant, set by the Board. Any such awards granted are immediately fully vested. In connection with Mr. Seavers’s appointment as a member of the Board, which was effective December 31, 2024, the Board made a one-time initial grant under this provision to Mr. Seavers on January 2, 2025, with a cash value of $56,357, resulting in a stock award to Mr. Seavers of 1,790 shares of common stock.
Deferred Compensation Plan
We maintain a deferred compensation plan that, prior to 2023, permitted directors to elect each year to defer all or part of their annual retainer and any supplemental annual retainer for committee chairpersonship or independent chairpersonship. The plan was frozen for directors as of January 1, 2023 such that no further compensation may be deferred by directors under the plan after that date. However, interest continues to accrue on prior director deferrals at a rate, adjusted annually, equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.
36	CenterPoint Energy, Inc. 2026 Proxy Statement

Directors who participated in this plan prior to 2023 could elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:

•
An early distribution of either 50% or 100% of their deferrals for the year in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 70);

•
A lump sum distribution payable in the year after the year in which they reach their normal retirement date or leave the Board, whichever is later; or

•
In 15 annual installments beginning on the first of the month coincident with or next following their normal retirement date or upon leaving the Board, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy with respect to their plan benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Executive Compensation Tables—Potential Payments upon Change in Control or Termination” for funding of the deferred compensation plan upon a change in control.
Other Compensation
Each director may participate in CenterPoint Energy Foundation, Inc.’s Easy Match Program (the Easy Match Program). The Easy Match Program matches dollar-for-dollar contributions made by directors and employees of CenterPoint Energy to qualified charitable contributions up to a certain amount each year. Directors may have their qualifying charitable contributions up to $50,000 per year matched under the Easy Match Program.
CenterPoint Energy, Inc. 2026 Proxy Statement	37

Director Compensation Table
The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2025, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Other Compensation(4) ($)	Total ($)
Wendy Montoya Cloonan	147,088	175,012	—	50,000	372,100
Earl M. Cummings(5)	36,401	—	—	—	36,401
Barbara J. Duganier	152,088	175,012	—	50,000	377,100
Laurie L. Fitch(6)	92,143	175,012	—	25,000	292,155
Christopher H. Franklin(7)	156,327	175,012	—	50,000	381,339
Raquelle W. Lewis	128,544	175,012	2,727	19,100	325,384
Thaddeus J. Malik	128,544	175,012	—	46,612	350,168
Manuel B. Miranda(8)	92,143	175,012	—	—	267,155
Theodore F. Pound	148,544	175,012	—	—	323,556
Ricky A. Raven(9)	36,401	—	—	—	36,401
Dean L. Seavers	128,544	231,380	—	—	359,924
Phillip R. Smith(10)	270,813	175,012	—	13,750	459,575

(1)
Includes annual retainer and committee chair retainers for each director as more fully explained under “—Compensation of Directors—Retainer Fees.”

(2)
Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (FASB ASC Topic 718).

Each non-employee director then in office as of May 1, 2025, received an annual value-based stock award under our Stock Plan for Outside Directors in 2025. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board determined a cash value for each award, as of the grant date, of $175,000, resulting in a stock award of 4,534 shares of common stock for each non-employee director then in office as of May 1, 2025, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date of $38.60 per share and rounded up to the nearest whole share.
In connection with his appointment as a member of the Board, the Board made a one-time initial grant under our Stock Plan for Outside Directors to Mr. Seavers on January 2, 2025, with a cash value of $56,357, resulting in a stock award to Mr. Seavers of 1,790 shares of common stock, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date of $31.49 per share and rounded up to the nearest whole share.
No stock awards under our Stock Plan for Outside Directors were outstanding at December 31, 2025.
(3)
In 2025, Ms. Lewis accrued above-market earnings of $2,727 on her deferred compensation account balance.

(4)
Other Compensation represents matching contributions made under the Easy Match Program. See “—Compensation of Directors—Other Compensation.”

(5)
Mr. Cummings served on the Board until the 2025 Annual Meeting. The fees earned or paid in cash reflect a partial year of service.

(6)
Ms. Fitch was elected to the Board effective April 16, 2025. The fees earned or paid in cash reflect a partial year of service.

(7)
Mr. Franklin was appointed as Lead Independent Director of the Board effective October 8, 2025. The fees earned or paid in cash for Mr. Franklin include the Lead Independent Director of the Board Supplemental Retainer for a partial year of service as the Lead Independent Director of the Board.

(8)
Mr. Miranda was elected to the Board effective April 16, 2025. The fees earned or paid in cash reflect a partial year of service.

(9)
Mr. Raven served on the Board until the 2025 Annual Meeting. The fees earned or paid in cash reflect a partial year of service.

(10)
Mr. Smith served as Independent Chair of the Board until October 7, 2025. The fees earned or paid in cash for Mr. Smith include the Independent Chair of the Board Supplemental Retainer for a partial year of service as the Independent Chair of the Board.

38	CenterPoint Energy, Inc. 2026 Proxy Statement

STOCK OWNERSHIP
Security Ownership of More Than Five Percent Shareholders
The following table contains information with respect to the ownership of CenterPoint Energy common stock as of February 27, 2026 by each person known to the Company who is the beneficial owner of more than five percent of the outstanding common stock.
Name	Shares of Common Stock Owned Beneficially	Percent of Common Stock Owned Beneficially(7)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	76,442,771(1)	[ ]%
Capital Research Global Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	66,250,536(2)	[ ]%
T. Rowe Price Investment Management, Inc. 1307 Point Street Baltimore, Maryland 21231	58,286,690 (3)	[ ]%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	49,577,998(4)	[ ]%
Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	33,877,794(5)	[ ]%
State Street Corporation One Congress Street, Suite 1 Boston, Massachusetts 02114	33,091,954(6)	[ ]%

(1)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. The Schedule 13G/A reports no sole voting power for shares of common stock, shared voting power for 1,085,664 shares of common stock, sole dispositive power for 73,446,347 shares of common stock, and shared dispositive power for 2,996,424 shares of common stock.

(2)
This information is based on a Schedule 13G filed with the SEC on February 5, 2026 by Capital Research Global Investors. The Schedule 13G reports sole voting power for 66,213,035 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 66,250,536 shares of common stock, and no shared dispositive power for shares of common stock.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 17, 2026 by T. Rowe Price Investment Management, Inc. The Schedule 13G/A reports sole voting power for 54,582,362 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 58,225,046 shares of common stock, and no shared dispositive power for shares of common stock.

(4)
This information is based on a Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. The Schedule 13G/A reports sole voting power for 45,573,798 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 49,577,998 shares of common stock, and no shared dispositive power for shares of common stock.

(5)
This information is based on a Schedule 13G filed with the SEC on February 5, 2026 by Capital International Investors. The Schedule 13G reports sole voting power for 33,597,109 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 33,877,794 shares of common stock, and no shared dispositive power for shares of common stock.

(6)
This information is based on a Schedule 13G filed with the SEC on August 11, 2025 by State Street Corporation. The Schedule 13G reports no sole voting power for shares of common stock, shared voting power for 21,639,702 shares of common stock, no sole dispositive power for shares of common stock, and shared dispositive power for 33,080,811 shares of common stock.

(7)
Based on [     ] shares of common stock outstanding on February 27, 2026.

CenterPoint Energy, Inc. 2026 Proxy Statement	39

Security Ownership of Directors and Management
The following table sets forth certain information known to the Company with respect to beneficial ownership of CenterPoint Energy common stock as of February 27, 2026, for (i) each director and nominee for director of the Company, (ii) each named executive officer as named in the Summary Compensation Table below, and (iii) all current executive officers, directors, and nominees for director as a group.
Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent Owned(2)
Wendy Montoya Cloonan	[ ]	[ ]
Barbara J. Duganier	[ ]	[ ]
Laurie L. Fitch	[ ]	[ ]
Christopher A. Foster	[ ]	[ ]
Christopher H. Franklin	[ ]	[ ]
Michael A. “Casey” Herman	[ ]	[ ]
Monica Karuturi	[ ]	[ ]
Raquelle W. Lewis	[ ]	[ ]
Thaddeus J. Malik	[ ]	[ ]
Manuel B. Miranda	[ ]	[ ]
Theodore F. Pound	[ ]	[ ]
Jason M. Ryan	[ ](3)	[ ]
Dean L. Seavers	[ ]	[ ]
Phillip R. Smith	[ ]	[ ]
Jesus Soto, Jr.	[ ]	[ ]
Jason P. Wells	[ ](3)(4)	[ ]
All current executive officers, directors, and nominees for director as a group (16 persons)	[ ](3)	[ ]

*
Less than one percent.

(1)
The address of all persons listed in “Security Ownership of Directors and Management” table is c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2)
For each individual and group included in the above table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the [      ] shares of common stock outstanding on February 27, 2026, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of February 27, 2026.

(3)
Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(4)
Includes [      ] shares of CenterPoint Energy common stock held indirectly in a trust.

40	CenterPoint Energy, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
The Human Capital and Compensation Committee has developed a compensation program to align executive compensation with short-term and long-term performance against financial, operational, and strategic goals that are key to our long-term success for the benefit of our stakeholders and delivering long-term value for our shareholders. This Compensation Discussion and Analysis (CD&A) describes our executive compensation program, including the objectives and elements of compensation, as well as recommendations and determinations made by the Human Capital and Compensation Committee regarding the compensation of our named executive officers.
Executive Summary
Our named executive officers for 2025 include the individuals listed below:
In this Proxy Statement, we refer to our “executive officers,” who are the individuals identified by the Company as “executive officers” under Rule 3b-7 of the Exchange Act and include Jason P. Wells, Christopher A. Foster, Monica Karuturi, Jesus Soto, Jr., and Jason M. Ryan. Our “non-executives” are employees who are not executive officers.
2025 Business Performance
During 2025, we continued to execute on our long-term corporate strategy and premium value proposition by, among other things:
•
Announced our new ten-year capital plan, which we further increased in February 2026, for approximately $65.5 billion of investment through 2035, which includes investments aimed at advancing economic growth, improving the customer experience through enhancing the safety, reliability, and resiliency of our systems, and delivering consistent value for all stakeholders.

•
Exceeded our non-GAAP Adjusted EPS (as defined below) growth target for 2025 and grew dividends per share growth in line with earnings.

•
Executed on capital recycling objectives to efficiently fund our growth, including closing the sale of our Louisiana and Mississippi natural gas LDC businesses and announcing the sale of our Ohio natural gas LDC business.

2025 and 2026 Compensation Highlights
•
As disclosed in our 2025 proxy statement, the Human Capital and Compensation Committee approved certain modifications to our 2025 short-term incentive awards to (i) incorporate weighted non-financial performance metrics relating to safety, operational excellence, and customer satisfaction (in addition to the non-GAAP Adjusted EPS metric) in recognition of the importance of safe, reliable operations and customer service to our long-term success as an organization and in response to feedback from shareholders and other stakeholders and (ii) consolidate the short-term incentive plan objectives and metrics for non-executives and executive officers to strengthen alignment for all Company employees.

•
Our 2025 short-term incentive plan results reflect strong alignment with our pay-for-performance philosophy. We exceeded our non-GAAP Adjusted EPS growth rate goal (which represents 70% of the plan’s metrics) by achieving industry top-quartile earnings growth and achieved above target performance for our safety composite goal (which represents 10% of the plan’s metrics), demonstrating the Company’s focus on operating safely while delivering strong financial results. Our performance was below target for our operational excellence composite goal (which represents 10% of the plan’s metrics) and below threshold for our customer satisfaction goal (which represents the remaining 10% of the plan’s metrics), which moderated overall

CenterPoint Energy, Inc. 2026 Proxy Statement	41

achievement. Accordingly, the Human Capital and Compensation Committee approved an above-target overall 2025 short-term incentive plan achievement of 159%.
•
2023 performance shares vested at 172% of target as a result of the Company ranking in 7th place in the peer group (of 18 public companies) for total shareholder return (TSR) for the three years ended December 31, 2025, exceeding maximum performance for our cumulative non-GAAP Adjusted EPS goal and our cumulative carbon emissions reduction goal for Scope 3, and achieving above target performance for our cumulative carbon emissions reduction goal for Scopes 1 and 2.

•
To drive strong performance and alignment with shareholder interests, and consistent with our belief that a substantial portion of our named executive officer compensation should be at risk, effective for the 2026 plan year, the Human Capital and Compensation Committee approved certain changes to:

•
the short-term incentive plan’s payout levels for non-financial goals (which relate to safety, operational excellence, and customer satisfaction) to align with the plan’s payout levels for its financial goals at 75%, 125%, and 200% for threshold, target, and maximum performance, respectively, to thereby incentivize the achievement of goals that exceed industry standard levels, reward operational improvements, and enhance alignment between operational performance and financial results and

•
the performance share units awarded under our long-term incentive plan, including to increase the target payout level for the cumulative non-GAAP Adjusted EPS goal to 125% to drive top-quartile financial performance relative to peers (8% non-GAAP Adjusted EPS annual growth at the midpoint of our announced, peer-leading guidance range) and to incorporate a new multiplier for the TSR goal that relates to the Company’s absolute TSR (aTSR) measured over the three-year performance period to scale payouts in alignment with annualized shareholder return below 0% and above 15% and thereby reinforce direct alignment of the compensation of our named executive officers with shareholder value creation by establishing downside risk and rewarding execution of ambitious plans.

Continued Execution of Succession Planning
The Company’s succession planning has been, and continues to be, a top priority for the Board and the Company’s shareholders. During 2025, the Company announced a number of organizational changes to execute the Board’s executive succession planning, including the appointment of Jesus Soto, Jr. as Executive Vice President and Chief Operating Officer, effective August 11, 2025 (described below), as well as appointments to several Senior Vice President and other officer roles relating to operations, technology, risk, and compliance. These organizational changes are designed to facilitate the Company’s long-term growth strategy, including the execution of our ten-year capital plan, which seeks to provide resilient, reliable and affordable service to our customers and communities, value-creation for stakeholders, operational efficiencies, and robust corporate governance.
Appointment of Chief Operating Officer
On July 21, 2025, the Company announced the appointment of Mr. Jesus Soto, Jr. to the position of Executive Vice President and Chief Operating Officer of the Company, effective August 11, 2025. In connection with his appointment, the Human Capital and Compensation Committee approved the following compensation arrangement for Mr. Soto, Jr.: (i) an annual base salary of $725,000; (ii) in consideration of Mr. Soto, Jr.’s forfeiture of unvested equity awards at his previous position, a buy-out equity award consisting of restricted stock units with a grant date value of $6 million, which will vest 25% on each of the first four anniversaries of his employment start date contingent upon his continued employment, or upon earlier disability, death or involuntary termination of employment by the Company without cause; and (iii) short-term and long-term incentive plan target award levels of 80% and 260%, respectively, of his base salary.
42	CenterPoint Energy, Inc. 2026 Proxy Statement

Executive Compensation Program Overview
Our Compensation Objectives
Our executive compensation program is designed to achieve the objectives as set forth below:
Recruit and Retain Talent
A key objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent. While the Company’s executive compensation program is market-based, the Human Capital and Compensation Committee considers other factors as appropriate or necessary to recruit and retain key executives.

Pay for Performance
We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation realized will reflect our attainment of (or failure to attain) specified financial and operational performance objectives. The design of our compensation program emphasizes rigorous goal setting, performance leverage, and outcome differentiation to reinforce pay-for-performance principles, reward exceptional performance, and align executive compensation with the Company’s financial results, operational execution, and long-term shareholder value creation.

Align Interests of Executives with Shareholders
We believe compensation programs can drive our employees’ behavior. We seek to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

CenterPoint Energy, Inc. 2026 Proxy Statement	43

Compensation Program Key Features and Best Practices
The following are key features of our executive compensation program, which we believe are governance best practices and align the interests of management with those of our shareholders.
KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Strong Pay for Performance. A substantial portion of the compensation for our named executive officers is at-risk and performance-based, meaning that actual compensation realized in a given year will vary primarily depending on Company financial and operational performance, stock price performance, and individual performance.

No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

“Double Trigger” Provisions for Change in Control Plan and Equity Awards. Our change in control plan and equity award agreements include a “double trigger,” whereby the executive is eligible for change in control benefits only if employment is terminated under certain circumstances within a set period before or after a change in control.

Executive Severance Guidelines. The Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive officer to a severance payment.

No Excise Tax Gross Up Payments. Our change in control plan does not provide for excise tax gross up payments.

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers to appropriately align the interests of our officers with our shareholders’ interests.

Benchmark Pay to Market. We benchmark each major element of target compensation against the middle of the market (25th – 75th percentiles) because we believe the middle of the market is a generally accepted benchmark of external competitiveness.

Recovery and Recoupment (Clawback) Policies. We have implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement, regardless of the executive officer’s culpability. In addition, we maintain a broader recoupment policy that applies in certain other situations, including to all employees with respect to any compensation, including time-based long-term incentive awards, if the employee is found to have engaged in wrongdoing in connection with corporate criminal misconduct.

Anti-Hedging and Anti-Pledging Policy. As part of our Insider Trading Policy, we have a policy prohibiting all of our employees and directors from hedging the risk of stock ownership by purchasing, selling, or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy securities. Additionally, our Insider Trading Policy prohibits our employees and directors from pledging CenterPoint Energy securities as collateral for a loan.

100% Independent Human Capital and Compensation Committee. The Human Capital and Compensation Committee consists entirely of independent directors.
Independent Compensation Consultant. The Human Capital and Compensation Committee retains an independent consultant to provide advice on executive compensation matters.
Design of Executive Compensation Program
Key Compensation Components and Purpose
We strive to provide compensation that is competitive, both in total and in individual components, with the companies we view as our peers and likely competitors for executive talent.
We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with our overall success. Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect our named executive officers to have a higher percentage of their total compensation at risk to align each of our named executive officers with the short-term and long-term performance objectives of CenterPoint Energy and with the interests of our shareholders and other stakeholders.
44	CenterPoint Energy, Inc. 2026 Proxy Statement

The key components of our 2025 compensation programs and their purpose in advancing our strategic objectives are outlined below.
	ELEMENT	FORM OF AWARD	PERIOD	PURPOSE
Fixed	Base Salary	Cash	One year	✓ Fixed, competitive level of compensation based on scope and complexity of role, individual experience, and performance to attract and retain top talent
At Risk	Short-Term Incentive	Cash	One year
✓
Rewards delivery of near-term financial and non-financial, operational objectives aligned with the Company’s long-term business strategy

✓
Considers individual performance and contributions to Company performance

✓
Short-term incentive funding is based on achieving a non-GAAP Adjusted EPS goal as well as non-financial performance goals relating to safety, operational excellence, and customer satisfaction

✓
Payout of individual awards is wholly subject to discretion of Human Capital and Compensation Committee

	Long-Term Incentives	Performance Share Units (PSUs) 70%	Three-year cliff vesting, subject to cumulative Adjusted EPS performance	✓ Rewards creation of long-term value through cumulative Adjusted EPS ✓ Aligns with shareholder interests ✓ PSUs based on cumulative Adjusted EPS represent 35% of total long-term incentive value
Three-year cliff vesting, subject to relative stock performance
✓
Incentivizes Company outperformance relative to peer companies

✓
Aligns with shareholder interests

✓
TSR performance based on a percentile achievement based on position relative to peer group

✓
Price-to-earnings (P/E) modifier provides for a minimum payout level if the P/E ratio ranks in the top quartile of our peer group

✓
PSUs based on TSR represent 35% of total long-term incentive value

		Restricted Stock Units (RSUs) 30%	Three-year ratable vesting, subject to continued employment and positive operating income
✓
Promotes retention, facilitates stock ownership, and supports succession planning

✓
Aligns with long-term shareholder interests

✓
RSUs represent 30% of total long-term incentive value and will vest only if CenterPoint Energy achieves positive operating income for the last full calendar year preceding the applicable vesting date

CenterPoint Energy, Inc. 2026 Proxy Statement	45

Pay For Performance
The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. Our program provides upside and downside potential, depending on actual results, as compared to predetermined measures of success.
A significant portion of our named executive officers’ total direct compensation, which includes base salary in addition to the short-term and long-term incentive components, as applicable, is conditioned upon achieving results that are key to our long-term success for the benefit of our stakeholders and increasing shareholder value.
The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.
TARGET COMPENSATION MIX AS OF DECEMBER 31, 2025
(consisting of base salary, short-term incentives, and long-term incentives)
*
The graphic represents the average size of each component as a percentage of each named executive officer’s total target direct compensation opportunities (other than the Chair of the Board, President, and Chief Executive Officer’s compensation opportunities, which are presented separately) as of December 31, 2025, approved by the Human Capital and Compensation Committee in 2025.

46	CenterPoint Energy, Inc. 2026 Proxy Statement

2025 Executive Compensation Program
2025 Target Compensation Opportunities for Named Executive Officers
The overall objectives of our ongoing executive compensation program for our named executive officers remained largely unchanged in 2025 as compared to 2024. In February 2025, the Human Capital and Compensation Committee, together with the other independent directors of the Board with respect to the compensation of Mr. Wells, reviewed the base salary and short-term and long-term incentive targets for each of our named executive officers (with the exception of Mr. Soto, Jr.) and determined their respective levels to provide each officer a competitive total direct target compensation opportunity as shown below. Additionally, in connection with Mr. Soto, Jr.’s appointment as Executive Vice President and Chief Operating Officer, the Human Capital and Compensation Committee approved for Mr. Soto, Jr., effective August 11, 2025, an annual base salary of $725,000 and short-term and long-term incentive plan target award levels of 80% and 260%, respectively, of his base salary.
Name	2025 Base Salary	2025 Short-term Incentive Target (% of Salary)	2025 Short-term Target Opportunity	2025 Long-term Incentive Target (% of Salary)	2025 Long-term Target Opportunity	2025 Total Direct Target Compensation
Jason P. Wells	$1,250,000	130%	$1,625,000	610%	$7,625,000	$10,500,000
Christopher A. Foster	$760,000	80%	$608,000	290%	$2,204,000	$3,572,000
Monica Karuturi	$750,000	80%	$600,000	270%	$2,025,000	$3,375,000
Jesus Soto, Jr.	$725,000	80%	$580,000	260%	$1,885,000	$3,190,000
Jason M. Ryan	$535,000	80%	$428,000	200%	$1,070,000	$2,033,000
Base Salary
Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.
Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. These adjustments typically occur in early to mid-March of each year; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed.
In 2025, the Human Capital and Compensation Committee reviewed the base salary for each of our named executive officers and determined their respective base salaries in recognition of the scope of their respective roles and to align their base salaries with market benchmarks.
NAME	2025 BASE SALARY
Jason P. Wells	$1,250,000 (increase of 9% from 2024)
Christopher A. Foster	$760,000 (increase of 5% from 2024)
Monica Karuturi	$750,000 (increase of 3% from 2024)
Jesus Soto, Jr.(1)	$725,000
Jason M. Ryan	$535,000 (increase of 2% from 2024)

(1)
Mr. Soto, Jr. joined the Company as Executive Vice President and Chief Operating Officer on August 11, 2025.

Short-Term Incentive Plan
Our short-term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy as well as to recognize the employee’s performance during the year. The target award for each employee is expressed as a percentage of annual base salary. Additionally, to strengthen alignment for all Company employees, including executive officers, towards the Company’s performance and success, the
CenterPoint Energy, Inc. 2026 Proxy Statement	47

Human Capital and Compensation Committee approved the consolidation of the non-executive employee and executive officer short-term incentive plan objectives and metrics starting with the 2025 performance year.
The Human Capital and Compensation Committee generally determines each named executive officer’s short-term incentive target based on the competitive market data developed by its independent compensation consultant and recommendations from the Chair of the Board, President, and Chief Executive Officer for officers other than himself.
Each year, the Human Capital and Compensation Committee seeks to identify incentive plan metrics that align with our strategy and with the interests of, and our commitments to, our shareholders and other stakeholders. The Human Capital and Compensation Committee establishes and approves the specific performance objectives under the short-term incentive plan based on financial and operational factors determined to be critical to achieving our desired business plans and designed to reflect goals and objectives to be accomplished over a 12-month measurement period. After the end of the year, the Human Capital and Compensation Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved under the plan.
For the 2025 performance year, the Human Capital and Compensation Committee established that a portion of the short-term incentive plan would be based on achieving a non-GAAP EPS target, “Adjusted EPS.” Additionally, in recognition of the importance of safe, reliable operations and customer service to our long-term success as an organization and in response to feedback from shareholders and other stakeholders regarding the link between executive pay and the Company’s operational performance and customer service, the Human Capital and Compensation Committee established that the 2025 short-term incentive plan performance goals would incorporate weighted non-financial metrics in addition to the non-GAAP Adjusted EPS metric. Accordingly, non-GAAP Adjusted EPS represents 70% of our 2025 short-term incentive metrics and non-financial metrics relating to safety, operational excellence, and customer satisfaction represent the remaining 30%.
The payout level for our short-term incentive plan awards, including the payout of each individual named executive officer’s award, is subject to adjustment pursuant to the Human Capital and Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Human Capital and Compensation Committee may assess an individual executive’s contributions and performance, including the executive’s contribution to the achievement of the performance objectives in the short-term incentive plan and any special circumstances, and may also consider the input of our Chair of the Board, President, and Chief Executive Officer on the amount to be awarded to each of the other named executive officers. Accordingly, the Human Capital and Compensation Committee may adjust the actual amount payable to a named executive officer pursuant to our short-term incentive plan to reflect the executive’s individual contributions and performance in a given performance year.
The structure of the 2025 STI Plan is illustrated below.
48	CenterPoint Energy, Inc. 2026 Proxy Statement

The short-term incentive plan metrics for the 2025 performance year, along with the description of each metric and its critical linkage to our strategy for value creation, are provided in the table below.
PERFORMANCE OBJECTIVES	WEIGHTING	DESCRIPTION	STRATEGY ALIGNMENT
Safety Composite	10%	This objective is focused on meeting certain safety goals, including in relation to identifying high-energy sources at worksites, as well as identifying and implementing certain safety action items.	The Safety Composite objective aligns with our commitment to maintaining a safe work environment and delivering electricity and natural gas safely to the communities that we serve.
Operational Excellence Composite	10%	This objective is focused on meeting certain operational goals, including in relation to our response to emergency events and driving electric system reliability.	The Operational Excellence Composite objective aligns with our commitment to providing resilient and reliable energy for the benefit of our customers and other stakeholders.
Customer Satisfaction	10%	This objective is focused on customer satisfaction across various categories, including in relation to our communications and safety/power quality and reliability.	The Customer Satisfaction objective aligns with our commitment to exceeding customer expectations and promptly resolving customer issues.
Adjusted EPS	70%	Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.*	An EPS measure aligns with our commitment to return value to investors through earnings and dividends paid. This measure is focused on Adjusted EPS, which excludes activities not considered a principal driver of overall long-term financial performance.*
Discretion of Human Capital and Compensation Committee	Modifier	The payout level, including the payout of each individual award, is subject to adjustment pursuant to the Human Capital and Compensation Committee’s discretion, which may be exercised to reflect an executive’s individual contributions and performance.	The Human Capital and Compensation Committee’s ability to exercise its discretion aligns with our philosophy to pay for performance.

*
Adjustments are detailed as part of the “Executive Compensation Tables—Non-Equity Incentive Plan Awards” disclosure and a reconciliation to the nearest GAAP metric can be found in Appendix A.

Establishing Performance Measures and Target Ranges
The Human Capital and Compensation Committee aims to establish annual performance measures that align with our business strategy and contribute to our long-term shareholder value proposition. The Human Capital and Compensation Committee establishes performance measures and the scaling of the levels necessary to achieve threshold, target, and maximum performance, based on strategic priorities for the organization and an assessment of expected business performance during the measurement period. The 2025 Adjusted EPS target level is based on achieving 8% growth relative to 2024 actual performance, which is in the top quartile for the utility sector. The 2025 operational performance objective target levels are based on achieving improvements in the Company’s performance compared to prior years and long-term business objectives.
2025 Short-Term Incentive Plan Results
CenterPoint Energy’s 2025 performance compared against the pre-established short-term incentive plan measures is described below. In 2025, the Human Capital and Compensation Committee approved an above-target overall short-term incentive plan achievement of 159%. We exceeded the non-GAAP Adjusted EPS growth rate goal (which represents 70% of the plan’s metrics) by achieving industry top-quartile earnings growth and achieved above target performance on the safety composite goal (which represents at 10% of the plan’s metrics), demonstrating the Company’s focus on operating safely while delivering strong financial results. Performance was below target for our operational excellence composite goal (which represents at 10% of the plan’s metrics) and below threshold for our customer satisfaction goal (which represents the remaining 10% of the plan’s metrics), which moderated overall achievement.
CenterPoint Energy, Inc. 2026 Proxy Statement	49

Operational Performance Objective	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Results	Actual Achievement
Safety Composite	10%
High Energy Identification(1)	5%	72%	79%	87%	94%	150%
Safety Action Item Tiered Control(2)	5%	14%	24%	34%	26%	109%
Operational Excellence Composite	10%
Emergency Response Time(3)	5%	00:24:18	00:24:03	00:23:49	00:23:56	125%
Electric Customers Experiencing Multiple Interruptions(4)	5%	4.55%	3.96%	3.37%	5.35%	0%
Customer Satisfaction	10%
Voice of Customer Survey(5)	10%	3.97	4.00	4.03	3.78	0%
Financial Performance Objective	Weight	Threshold (75%)	Target (125%)	Maximum (200%)	Actual Results	Actual Achievement
Plan Execution	70%
Adjusted EPS*	70%	$1.74	$1.75	$1.76	$1.76	200%
Overall Company Funded Achievement Level						159%

(1)
Metric relates to identifying and properly documenting all high-energy sources at the worksite. Measurement is based on the number of high-energy sources assessed compared to the number of high-energy sources present.

(2)
Metric relates to identification and implementation of safety action items to protect employees, assets, customers, and members of the public and is based on a tiered approach intended to encourage action items that eliminate or reduce exposure to potential serious injury and fatality events. Measurement is based on total safety items accomplished in the first two tier categories, which relate to eliminating the hazard and isolating individuals from the hazard, compared to the total number of safety action items in any tier accomplished.

(3)
Metric relates to the average amount of time, measured in minutes and seconds, required for a qualified first responder to arrive onsite to a gas emergency order from the time that the order is created in our work order system.

(4)
Metric relates to electric customers experiencing four or more sustained interruptions of service, which are defined as interruptions lasting five or more minutes. Outage durations and event frequency continue to decline as our workforce continues to proactively identify system components most vulnerable to reliability issues—such as vegetation or equipment failure—and prioritize investments to strengthen grid resiliency before outages occur.

(5)
Metric relates to a customer survey regarding overall satisfaction with the Company. Measurement is based on an average of customer scores on a rating scale of one to five. We remain committed to putting customers at the center of everything we do. Our workforce is tasked with evaluating customer sentiment and developing both short- and long-term strategies to actively strengthen relationships, enhance trust, and deliver an exceptional customer experience.

*
Adjustments are detailed as part of the “Executive Compensation Tables—Non-Equity Incentive Plan Awards” disclosure and a reconciliation to the nearest GAAP metric can be found in Appendix A.

Individual Short-Term Incentive Plan Awards for 2025 Performance
Based on the approved levels of achievement of the 2025 performance objectives under the short-term incentive plan and an assessment of each individual’s performance by the Human Capital and Compensation Committee, the 2025 short-term incentive awards for our named executive officers, expressed as a percentage of their individual target awards, were as follows:
Name	2025 Short-Term Incentive Achievement (as a Percentage of Target Award)
Jason P. Wells	159%
Christopher A. Foster	159%
Monica Karuturi	191%
Jesus Soto, Jr.	159%
Jason M. Ryan	191%
In recognition of Ms. Karuturi and Mr. Ryan’s high performance and significant individual contributions to the Company’s strategic priorities in 2025, the Human Capital and Compensation Committee, following consultation with Mr. Wells and in alignment with the Company’s pay-for-performance philosophy, exercised its discretion to increase the 2025 short-term incentive plan payout for Ms. Karuturi and Mr. Ryan.
Long-Term Incentive Plan
We provide a long-term incentive plan in which each of our named executive officers and certain other management-level employees participate. Our long-term incentive plan is designed to align the interests of participants with those of our shareholders and reward participants for sustained improvements in our financial performance and increases in the value of our common stock and dividends over an extended period.
50	CenterPoint Energy, Inc. 2026 Proxy Statement

Annual awards under our long-term incentive plan vest over three years to incentivize participants to deliver sustainable business results in service of our long-term strategy, reward longer-term Company performance and encourage retention. In accordance with the terms of our long-term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the NYSE on the grant date, which is the date the Human Capital and Compensation Committee approves the grants.
2025 Long-Term Incentive Plan Design
The total long-term incentive opportunity for each executive officer is determined on an annual and individual basis, considering the executive’s position and performance and the long-term compensation provided to similar roles in the peer group. Each year, the Human Capital and Compensation Committee also reviews the allocation of the long-term incentive opportunity between performance share units and restricted stock unit awards. The Human Capital and Compensation Committee approved for our executive officers an allocation between performance share units and restricted stock unit awards of 70% and 30%, respectively, for 2025.
Performance Share Unit (PSU) Awards (70% of Award Value)
Our 2025 PSU awards were made in two separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group, and thirty-five percent of long-term incentive compensation is based on the TSR metric. Another thirty-five percent is based on achieving a specified cumulative non-GAAP Adjusted EPS goal over the three-year performance cycle. Based on our shareholder engagement and our internal strategy, these two metrics were identified as important indicators of our Company’s performance.
If actual achievement for the performance objective under an award does not meet at least the threshold level, the Human Capital and Compensation Committee will not approve a distribution for the award, except in the case of an award based on the TSR metric when the price-to-earnings (P/E) modifier is triggered as described below. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the TSR performance objective and 50% of target for the Adjusted EPS performance objective, and the maximum payout opportunity is 200% of target for both performance metrics. In the case of awards based on the TSR performance objective, however, if the Company’s P/E ratio ranks in the top quartile of our peer group, a P/E modifier will apply that provides for a minimum 75% payout level for the award regardless of the level of TSR performance achieved. The P/E modifier is intended to incentivize achievement of a peer leading P/E ratio, reflective of the Company’s position as a premium utility.
CenterPoint Energy, Inc. 2026 Proxy Statement	51

   *
Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance.

  **
Adjusted EPS goal at each level represents 8.5% annual growth in 2025 and 8% annual growth in 2026 and 2027, based on 2024 (maximum), 8% annual growth in 2025 and 6% annual growth in 2026 and 2027, based on 2024 (target) and 7% annual growth in 2025 and 5.5% annual growth in 2026 and 2027, based on 2024 (threshold).

 ***
Linear interpolation between award levels. No payout is earned below threshold performance except in the case of awards based on the TSR performance objective when the P/E modifier applies as described.

****
Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period.

Relative TSR (35% of Award Value)
Maximum achievement (200% of target) requires CenterPoint Energy to rank at the 85th percentile or higher in our peer group for TSR, and no shares will vest if the Company ranks below the 25th percentile in that comparison (threshold level). For this performance objective, the number of PSUs granted will vest using linear interpolation between the threshold, target, and maximum achievement levels. Notwithstanding the above, if the Company’s P/E ratio ranks in the top quartile of our peer group, a P/E modifier is triggered, which provides for a minimum 75% payout level for the award regardless of the level of TSR performance achieved.
The 18 companies utilized for measuring TSR and the P/E ratio are the same companies represented in our Peer Group disclosure below. We believe the peer group is a reasonable proxy for the universe of companies engaged in businesses similar to ours and is appropriate for measuring relative TSR and the P/E ratio.
Cumulative Adjusted EPS (35% of Award Value)
The Human Capital and Compensation Committee established a cumulative Adjusted EPS target as a performance objective for long-term incentive awards made in 2025. Cumulative Adjusted EPS is calculated by aggregating three years of Adjusted EPS as reported by the Company. Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. This metric is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. For a detailed description of the calculation of Adjusted EPS, see “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”
Restricted Stock Unit Awards (30% of Award Value)
The restricted stock units (RSUs or stock awards) are intended to retain executive officers and reward them for absolute long-term stock appreciation while providing some value to the recipient even if the stock price declines. In this way, the RSUs help balance against the variable, at-risk nature of the performance share unit awards and promote retention. Our 2025 RSUs (excluding any sign-on or buy-out awards) are subject to a three-year graded vesting schedule with one-third of the underlying units vesting
52	CenterPoint Energy, Inc. 2026 Proxy Statement

on each of the first three anniversaries of the grant date, subject to continued employment and the Company achieving positive operating income for the last full calendar year preceding the applicable vesting date.*
2025 Long-Term Incentive Awards for Named Executive Officers
In 2025, the Human Capital and Compensation Committee authorized awards as shown in the table below. The individual long-term incentive targets were authorized by the Human Capital and Compensation Committee following the Human Capital and Compensation Committee’s review of market data provided by its independent compensation consultant. Vesting and payout of the PSUs require continuous service through the performance period and will be determined based on the level of achievement of each performance objective over the three-year cycle of 2025 through 2027. Vesting of stock awards is subject to a three-year graded vesting schedule with one-third of the underlying units vesting on each of the first three anniversaries of the grant date and requires continuous service through the applicable vesting date and achievement of positive operating income for the last full calendar year preceding the applicable vesting date.
Description	Wells	Foster	Karuturi	Soto, Jr.(1)	Ryan
Base Salary	$1,250,000	$760,000	$750,000	$725,000	$535,000
Long-term incentive target	610%	290%	270%	260%	200%
Long-term incentive compensation at target	$7,625,000	$2,204,000	$2,025,000	$1,885,000	$1,070,000
Performance share unit portion (70%)	$5,337,500	$1,542,800	$1,417,500	$1,319,500	$749,000
Restricted stock unit portion (30%)	$2,287,500	$661,200	$607,500	$565,500	$321,000

(1)
Amounts do not include the buy-out equity award for Mr. Soto, Jr. under the long-term incentive plan of restricted stock units having a total grant date value of $6,000,000.

Both the PSUs and the RSUs accrue dividend equivalents over the performance cycle and vesting period, respectively, until they are delivered, at the same level as dividends earned by shareholders on shares of our common stock outstanding. Dividend equivalents on the shares that are vested are paid in cash when the shares are delivered. Dividend equivalents are not paid with respect to unearned and unvested shares.
2023 – 2025 PSU Award Vesting
The calculated payout for the 2023 – 2025 PSU awards was 172% of target based on the Company’s three-year relative TSR performance, three-year cumulative non-GAAP Adjusted EPS, and three-year cumulative carbon emissions reduction performance. During the performance period, the Company ranked in 7th place in the peer group (of 18 public companies) for TSR, exceeded maximum performance for our cumulative non-GAAP Adjusted EPS goal and our cumulative carbon emissions reduction goal for Scope 3, and achieved above target performance for our cumulative carbon emissions reduction goal for Scopes 1 and 2.
2023 – 2025 PSU AWARD GOALS	AWARD DETERMINATION			WEIGHTING(1)	ACHIEVEMENT
TSR Performance	Threshold (33)% 14th Position	Target (100)% 10th Position	Maximum (200)% 3rd Position	35%	7th Position	143%
Cumulative non-GAAP Adjusted EPS	Threshold (50)% $4.73	Target (100)% $4.82	Maximum (200)% $4.87	35%	$4.88	200%
Cumulative Carbon Emission Reduction Scopes 1 & 2	Threshold (50)% 10% Scope 1 and 2 carbon emissions reduction vs. 2021	Target (100)% 46% Scope 1 and 2 carbon emissions reduction vs. 2021	Maximum (200)% 65% Scope 1 and 2 carbon emissions reduction vs. 2021	4%	60.0%	174%
Cumulative Carbon Emission Reduction Scope 3	Threshold (50)% 3.5% Scope 3 carbon emissions reduction vs. 2021	Target (100)% 4% Scope 3 carbon emissions reduction vs. 2021	Maximum (200)% 6% Scope 3 carbon emissions reduction vs. 2021	1%	23.0%	200%
Overall Performance Share Unit Achievement						172%
*
RSUs granted prior to 2024 (excluding any sign-on or buy-out awards) vested under a three-year cliff vesting schedule, subject to continued employment and CenterPoint Energy achieving positive operating income for the last full calendar year of the vesting period.

CenterPoint Energy, Inc. 2026 Proxy Statement	53

(1)
PSU awards represented, in the aggregate, 75% of the target long-term incentive award value for 2023 for our named executive officers. RSU awards represented the remaining 25% of the target long-term incentive award value for 2023.

For a detailed description of the calculation of cumulative non-GAAP Adjusted EPS, see “Executive Compensation Tables—Equity Incentive Plan Awards—Additional Information.” A reconciliation to the nearest GAAP metric can be found in Appendix A.
Supplemental Awards
In addition to our standard annual long-term and short-term incentive plan awards, we may from time to time in extraordinary circumstances award bonus incentives, including cash bonuses, to executive officers. Based on shareholder feedback, the Human Capital and Compensation Committee has committed to not make one-time equity awards to its executive officers absent extraordinary circumstances, except in connection with new hires or promotions. In the event the Human Capital and Compensation Committee determines that a one-time equity award is necessary and appropriate, such special award will have, except in the case of new hires or promotions, at least a three-year vesting period and will be primarily performance-based. In 2025, the Board did not approve any such one-time equity awards.
Actions Taken Regarding 2026 Executive Compensation Program
Short-Term Incentive Plan
The Human Capital and Compensation Committee approved certain modifications to the short-term incentive plan for our named executive officers for 2026. Consistent with our 2025 short-term incentive plan, the Human Capital and Compensation Committee approved a financial metric relating to non-GAAP Adjusted EPS that represents 70% of our 2026 short-term incentive plan performance objectives and non-financial metrics relating to safety, operational excellence, and customer satisfaction that represent the remaining 30%. To drive higher performance and quality execution, as well as enhance alignment between operational performance and financial results, the Human Capital and Compensation Committee approved the payout levels of 75%, 125%, and 200% of target for threshold, target, and maximum performance, respectively, for each of the 2026 short-term incentive plan performance objectives (both financial and non-financial). With respect to the non-financial performance objectives, the Human Capital and Compensation Committee approved the increased payout levels to incentivize the achievement of goals that exceed industry standard levels and reward significant operational improvements. With respect to the financial performance objective (non-GAAP Adjusted EPS), the Human Capital and Compensation Committee maintained the use of increased payout levels to continue to incentivize premium utility financial performance in accordance with the Company’s long-term guidance. The actual payout level for our short-term incentive plan awards, including the payout of each individual named executive officer’s award, remains subject to adjustment pursuant to the Human Capital and Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Human Capital and Compensation Committee may assess an individual executive’s contributions and performance, including the executive’s contribution to the achievement of the performance objectives in the short-term incentive plan and any special circumstances, and may also consider the input of our Chair of the Board, President, and Chief Executive Officer on the amount to be awarded to each of the other named executive officers. Accordingly, the Human Capital and Compensation Committee may adjust the actual amount payable to a named executive officer pursuant to our short-term incentive plan to reflect the executive’s individual contributions and performance in the performance year. The structure of the 2026 short-term incentive plan metrics is illustrated below.
54	CenterPoint Energy, Inc. 2026 Proxy Statement

The short-term incentive plan metrics for the 2026 performance year, along with the description of each metric and its critical linkage to our strategy and value creation, are provided in the table below.
PERFORMANCE OBJECTIVES	WEIGHTING	DESCRIPTION	STRATEGY ALIGNMENT
Adjusted EPS	70%	Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.*	An EPS measure aligns with our commitment to return value to investors through earnings and dividends paid. This measure is focused on Adjusted EPS, which excludes activities not considered a principal driver of overall long-term financial performance.*
Safety Composite	10%	This objective is focused on meeting certain safety goals, including in relation to effectively controlling high-energy sources during active work (i.e., High Energy Controls Assessments, or HECA), as well as taking certain corrective safety actions (i.e., Corrective Action Quality, or CAQ).	The Safety Composite objective aligns with our commitment to maintaining a safe work environment and delivering electricity and natural gas safely to the communities that we serve.
Operational Excellence Composite	10%	This objective is focused on meeting certain operational goals, including in relation to reducing customer service interruptions (i.e., the System Average Interruption Frequency Index, or SAIFI) and improving system integrity by reducing leaks on the Company’s gas system (i.e., Leak Reduction Execution).	The Operational Excellence Composite objective aligns with our commitment to providing resilient and reliable energy for the benefit of our customers and other stakeholders.
Customer Satisfaction	10%	This objective is focused on overall customer engagement across all communities the Company serves, including with respect to service satisfaction, brand trust, and product experience (i.e., an Engaged Customer Relationship, or ECR, score).	The Customer Satisfaction objective aligns with our commitment to exceeding customer expectations and promptly resolving customer issues.
Discretion of Human Capital and Compensation Committee	Modifier	The payout level, including the payout of each individual award, is subject to adjustment pursuant to the Human Capital and Compensation Committee’s discretion, which may be exercised to reflect an executive’s individual contributions and performance.	The Human Capital and Compensation Committee’s ability to exercise its discretion aligns with our philosophy to pay for performance.

*
Adjustments are detailed as part of the “Executive Compensation Tables—Non-Equity Incentive Plan Awards” disclosure, and a reconciliation to the nearest GAAP metric can be found in Appendix A.

The Human Capital and Compensation Committee believes that these modifications to the short-term incentive plan will help further our strategy and align with the interests of, and our commitments to, our shareholders, customers, and other stakeholders.
CenterPoint Energy, Inc. 2026 Proxy Statement	55

Long-Term Incentive Plan Awards
The Human Capital and Compensation Committee approved certain modifications to 2026 PSU awards for our named executive officers under the long-term incentive plan. Consistent with the approach for 2025, the Human Capital and Compensation Committee approved for 2026 an allocation between performance share units and restricted stock unit awards of 70% and 30%, respectively, for our named executive officers, which aligns with common practices in our peer group.
Like 2025, our 2026 PSU awards are also made in two separate grants, with the payout opportunity for each grant based on a different performance objective. The first performance objective is based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group, and thirty-five percent of long-term incentive compensation is based on the TSR metric. Another thirty-five percent is based on achieving a specified cumulative non-GAAP Adjusted EPS goal over the three-year performance cycle. Based on our shareholder engagement and our internal strategy, these two metrics were identified as important indicators of our Company’s performance.
If actual achievement for the performance objective under an award does not meet at least the threshold level, the Human Capital and Compensation Committee will not approve a distribution for the award, except in the case of an award based on the TSR metric when the price-to-earnings (P/E) modifier is triggered as described below. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the TSR performance objective and 50% of target for the Adjusted EPS performance objective, the target payout opportunity is 100% of target for the TSR performance objective and 125% of target for the Adjusted EPS performance objective, and the maximum payout opportunity is 200% of target for both performance metrics. The Human Capital and Compensation Committee approved for 2026 the increased target payout level of 125% for the Adjusted EPS performance objective to drive top-quartile financial performance relative to peers (8% non-GAAP Adjusted EPS annual growth at the midpoint of our announced, peer-leading guidance range) and consistently award top-tier performance under both the Company’s short- and long-term incentive plans.
In the case of awards based on the TSR performance objective, if the Company’s P/E ratio ranks in the top quartile of our peer group, as with our 2025 PSU awards, a P/E modifier will apply that provides for a minimum 75% payout level for the award, subject to the absolute TSR multiplier described below, regardless of the level of TSR performance achieved. The P/E modifier is used to incentivize achievement of a peer leading P/E ratio, reflective of the Company’s position as a premium utility. Additionally, for our 2026 PSU awards, the Human Capital and Compensation Committee approved a new multiplier relating to the Company’s absolute TSR over the three-year performance period (aTSR) to scale payouts in alignment with annualized shareholder return below 0% or above 15%. Accordingly, if the Company’s annualized aTSR is less than 0%, a 0.75x multiplier will be applied to the payout level for awards based on the TSR performance objective; conversely, if the Company’s annualized aTSR exceeds 15%, a 1.25x multiplier will be applied to the payout level for the awards. The addition of the aTSR multiplier was approved by the Human Capital and Compensation Committee to reinforce direct alignment of our named executive officers with shareholder value creation by establishing downside risk and rewarding execution of ambitious plans.
56	CenterPoint Energy, Inc. 2026 Proxy Statement

     *
Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance.

    **
Adjusted EPS goal at each level represents 9% annual growth in 2026, 2027, and 2028 based on 2025 (maximum), 8% annual growth in 2025, 2027, and 2028 (target) and 7% annual growth in 2026, 2027, and 2028 (threshold).

   ***
Linear interpolation between award levels. All payout levels shown for the TSR metric, including the maximum payout of 200%, reflect the payout level prior to application of any aTSR multiplier. No payout is earned below threshold performance except in the case of awards based on the TSR performance objective when the P/E modifier applies, as described.

  ****
Linear interpolation between award levels. No payout is earned below threshold performance.

 *****
Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period.

******
Maximum payout of 225% assumes performance at the maximum payout level for all awards and the application of an aTSR multiplier of 1.25x for awards based on the TSR metric.

The Human Capital and Compensation Committee believes that the modifications to the long-term incentive plan will help further our strategy and align with the interests of, and our commitments to, our shareholders, customers, and other stakeholders.
CenterPoint Energy, Inc. 2026 Proxy Statement	57

Our Executive Compensation Decision-Making Process
The Human Capital and Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short-term and long-term incentive awards, as applicable. The Human Capital and Compensation Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance, and reviews executive succession planning and development. The Board of Directors has determined that the members of the Human Capital and Compensation Committee meet the applicable requirements for independence under the standards of the SEC and the NYSE discussed under “Item 1. Election of Directors—Director Independence.” The following graphic and narrative depict the Human Capital and Compensation Committee’s decision-making process.
Role of Human Capital and Compensation Committee
The Human Capital and Compensation Committee reviews each element of compensation annually to confirm or improve alignment with stated compensation objectives. As a result of its review, the Human Capital and Compensation Committee may, together with the other independent directors of the Board with respect to the compensation of the Chief Executive Officer, approve adjustments to base salary and short-term and long-term incentive target compensation levels for the named executive officers to better align compensation with our market-based pay philosophy. In its review, the Human Capital and Compensation Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company. In establishing individual incentive targets and awards, the Human Capital and Compensation Committee considers the data provided by its independent compensation consultant, the level and nature of the executive’s responsibility, the executive’s experience, and the Human Capital and Compensation Committee’s own qualitative assessment of the executive’s performance and contribution to the execution of the Company’s strategy. In making these determinations, the Human Capital and Compensation Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding the other named executive officers.
Annually, the Human Capital and Compensation Committee directs its independent compensation consultant to review the base salary and short-term and long-term incentive levels of our named executive officers. To help ensure that our compensation programs are market-based, the independent compensation consultant analyzes and matches the position and responsibilities of each named executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.
Role of Management
The Chief Executive Officer, the Chief Financial Officer, and the Chief Human Resources Officer have a role in determining executive compensation policies and programs. Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer work with business unit and functional leaders along with our internal compensation staff to provide information to the Human Capital and Compensation Committee in conjunction with the independent compensation consultant to help ensure that all elements of compensation support our business strategy and goals.
Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer also periodically review and recommend specific Company performance metrics to be used in short-term and long-term incentive plans. The listed officers work with the various business units and functional departments to develop these metrics, which are then presented to the Human Capital and Compensation Committee for its consideration and approval.
Additionally, our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue, market capitalization, and comparable business mix (e.g., natural gas versus electric; regulated versus unregulated; generation versus transmission and distribution). These recommendations are reviewed by the Human Capital and Compensation Committee’s independent consultant and then presented to the Committee for its consideration and approval.
58	CenterPoint Energy, Inc. 2026 Proxy Statement

Within the parameters of the compensation policies established by the Human Capital and Compensation Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other named executive officers. Our Chief Executive Officer also recommends payment amounts for the other executive officers’ short-term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development, and accomplishment of strategic priorities. Our executive officers do not determine or approve any element or component of their own compensation, nor are they present during the Human Capital and Compensation Committee’s discussions regarding their own compensation. This includes base salary, short-term or long-term incentive targets, and all other aspects of compensation.
Role of Independent Compensation Consultant
To assist in carrying out its responsibilities, the Human Capital and Compensation Committee retains an independent compensation consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant due in large part to its competitive market intelligence for executive pay and governance in the utility and energy services industries. The independent compensation consultant reports directly to the Human Capital and Compensation Committee, which preapproves the scope of work and the fees charged. The Human Capital and Compensation Committee or the Corporate Governance and Nominating Committee may direct the independent compensation consultant to perform additional analyses or research related to compensation issues.
The Human Capital and Compensation Committee reviews and assesses the independence and performance of its compensation consultant in accordance with applicable SEC and NYSE rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Human Capital and Compensation Committee reviewed information provided by its independent compensation consultant including the following factors:
•
the provision of other services to CenterPoint Energy by the compensation consultant;

•
the amount of fees received from CenterPoint Energy by the compensation consultant as a percentage of total revenue of the compensation consultant;

•
the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

•
any business or personal relationship of the Human Capital and Compensation Committee’s advisor (i.e., the employees of the compensation consultant that work on the CenterPoint Energy team) with a member of the Human Capital and Compensation Committee;

•
any stock of CenterPoint Energy owned by the Human Capital and Compensation Committee’s advisor or the advisor’s immediate family members; and

•
any business or personal relationship of the Human Capital and Compensation Committee’s advisor or any other employee of the compensation consultant with an executive officer at CenterPoint Energy.

In particular, except for certain services provided to the Corporate Governance and Nominating Committee of the type detailed above with respect to director compensation, the Human Capital and Compensation Committee noted that Meridian provided no other services to CenterPoint Energy.
Our 2025 Peer Group
In making decisions about executive pay programs and levels, the Human Capital and Compensation Committee references compensation data from our peer group. Selection criteria considered in establishing the peer group include companies within comparable Global Industry Classification Standard sectors, comparable business mix and complexity, companies who list CenterPoint Energy as a peer in their proxies, the peers that the current peer group list as comparable, companies listed in shareholder advisor reports regarding CenterPoint Energy, and companies within a reasonable range of CenterPoint Energy relative to 12-month trailing revenue, total assets, enterprise value and current market capitalization. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.
Our peer group stayed relatively the same from 2024 to 2025. Upon Meridian’s recommendation, the Human Capital and Compensation Committee approved the removal of Avangrid, Inc. following its acquisition in December 2024 and the addition of OGE Energy Corp. based on the selection criteria described above for the Company’s 2025 peer group. This group of companies was identical to the group of companies used for measuring our relative total shareholder return under our 2025 long-term incentive compensation awards.
CenterPoint Energy, Inc. 2026 Proxy Statement	59

For 2025, the peer group for proxy statement data consisted of the following 18 publicly traded utility companies:
Alliant Energy Corporation	Evergy, Inc.
Ameren Corporation	Eversource Energy
American Electric Power Company, Inc.	NiSource Inc.
Atmos Energy Corporation	OGE Energy Corp.
CMS Energy Corporation	PPL Corp.
Consolidated Edison, Inc.	Public Service Enterprise Group Incorporated
DTE Energy Company	Sempra Energy
Edison International	WEC Energy Group, Inc.
Entergy Corporation	Xcel Energy Inc.
This peer group had median revenues and assets comparable to CenterPoint Energy in September 2024 when the Human Capital and Compensation Committee approved the 2025 peer group.
	TOTAL REVENUE	TOTAL ASSETS
	(in millions, except for percentages)
CenterPoint Energy, Inc.	$8,563	$42,893
Relative Percentile Rank Position	44%	33%
Data is presented as of September 30, 2024 and sourced from FactSet. Revenue represents trailing twelve months ended September 30, 2024
Meridian reviewed the peer group in 2025 and recommended removing Alliant Energy Corporation and OGE Energy Corp. and adding Dominion Energy, Inc. and FirstEnergy Corp. based on the selection criteria described above for the Company’s 2026 peer group. The Human Capital and Compensation Committee evaluated and approved these peer group changes.
Review of Tally Sheets
At least annually, the Human Capital and Compensation Committee reviews tally sheets for each of our then-current named executive officers that reflect all components of compensation, including base salary, short-term and long-term incentive compensation, other perquisites, imputed income, death benefits, and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Human Capital and Compensation Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Human Capital and Compensation Committee members to quantify amounts payable upon various termination scenarios.
Other Compensation Programs and Practices
Benefits
We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to retain employees. This plan is closed to all employees hired or rehired on or after January 1, 2020 (or January 1, 2021 with respect to certain union employees). In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short-term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. See “Executive Compensation Tables—Pension Benefits” for a description of the retirement plan and benefit restoration plan. The present value of the accumulated benefits under the plans for each named executive officer is set forth in the Pension Benefits table.
We maintain a savings plan, which includes employer contributions, designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also maintain a nonqualified savings restoration plan that provides for employer contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short-term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. See “Executive Compensation Tables—Savings Plan and Savings Restoration Plan” for further information. Employer contributions to the plans for the named executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.
60	CenterPoint Energy, Inc. 2026 Proxy Statement

Our named executive officers can defer salary and short-term incentive compensation under our deferred compensation plan for 2026. For further information and a description of the plan, see “Executive Compensation Tables—Deferred Compensation Plan.” The above-market portion of the 2025 aggregate earnings under the plan is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.
We also provide executives with the same health and welfare benefits provided to all other similarly situated employees and at the same cost charged to all other eligible employees. Executives are also entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.
Termination Benefits
As described later in the section titled “Executive Compensation Tables—Potential Payments upon Change in Control or Termination,” CenterPoint Energy has a change in control plan that is intended to help ensure that our officers, including our named executive officers, continue to give their full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the plan. The plan includes a “double trigger,” whereby to be eligible for benefits under the plan, the executive’s employment must be terminated within a set period before or after a change in control. The plan does not provide for any excise tax gross-up payments.
We do not maintain individual employment agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Human Capital and Compensation Committee continues to have discretion to determine a named executive officer’s eligibility for severance benefits, and the amounts of any benefits, and has committed to applying the limitations set forth in the guidelines in its determination. For a more detailed discussion, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”
Perquisites
We do not consider perquisites to be a material component of our executive compensation. In 2025, certain of our named executive officers received certain perquisites and limited personal benefits that we view as having a sound value to our business.
•
Security-related Services. Following Mr. Wells’ appointment as President and Chief Executive Officer, the Company obtained a comprehensive security risk assessment related to Mr. Wells conducted by an independent security consultant. Mr. Wells received certain security-related services in 2025 in accordance with the security consultant’s recommendations, most notably the use of a car and security driver and security personnel accompaniment. Additionally, in response to certain heightened security threats, Mr. Wells was provided with temporary security personnel at his personal residence on two occasions in 2025. The Company believes the provision of these security-related services mitigates risk to the Company by supporting the safety, health, and well-being of our Chair of the Board, President, and Chief Executive Officer.

•
Aircraft Usage. Mr. Wells occasionally utilized for personal travel purposes the Company aircraft maintained for executive business travel. The Company also contracted with a third-party aircraft charter company to provide executive travel services, which were utilized by Messrs. Wells and Soto, Jr. for personal travel purposes. Use of company aircraft as well as the third-party aircraft charter company for personal trips was intended for efficiency, security, and personal safety. On occasion, family members and guests of named executive officers, including Messrs. Wells, Foster and Soto, Jr., travel on non-commercial aircraft, including when the aircraft is already going to a specific destination for a business purpose.

•
Financial Planning Services and Executive Physical Exams. Our executives are eligible to receive certain financial planning services and executive physical exams in connection with their participation in our medical plan.

We do not provide tax gross-ups on perquisites, except on certain relocation-related benefits that are generally available to all employees.
Risk Assessment
The Human Capital and Compensation Committee, together with Meridian, conducts a compensation risk assessment, including review of performance metrics, pay mix, pay leverage, checks and balances, external market references, and goal setting, and no areas of concern were identified in the assessment. The Human Capital and Compensation Committee considers the results of this assessment in developing and evaluating compensation program design.
Anti-Hedging and Anti-Pledging Policy
As part of our Insider Trading Policy, our officers, employees, and directors are prohibited from hedging the risk of ownership of our common stock by purchasing, selling, or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Additionally, our Insider Trading Policy prohibits our employees and directors from pledging CenterPoint Energy securities as collateral for a loan.
CenterPoint Energy, Inc. 2026 Proxy Statement	61

Recoupment of Compensation
The Board has implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, regardless of the executive officer’s culpability. The incentive-based compensation subject to this policy includes any compensation that was granted, earned, or vested based upon the attainment of a financial reporting measure and that was received by an executive officer after the policy effective date of October 2, 2023 and during a three-year lookback period.
We also maintain a separate policy for the recoupment of incentive compensation from any officer, regardless of culpability, in the event of an accounting restatement where the restatement would have resulted in a lower amount of incentive compensation and for the recoupment of any compensation, including time-based restricted awards, from any employee who is found to have engaged in wrongdoing in connection with corporate criminal misconduct. This second policy applies in situations not covered by the Executive Officer Recovery Policy or the listing standards issued under the Dodd Frank Act and applies to non-executives as well as to executive officers.
Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Human Capital and Compensation Committee has historically granted such awards on a predetermined annual schedule. In 2025, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our named executive officers.
Executive Stock Ownership Guidelines
We believe that our Executive Stock Ownership Guidelines align the interests of our officers, including our named executive officers, with the interests of shareholders. The guidelines provide that our executives maintain common stock ownership as follows:
EXECUTIVE		GUIDELINES FOR OWNERSHIP OF COMMON STOCK
President and Chief Executive Officer	5X	Market value of five times base salary
Executive Vice Presidents	3X	Market value of three times base salary
Senior Vice Presidents	2X	Market value of two times base salary
In addition to shares of our common stock owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Unvested performance share unit awards do not count towards the guidelines for our officers. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long-term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education, and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Human Capital and Compensation Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. Pursuant to our Insider Trading Policy, we also prohibit our employees and directors from holding CenterPoint Energy securities in margin accounts or pledging CenterPoint Energy securities as collateral for a loan.
Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Human Capital and Compensation Committee with advice from the Human Capital and Compensation Committee’s independent compensation consultant.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million for any covered employee. The covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer, or one of our other three most highly compensated executive officers in 2017 or any subsequent calendar year, and, except for certain grandfathered arrangements, there is no exception for qualified performance-based compensation. The Human Capital and Compensation Committee believes that, in establishing the compensation program for our executives, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Human Capital and Compensation Committee believes it is important to maintain flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.
Our change in control plan described above for our named executive officers does not provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment.” For additional discussion about our change in control plan, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”
62	CenterPoint Energy, Inc. 2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
The following tables show compensation information: (i) for the periods ended December 31, 2025, 2024, and 2023, for (a) Jason P. Wells, our Chair of the Board, President, and Chief Executive Officer who previously served as President and Chief Operating Officer during 2023 and 2024 as well as Chief Financial Officer until his replacement was appointed in May 2023, (b) Monica Karuturi, our Executive Vice President and General Counsel, (c) Christopher A. Foster, who was appointed in May 2023 as our Executive Vice President and Chief Financial Officer, and (d) Jason M. Ryan, our Executive Vice President, Regulatory Services and Government Affairs; and (ii) for the period ended December 31, 2025, Jesus Soto, Jr., who was appointed in August 2025 as our Executive Vice President and Chief Operating Officer.
Summary Compensation Table for Fiscal Year 2025
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Jason P. Wells Chair of the Board, President, and Chief Executive Officer	2025	1,226,923	—	7,625,023	—	2,583,750	—	656,645	12,092,341
	2024	1,140,846	—	5,749,999	—	1,796,875	—	563,075(7)	9,250,795
	2023	969,039	—	3,919,966	—	1,972,250	—	220,210	7,081,465
Christopher A. Foster Executive Vice President and Chief Financial Officer	2025	751,923	—	2,204,004	—	966,720	—	156,977	4,079,624
	2024	718,269	—	1,884,987	—	725,000	—	245,915	3,574,172
	2023	433,461	—	5,720,028	—	980,000	—	690,273	7,823,763
Monica Karuturi Executive Vice President and General Counsel	2025	744,231	190,800	2,024,977	—	954,000	131,017	100,629	4,145,655
	2024	718,270	100,000	1,884,987	—	725,000	42,968	189,449	3,660,674
	2023	695,385	—	1,819,984	—	980,000	64,802	91,667	3,651,838
Jesus Soto, Jr. Executive Vice President and Chief Operating Officer	2025	250,962	—	7,884,981	—	922,200	—	71,130	9,129,272
Jason M. Ryan Executive Vice President, Regulatory Services & Government Affairs	2025	532,692	136,104	1,070,025	—	680,520	112,089	92,079	2,623,510
	2024	520,962	—	1,050,002	—	459,375	37,755	172,881	2,240,975
	2023	505,962	200,000	1,570,014	—	624,750	58,652	99,211	3,058,589

(1)
For 2023, amounts for Mr. Ryan include a cash bonus of $200,000. For 2024, amounts for Ms. Karuturi include a cash bonus of $100,000. For 2025, amounts for Ms. Karuturi and Mr. Ryan represent the discretionary portion of the 2025 short-term incentive awards earned in addition to the performance results.

(2)
Reported amounts for our named executive officers represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. Assumptions, where applicable, are the same assumptions disclosed in “Stock-Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2025 table and the accompanying footnotes.

CenterPoint Energy, Inc. 2026 Proxy Statement	63

The maximum value at the grant date of stock awards for each of our named executive officers assuming the highest level of performance conditions is achieved is as follows:
Name	Year	Maximum Value of Stock Awards ($)
Wells	2025	12,962,539
	2024	10,062,491
	2023	6,859,940
Foster	2025	3,746,798
	2024	3,298,721
	2023	7,085,065
Karuturi	2025	3,442,468
	2024	3,298,721
	2023	3,184,958
Soto, Jr.	2025	9,204,461
Ryan	2025	1,819,039
	2024	1,837,497
	2023	2,747,511

(3)
CenterPoint Energy has not granted stock options since 2004.

(4)
Non-Equity Incentive Plan Compensation represents short-term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2025 short-term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2025 table and the accompanying footnotes. Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies certain retirement vesting provisions under the plan, and if the individual terminates employment during the plan year, he or she is eligible for a pro rata payment at the target level of achievement.

(5)
The two components of the 2025 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
Wells	—	—	—
Foster	—	—	—
Karuturi	131,017	—	131,017
Soto, Jr.	—	—	—
Ryan	111,736	353	112,089

(a)
The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plan and the related benefit restoration plan from December 31, 2024 to December 31, 2025. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2025 assumed a discount rate of 5.35% and lump sum conversion interest rate of 5.35% for benefits paid in all future years. The present value as of December 31, 2024 assumed a discount rate of 5.60% and lump sum conversion interest rate of 5.60% for benefits paid in all future years. Refer to the narrative accompanying the Pension Benefits table for a more detailed discussion of the present value calculation.

(b)
Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set.

64	CenterPoint Energy, Inc. 2026 Proxy Statement

(6)
The following table sets forth the elements of All Other Compensation for 2025:

Name	Perquisites and Other Personal Benefits(a) ($)	Tax Reimbursements ($)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(b) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(c) ($)	Insurance Premiums ($)	Other ($)	Charitable Contributions(d) ($)	Total All Other Compensation ($)
Wells	291,170	—	31,500	240,642	—	—	93,333	656,645
Foster	19,304	—	31,500	101,423	—	—	4,750	156,977
Karuturi	—	—	21,000	67,154	—	—	12,475	100,629
Soto, Jr.	46,043	—	22,587	—	—	—	2,500	71,130
Ryan	—	—	21,000	38,524	—	—	32,555	92,079

(a)
For Mr. Wells, this amount includes the incremental cost to the Company attributable to security-related services provided to Mr. Wells during 2025, in accordance with security risk assessments conducted by independent security consultants, including the use of a car and security personnel, such as a security driver. These security-related services were provided to mitigate risk to the Company by supporting the safety, health, and well-being of our Chair of the Board, President, and Chief Executive Officer. The Company considers costs for security-related services to be business expenses rather than personal benefits to our named executive officers; however, disclosure regulations require certain security expenses to be reported as personal benefits. The incremental cost for the use of the car is based on the annualized cost of the car over its useful life, including annual depreciation, as well as maintenance, insurance and fuel expense. The incremental cost of providing certain security personnel includes the actual incremental cost of expenses incurred by such security personnel but does not include the fixed costs associated with such personnel.

For Mr. Wells, due, in part, to efficiency and personal safety considerations as well as security risk considerations identified in a security risk assessment related to Mr. Wells conducted by an independent security consultant, this amount includes the incremental cost to the Company for personal travel on aircraft owned by the Company. The incremental cost for personal travel on aircraft owned by the Company includes variable operating costs such as landing, parking, hanger and dead-head costs, crew travel expenses, supplies and catering, fuel costs, and passenger ground transportation and does not include an allocable share of fixed costs associated with the Company’s ownership of the aircraft. No amounts were included where spouses or family members accompanied the executives on Company aircraft flights because there was no incremental cost to the Company. For Messrs. Wells and Soto, Jr., due, in part, to efficiency and personal safety considerations as well as security risk considerations, this amount includes incremental costs to the Company for personal travel on aircraft provided by a third-party aircraft charter company. On occasion, family members and guests of named executive officers, including Messrs. Wells, Foster, and Soto, Jr., travel on non-commercial aircraft, including when the aircraft is already going to a specific destination for a business purpose. The incremental cost to the Company for personal travel and travel by family members and guests accompanying executives on aircraft provided by a third-party aircraft charter company includes the amount invoiced to CenterPoint Energy for the hourly rate and operating costs of flights for Messrs. Wells, Foster, and Soto Jr. of $17,257, $2,294, and $26,757, respectively.
Additionally, for Messrs. Wells, Foster, and Soto Jr., the amount includes financial planning services of $16,725, $16,725, and $19,036, respectively. Ms. Karuturi and Mr. Ryan did not receive perquisites valued in excess of $10,000 during 2025.
(b)
These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plan.”

(c)
These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plan.”

(d)
These amounts represent CenterPoint Energy Foundation, Inc.’s charitable contribution to non-profit organizations to match personal qualified contributions under the Easy Match Program. The program provides for matching on a dollar-for-dollar basis up to an annual maximum match of $25,000 ($50,000 for Mr. Wells), and in 2025, as part of the Company’s celebration of Giving with Purpose, the program additionally provided for matching from October 27 to October 31 on a two-to-one dollar basis that did not count against the annual maximum match.

(7)
The amount reported in the All Other Compensation column for Mr. Wells in 2024 has been updated to include an additional $19,134 representing the cost of a security system at Mr. Wells’ home and $495 for an executive physical exam, which were inadvertently excluded from the 2024 Summary Compensation Table.

CenterPoint Energy, Inc. 2026 Proxy Statement	65

Grants of Plan-Based Awards for Fiscal Year 2025
The following table presents the non-equity and equity incentive plan-based awards granted during 2025. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $32.58 for the February 12, 2025 grants and $38.57 for the August 11, 2025 grants.
Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock or Units(4)	Grant Date Fair Value of Stock Awards ($)
	Grant Date	Threshold ($)	Target ($)(3)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)
Jason P. Wells		1,096,875	1,909,375	3,006,250
	2/12/2025							70,212	2,287,507
	2/12/2025				27,032	81,914	163,828		2,668,758
	2/12/2025				40,957	81,914	163,828		2,668,758
Christopher A. Foster		410,400	714,400	1,124,800
	2/12/2025							20,295	661,211
	2/12/2025				7,814	23,677	47,354		771,397
	2/12/2025				11,839	23,677	47,354		771,397
Monica Karuturi		405,000	705,000	1,110,000
	2/12/2025							18,646	607,487
	2/12/2025				7,179	21,754	43,508		708,745
	2/12/2025				10,877	21,754	43,508		708,745
Jesus Soto, Jr.		391,500	681,500	1,073,000
	8/11/2025							14,662	565,513
	8/11/2025							155,561	5,999,988
	8/11/2025				5,645	17,105	34,210		659,740
	8/11/2025				8,553	17,105	34,210		659,740
Jason M. Ryan		288,900	502,900	791,800
	2/12/2025							9,853	321,011
	2/12/2025				3,794	11,495	22,990		374,507
	2/12/2025				5,748	11,495	22,990		374,507
There were no other equity awards granted to the named executive officers during the year.
(1)
The estimated payouts under non-equity incentive plan awards are based on the terms of our 2025 short-term incentive plan. Based on the goals adopted in 2025, the maximum payout amount (as shown in the Maximum column) is 185% of target for our named executive officers. Actual amounts paid in 2026 for 2025 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Any amount awarded by the Human Capital and Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)
The annual grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the All Other Stock Awards column and two performance share unit awards, for which threshold, target, and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards. For Mr. Soto, Jr., amounts also include his buy-out equity award of restricted stock units, valued at $6 million as of the grant date, granted in connection with his appointment as Executive Vice President and Chief Operating Officer. All of the restricted stock unit awards and the performance share unit awards accrue dividend equivalents over the vesting period or performance cycle, respectively, until they are delivered at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long-term incentive plan. Refer to the footnotes to the Outstanding Equity Awards at Fiscal Year-End 2025 table for the vesting date of each of these awards.

(3)
Estimated target payout amounts vary from the 2025 Short-term Target Opportunity amounts set forth in “2025 Executive Compensation Program—2025 Target Compensation Opportunities for Named Executive Officers” section due the differing payout levels for the financial performance objective and the non-financial performance metrics under the Company’s 2025 short-term incentive plan. For more information, see “2025 Short-Term Incentive Plan Results.”

(4)
Restricted stock unit awards granted in 2025 (other than buy-out awards) are subject to the Company achieving positive operating income for the last full calendar year preceding the applicable vesting date. See “Compensation Discussion and Analysis—2025 Executive Compensation Program—2025 Long-Term Incentive Plan Design” for more information.

66	CenterPoint Energy, Inc. 2026 Proxy Statement

Non-Equity Incentive Plan Awards
For our named executive officers, awards under the short-term incentive plan for 2025 are based on achieving goals relating to non-GAAP EPS (Adjusted EPS), safety, operational excellence, and customer satisfaction, subject to adjustment pursuant to the discretion of the Human Capital and Compensation Committee.
Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.
For 2025, Adjusted EPS excluded:
•
earnings or losses from the change in value of the Company’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS) and related securities;

•
gain and impact, including related expenses, associated with mergers and divestitures, such as the divestiture of our Louisiana and Mississippi natural gas LDC businesses and the announced sale of our Ohio natural gas LDC business; and

•
impacts related to temporary emergency electric energy facilities (TEEEF) once they are no longer part of our rate-regulated business.

For a reconciliation of our Adjusted EPS to the nearest GAAP metric, please see Appendix A hereto.
Equity Incentive Plan Awards—Additional Information
Three-Year Cumulative Adjusted EPS
For awards granted in February 2023, the performance share unit award vests based on our achievement of a three-year cumulative Adjusted EPS goal. For the three-year performance cycle ending on December 31, 2025, the cumulative net income performance goal reflects the Adjusted EPS target from our approved ten-year capital plan.
Reported consolidated diluted earnings per share pursuant to GAAP is adjusted for the following:
•
earnings or losses from the change in value of ZENS and related securities;

•
gain and impact, including related expenses, associated with mergers and divestitures, such as the divestiture of our Louisiana and Mississippi natural gas LDC businesses and the announced sale of our Ohio natural gas LDC business; and

•
impacts related to TEEEF once they are no longer part of our rate-regulated business.

Cumulative Adjusted EPS is calculated by aggregating three years of Adjusted EPS as reported by the Company. For a reconciliation of our Adjusted EPS to the nearest GAAP metric for each of the years in the performance cycle noted above, please see Appendix A hereto.
Definitions of Scope 1, 2 and 3 Carbon Emissions
•
Our Scope 1 carbon emissions estimates are calculated from greenhouse gas emissions that directly come from our operations.

•
Our Scope 2 carbon emissions estimates are calculated from greenhouse gas emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 carbon emissions estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude greenhouse emissions related to purchased power between 2024E-2026E.

•
Our Scope 3 carbon emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the greenhouse gas emissions of transport customers and greenhouse gas emissions related to upstream extraction.

Additional Information Regarding Our Equity Incentive Plan Awards
For outstanding performance share unit awards and stock awards granted prior to February 2024 (other than any sign-on or buy-out awards), “retirement eligible” participants (age 55 or greater with at least five years of service) who terminate employment for any reason (other than by the Company for cause or due to death or disability) will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance or vesting period with any such amount pro-rated for the period of their employment during the performance or vesting period, as applicable. Upon termination for cause, no benefits are payable under the award agreements.
Subject to Human Capital and Compensation Committee approval, a named executive officer who is “retirement eligible” will also vest in amounts that would otherwise be forfeited upon retirement due to the proration described above (Enhanced Retirement), if:
CenterPoint Energy, Inc. 2026 Proxy Statement	67

•
the award was granted prior to the year of termination of employment;

•
the sum of the retirement eligible executive’s service and age is 65 or greater;

•
the retirement eligible executive provides reasonable advanced written notice of his or her retirement, as determined by the Human Capital and Compensation Committee; and

•
the retirement eligible executive submits a transition plan.

Any such Enhanced Retirement vesting for our named executive officers will be at the sole discretion of the Human Capital and Compensation Committee. Moreover, the Human Capital and Compensation Committee may elect to approve such vesting for any named executive officer who does not otherwise meet one or more of the requirements described above if it is determined to be in the best interests of the Company.
For awards granted in 2024 and 2025, the Human Capital and Compensation Committee simplified the above retirement provisions. For such awards (other than any sign-on or buy-out awards), a named executive officer is eligible for the retirement provisions under the awards if the executive terminates employment for any reason (other than by the Company for cause or due to death or disability) and:
•
the executive is at least age 55 and the sum of the participant’s service and age is 65 or greater;

•
the executive provides reasonable advanced written notice of his or her retirement, as determined by the Human Capital and Compensation Committee;

•
the executive submits a transition plan accepted and approved by the Company; and

•
the Human Capital and Compensation Committee approves, in its sole discretion, the executive’s retirement under the award.

A named executive officer who satisfies these requirements will receive full payment of the awards based on the actual achievement of the applicable performance objective at the end of the performance or vesting period, provided, however, that if the award was granted during the year of the executive’s termination of employment, payment of the award is subject to proration based on the period of the executive’s employment during the performance or vesting period, as applicable. Moreover, the Human Capital and Compensation Committee may elect to approve such retirement vesting for any named executive officer who does not otherwise meet one or more of the requirements described above if it is determined to be in the best interests of the Company. The Human Capital and Compensation Committee modified the retirement provisions to reinforce the Company’s overall compensation philosophy by further supporting its strategic workforce planning, increasing employee engagement, and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization while continuing to provide an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation but would otherwise forfeit upon retirement.
All outstanding awards also include restrictive covenants that are beneficial to the Company by requiring forfeiture of unpaid awards and return of paid awards upon breach of confidentiality, non-solicitation, and non-competition obligations. The awards (other than sign-on awards) also provide for full vesting upon the participant’s death or termination of employment due to disability (as defined under our long-term disability plan). For performance share units, such vesting is with respect to the target number of shares under the award.
Finally, all outstanding awards (other than buy-out awards) also provide for pro-rata vesting upon the “sale of a subsidiary,” defined as a change in the ownership of a subsidiary, or a substantial portion of the assets of a subsidiary, of the Company, if the participant is performing services for the subsidiary at the time and ceases employment with the Company upon and in connection with the sale. Such pro-rata vesting is based on the number of days employed in the performance cycle and the target number of shares for performance share units and on the number of days employed in the vesting period for stock awards.
68	CenterPoint Energy, Inc. 2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2025
The following table provides information regarding the outstanding stock awards held by our named executive officers as of December 31, 2025. The closing price of our common stock on the NYSE on December 31, 2025 was $38.34. Our named executive officers did not hold any option awards as of December 31, 2025.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Wells	138,240	5,300,122	637,128	24,427,488
Foster	46,475	1,781,852	196,160	7,520,774
Karuturi	45,538	1,745,927	188,468	7,225,863
Soto, Jr.	170,223	6,526,350	68,420	2,623,223
Ryan	29,557	1,133,215	102,492	3,929,543

(1)
Outstanding stock awards vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Wells	Foster	Karuturi	Soto, Jr.	Ryan
2/15/2023	Stock Award	2/15/2026	33,642	—	15,620	—	8,754
5/05/2023	Stock Award	5/05/2026	—	14,908	—	—	—
7/18/2023	Stock Award	2/15/2026	—	—	—	—	4,671
2/15/2024	Stock Award	2/15/2026	17,193	5,636	5,636	—	3,140
2/15/2024	Stock Award	2/15/2027	17,193	5,636	5,636	—	3,139
2/12/2025	Stock Award	2/12/2026	23,404	6,765	6,216	—	3,285
2/12/2025	Stock Award	2/12/2027	23,404	6,765	6,215	—	3,284
2/12/2025	Stock Award	2/12/2028	23,404	6,765	6,215	—	3,284
8/11/2025	Stock Award	8/11/2026	—	—	—	43,779	—
8/11/2025	Stock Award	8/11/2027	—	—	—	43,777	—
8/11/2025	Stock Award	8/11/2028	—	—	—	43,777	—
8/11/2025	Stock Award	8/11/2029	—	—	—	38,890	—
Total			138,240	46,475	45,538	170,223	29,557

(2)
Outstanding performance share unit awards will vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Wells	Foster	Karuturi	Soto, Jr.	Ryan
2/15/2024	Performance Share Units(a)	12/31/2026	309,472	101,452	101,452	—	56,512
2/12/2025	Performance Share Units(b)	12/31/2027	327,656	94,708	87,016	—	45,980
8/11/2025	Performance Share Units(b)	12/31/2027	—	—	—	68,420	—
Total			637,128	196,160	188,468	68,420	102,492

(a)
Based on 2025 results, the provided amounts reflect maximum achievement for the total shareholder return, three-year cumulative Adjusted EPS, and carbon emissions reduction awards.

(b)
Based on 2025 results, the provided amounts reflect maximum achievement for the total shareholder return and three-year cumulative Adjusted EPS awards.

CenterPoint Energy, Inc. 2026 Proxy Statement	69

Option Exercises and Stock Vested for Fiscal Year 2025
The following table indicates the number and value of stock and performance share unit awards vested during 2025. Our named executive officers did not exercise any stock options during 2025 (nor did they hold any stock options during 2025).
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wells	206,941	8,265,523
Foster	146,458	5,921,632
Karuturi	96,478	3,855,435
Soto, Jr.	—	—
Ryan	80,235	3,218,867

(1)
For each of the named executive officers, the stock awards and performance share unit awards consist of the following:

	Performance Share Unit Awards for the 2023 – 2025 Performance Cycle(a)		Stock Awards Granted February 15, 2022 That Vested February 15, 2025		Stock Awards Granted February 15, 2024 That Vested February 15, 2025		Stock Awards Granted May 5, 2023 That Vested May 5, 2025
Name	Number of Shares (#)	Value Realized on Vesting(b) ($)	Number of Shares (#)	Value Realized on Vesting(c) ($)	Number of Shares (#)	Value Realized on Vesting(d) ($)	Number of Shares (#)	Value Realized on Vesting(e) ($)
Wells	173,594	7,082,635	16,154	585,259	17,193	597,629	—	—
Foster	76,929	3,138,703	—	—	5,637	195,942	63,892	2,586,987
Karuturi	80,596	3,288,317	10,245	371,176	5,637	195,942	—	—
Soto, Jr.	—	—	—	—	—	—	—	—
Ryan	69,271	2,826,257	7,824	283,464	3,140	109,146	—	—

(a)
A participant is vested in the right to receive performance share units under the award agreements as of December 31, 2025 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Human Capital and Compensation Committee determines the applicable achievement levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Human Capital and Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable achievement levels have been completed. After completion of this process, the actual transfer of the stock is made to participants.

(b)
Value Realized on Vesting for the performance share unit awards was determined using the closing market price of our common stock $38.34 on the NYSE on December 31, 2025, together with a dividend equivalent amount equal to the dividends accrued during the performance period of $2.46 per share on our shares of common stock. The number of performance share units vested was determined based on an overall company performance achievement level of 172%.

(c)
Value Realized on Vesting for the stock awards was determined following certification of achievement of the applicable performance operating income goal in connection with the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2024 using the closing market price of our common stock $33.73 on the NYSE on February 20, 2025, together with dividend equivalents per share during the vesting period of $2.50.

(d)
Value Realized on Vesting for the stock awards was determined following certification of achievement of the applicable performance operating income goal in connection with the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2024 using the closing market price of our common stock $33.73 on the NYSE on February 20, 2025, together with dividend equivalents per share during the vesting period of $1.03.

(e)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $38.88 on the NYSE on May 5, 2025, together with dividend equivalents per share during the vesting period of $1.61.

Pension Benefits
Our named executive officers hired or rehired before January 1, 2020 (Ms. Karuturi and Mr. Ryan) are eligible for pension benefits under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. In addition, our named executive officers who are eligible to accrue benefits under the CenterPoint Energy Retirement Plan are also eligible to accrue benefits under the CenterPoint Energy Benefit Restoration Plan, which is also a defined benefit plan. Participants are fully vested in both plans after three years of service. The retirement benefits for the eligible named executive officers are based on a cash balance formula of five percent of eligible pay, which includes base salary and short-term incentive compensation.
Benefits that may not be provided under the tax-qualified retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the CenterPoint Energy Benefit Restoration Plan. The excess
70	CenterPoint Energy, Inc. 2026 Proxy Statement

benefit amounts for the eligible named executive officers are determined based on the cash balance formula under the retirement plan. The benefit restoration plan is subject to Section 409A of the Internal Revenue Code. Our named executive officers who are eligible for the retirement plan also participate in this plan and will generally receive payments in a lump sum form under this plan following separation from service. Benefit payments for our named executive officers and other key employees will be delayed for six months to comply with Section 409A of the Internal Revenue Code unless the separation from service is due to death. The benefit restoration plan does not provide any past service credits or accelerated service benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the benefit restoration plan. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plan upon a change in control.
The table below provides information regarding our named executive officers’ accumulated benefits under our retirement and benefit restoration plans.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during 2025 ($)
Cash Balance Formula(1)
Karuturi	Retirement Plan	11.4	149,646	—
	Benefit Restoration Plan	11.4	238,880	—
Ryan	Retirement Plan	16.1	218,693	—
	Benefit Restoration Plan	16.1	200,564	—

(1)
The benefits for Ms. Karuturi and Mr. Ryan are based solely on the cash balance formula under the CenterPoint Energy Retirement Plan. Interest accrues in the current year at the average annual interest rate for 30-year Treasury Securities as reported daily during the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2025 plan year was 4.54%.

Ms. Karuturi and Mr. Ryan accrued an excess benefit amount under the CenterPoint Energy Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.
The present values for Ms. Karuturi and Mr. Ryan were calculated based on benefits accrued through December 31, 2025 payable at age 65. Account balances are assumed to accumulate interest credits until age 65 at 3.75%. Since these are cash balance benefits, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming an interest rate of 5.35% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the PRI-2012 Mortality Table projected using Scale MP-2021, and the interest rate for discounting payments back to December 31, 2025 is 5.35%.
Savings Plan and Savings Restoration Plan
Under the CenterPoint Energy Savings Plan, our named executive officers may contribute up to 50% of their plan-eligible compensation as pre-tax or Roth contributions. They may also contribute up to 16% of eligible pay as after-tax contributions. In addition, we make employer matching contributions of 100% of the first 6% of eligible pay our named executive officers contribute under the plan. For our named executive officers hired or rehired on or after January 1, 2020 (Messrs. Wells, Foster, and Soto, Jr.), in lieu of eligibility under the defined benefit pension plans, we also make employer nonelective contributions of 3% of eligible pay. Payment options under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly, or monthly installments over a period elected by the participant, not to exceed ten years; (iii) a partial cash distribution of the participant’s account balance; or (iv) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, employer contributions are credited to a bookkeeping account under the CenterPoint Energy Savings Restoration Plan. This plan is subject to Section 409A of the Internal Revenue Code. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our named executive officers participate in this plan. Benefit payments for our named executive officers and other key employees will be delayed for six months following the separation from service to comply with Section 409A of the Internal Revenue Code unless the separation from service is due to death. Earnings under the restoration plan are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into the savings restoration plan. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the savings restoration plan. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plan upon a change in control.
Deferred Compensation Plan
Prior to January 1, 2023, the CenterPoint Energy 2005 Deferred Compensation Plan permitted eligible key employees to elect voluntarily each year to defer salary and/or short-term incentive compensation. The plan was frozen as of January 1, 2023 such that no further compensation could be deferred under the plan after that date. However, interest continued to accrue on prior deferrals at the rate described below. Effective January 1, 2026, the plan was amended to permit officers at the senior vice president level or higher, which includes each of our named executive officers, to elect voluntarily each year to defer up to 90% of salary and/or short-term incentive compensation for years beginning on or after that date. Under the terms of the deferred
CenterPoint Energy, Inc. 2026 Proxy Statement	71

compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.
Participants in the deferred compensation plan can elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:
•
an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the deferred compensation plan (the first day of the month coincident with or next following attainment of age 65);

•
a lump sum distribution upon termination of employment on or after age 55; or

•
15 annual installments commencing upon termination of employment on or after age 55.

If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of distribution election. If a participant terminates employment on or after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. However, benefit payments for our named executive officers and other participants will not be paid earlier than six months after separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code.
The deferred compensation plan is a nonqualified plan subject to Section 409A of the Internal Revenue Code, and the participants are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plan upon a change in control.
Nonqualified Deferred Compensation Table
The following table provides information with respect to benefits under the CenterPoint Energy 2005 Deferred Compensation Plan and the CenterPoint Energy Savings Restoration Plan.
Name	Plan Name	Executive Contributions in 2025 ($)	Registrant Contributions in 2025(1) ($)	Aggregate Earnings in 2025(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025(3) ($)
Wells	Savings Restoration Plan	—	240,642	137,181	—	1,052,939
Foster	Savings Restoration Plan	—	101,423	50,115	—	298,088
Karuturi	Savings Restoration Plan	—	67,154	86,298	—	514,577
Soto, Jr.	Savings Restoration Plan	—	—	—	—	—
Ryan	Deferred Compensation Plan	—	—	1,205	—	16,836
	Savings Restoration Plan	—	38,524	80,266	—	472,570

(1)
The Registrant Contributions in 2025 column for the savings restoration plan includes employer contributions that could not be made to the tax-qualified savings plan due to limitations under the Internal Revenue Code. Our contributions to the savings plan and savings restoration plan for the named executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)
For the deferred compensation plan, Aggregate Earnings in 2025 consist of earnings on prior plan deferrals. For Mr. Ryan, the 2025 interest rate for the deferred compensation plan was 7.71% with interest compounded annually. The above-market portion of these 2025 aggregate earnings is reported in a footnote to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

For the savings restoration plan, Aggregate Earnings in 2025 include gains and losses determined based on the participant’s balances as of January 1, 2025 plus any employer contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the plan based on the investment funds selected by the participant.
(3)
The table below sets forth the portions of these aggregate account balances that were reported as compensation in the Summary Compensation Table for 2024 and 2023.

Name	Amount Previously Reported ($)
Wells	384,048
Foster	131,106
Karuturi	149,313
Soto, Jr.	—
Ryan	103,122
72	CenterPoint Energy, Inc. 2026 Proxy Statement

Potential Payments upon Change in Control or Termination
Our Board adopted a change in control plan to ensure consistency of officer benefits and to simplify administration. All of our named executive officers are participants in the plan.
The change in control plan provides for payments and other benefits in the event a covered termination of employment occurs within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after the completion of a transaction that effects a change in control. A “change in control” will be deemed to occur under the plan if:
•
any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy as part of a merger or consolidation and following the merger or consolidation the conditions for an exclusion from a merger or consolidation event described below are met;

•
the members of our Board on the effective date of the plan, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•
approval by the shareholders of (or if there is no such approval, consummation of) a merger or consolidation of, or involving, CenterPoint Energy unless:

•
more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•
if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•
no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•
a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•
approval by the shareholders of (or if there is no such approval, consummation of) a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•
individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•
a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under the plan, a covered termination occurs if the officer’s employment is terminated within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period under the plan. “Good reason” means any of the following: (a) a failure to maintain the officer in his or her position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a material reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits other than a reduction that applies generally to all covered employees; (e) a material reduction in the officer’s overall compensation opportunities under the short-term incentive plan, a long-term incentive plan or other equity plan; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.
The plan provides for payment to our named executive officers experiencing a covered termination of employment of a lump sum amount equal to (i) three times, in the case of Mr. Wells and (ii) two times, in the case of Messrs. Foster, Soto, Jr., and Ryan and Ms. Karuturi, the sum of the officer’s base salary plus short-term incentive award at target, if applicable.
For officers who are not age 55 or older with five years of service (which includes all our named executive officers), the plan also provides for a prorated short-term incentive lump sum payment based on the officer’s annualized base pay as of the date of termination multiplied by his or her short-term incentive target and prorated based on the number of days he or she was employed during the performance year. In addition, Ms. Karuturi and Mr. Ryan will be entitled to a benefit equal to two additional years of pay credits under the cash balance formula under the retirement plan, and such additional benefit will be paid at the same time and in the same manner that the officer’s benefit under the benefit restoration plan is paid. The plan provides a similar benefit for officers who are not eligible to participate in the retirement plan. Mr. Wells will be entitled to a benefit equal to three additional years, and Messrs. Foster and Soto, Jr. will be entitled to a benefit equal to two additional years, of employer nonelective contributions under the
CenterPoint Energy, Inc. 2026 Proxy Statement	73

savings plan, and such additional benefit will be paid at the same time and in the same manner that the officer’s benefit under the savings restoration plan is paid. In addition, the plan provides for welfare benefits for a period of two years, career transition placement services, and the reimbursement of legal fees incurred related to the severance. With respect to awards granted under the long-term incentive plan, such awards are not subject to the plan and are governed by the long-term incentive plan and applicable award agreements.
Our plan does not include any excise tax gross-up payment provisions. Under our plan, the executive’s total change in control payment is automatically reduced to the minimum extent necessary to prevent triggering the excise tax under Section 4999 of the Internal Revenue Code, but only if the after-tax benefit of the reduced payment exceeds the after-tax benefit if the payment was not reduced. If the payment is not reduced, the officer will be liable for any excise tax due.
An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the plan. The plan provides that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage (or have a definite plan to engage) in operations or marketing of products or services at the time of the officer’s covered termination.
Change in control provisions in awards under our current long-term incentive plan.   Awards granted under the long-term incentive plan are not subject to the change in control plan and are governed by the long-term incentive plan and the applicable award agreements. The different outstanding award types under the long-term incentive plan are treated as follows:
Stock Awards. For all outstanding stock awards (other than any buy-out awards), “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or a covered termination of employment occurs. A covered termination of employment occurs for purposes of awards under the long-term incentive plan if the officer’s employment is terminated within two years after the completion of a transaction that effects a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined in the award agreement), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period set forth in the award agreement. “Good reason” for this purpose is defined in substantially the same manner as such term is defined in the change in control plan. The buy-out award granted to Mr. Soto, Jr. does not provide for accelerated vesting upon a change in control but does provide for accelerated vesting upon death, disability, or termination of employment without cause (as defined in the award agreement).
Performance Share Units. For all outstanding performance share units, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or if a covered termination of employment occurs (as described above for stock awards).
Executive Severance Guidelines. We do not maintain individual employment agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments made to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Human Capital and Compensation Committee continues to have discretion to determine the eligibility of a named executive officer for severance benefits and the amounts of any benefits. Under the guidelines, severance payments are to be made only upon a named executive officer’s involuntary termination without cause, and if a cash severance payment is determined to be appropriate, such payment may not exceed, absent compelling reasons, the sum of (i) one and one-half (1.5) times (or in the case of the Chief Executive Officer, two (2) times) annual base salary, with the actual multiplier determined based on relevant factors such as years of service and (ii) the executive’s target short-term incentive award. An additional amount may also be paid to compensate for any short-term incentive award forfeited due to the executive’s termination. Additional amounts or benefits may also be provided as deemed appropriate to reasonably compensate the executive for the loss of active employee welfare benefits, financial services, or other benefits or for relocation expenses, and reasonable outplacement services may be provided. The guidelines do not apply to payments or benefits payable under any separate benefit plan or agreement, such as awards under our long-term incentive plan. Further, in the event of a covered termination under the change in control plan, the guidelines will not apply, and the change in control plan will govern.
EXECUTIVE	BASE PAY MULTIPLIER	MAXIMUM CASH SEVERANCE PAYMENT UNDER EXECUTIVE SEVERANCE GUIDELINES(1)
Chief Executive Officer	2x	Two (2) times annual base salary plus target short- term incentive award
Non-CEO Named Executive Officer	1.5x	One and a half (1.5) times annual base salary plus target short-term incentive award

(1)
The executive severance guidelines also permit the payment of certain other compensation and benefits, as appropriate, in addition to the cash severance payment, as described above.

74	CenterPoint Energy, Inc. 2026 Proxy Statement

Retirement. Under the terms of our long-term incentive award agreements, our executive officers are eligible for pro-rata or full vesting of such awards, subject to achievement of any applicable performance goals, in connection with their retirements if certain conditions are met, as discussed above in “Additional Information Regarding Our Equity Incentive Plan Awards.” Further, under the terms of our short-term incentive plan, if an executive officer satisfies the retirement provisions under the plan and terminates employment during the plan year, he or she is eligible for a pro-rata payment at target level of achievement. None of our named executive officers who are currently employed by the Company have satisfied the applicable retirement eligibility requirements at this time.
Payments in the event of change in control. The table below presents amounts payable and the value of the benefits provided under the change in control plan assuming a covered termination of employment occurred on December 31, 2025 following a change in control. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment	Wells	Foster	Karuturi	Soto, Jr.	Ryan
Severance amount	$8,625,000	$2,736,000	$2,700,000	$2,610,000	$1,926,000
Short-term Incentive Plan	$1,625,000	$608,000	$600,000	$580,000	$428,000
Long-term Incentive Plan(1)
Performance Share Units (Unvested)	$12,619,000	$3,888,000	$3,737,000	$1,342,000	$2,033,000
Performance Share Units (Vested)(2)	$4,118,000	$1,825,000	$1,912,000	—	$1,643,000
Stock awards (Unvested)	$5,503,000	$1,853,000	$1,820,000	$569,000	$1,184,000
Stock awards (Vested)	—	—	—	—	—
Benefit restoration plan(3)	—	—	$458,000	—	$353,000
Savings restoration plan(4)	$272,000	$89,000	$—	$15,000	$—
Health and welfare benefits	$30,000	$46,000	$46,000	$37,000	$24,000
Outplacement	$7,000	$7,000	$7,000	$7,000	$7,000
Total benefit and payment	$32,799,000	$11,052,000	$11,280,000	$5,160,000	$7,598,000

(1)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2025, which was $38.34. The payments are determined as described under “—Change in control provisions in awards under our current long-term incentive plan.” Amounts shown are calculated based on the target level of achievement of any applicable performance goals. Amounts shown for the long-term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(2)
Amounts shown include PSUs granted in 2023 that vested on December 31, 2025, and were payable regardless of whether the officer terminated employment or whether a change in control occurred, as set forth in the award agreements.

(3)
Amounts shown consist of a benefit equal to an additional two years of pay credits under the cash balance formula for Mr. Ryan and Ms. Karuturi.

(4)
Amounts shown consist of a benefit equal to an additional three years of employer nonelective contributions under the savings plan for Mr. Wells and two years for Messrs. Foster and Soto, Jr.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he or she is already entitled, if payable upon a change in control, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation, and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).
Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his or her termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short-term and long-term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2025. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment	Wells	Foster	Karuturi	Soto, Jr.	Ryan
Short-term Incentive Plan	—	—	—	—	—
Long-term Incentive Plan:(1)
Performance Share Units (Unvested)	—	—	—	—	—
Performance Share Units (Vested)(2)	$4,118,000	$1,825,000	$1,912,000	—	$1,643,000
Stock Awards (Unvested)	—	—	—	$6,033,000	—
Stock Awards (Vested)	—	—	—	—	—
Total	$4,118,000	$1,825,000	$1,912,000	$6,033,000	$1,643,000

(1)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2025, which was $38.34. All amounts shown have been calculated assuming the target level of achievement.

(2)
Amounts shown include PSUs granted in 2023 that vested on December 31, 2025, and were payable regardless of whether the officer terminated employment, as set forth in the award agreements.

CenterPoint Energy, Inc. 2026 Proxy Statement	75

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he or she is already entitled, if payable upon termination of employment, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation, and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Payments upon termination due to death. The table below presents information on the value of the benefits payable if a named executive officer had died on December 31, 2025. The numbers in the table have been rounded to the nearest one thousand dollars. The beneficiaries would have been entitled to the following amounts:
Type of Payment	Wells	Foster	Karuturi	Soto, Jr.	Ryan
Short-term Incentive Plan(1)	$1,625,000	$608,000	$600,000	$580,000	$428,000
Long-term Incentive Plan(2)
Performance Share Units (Unvested)	$12,619,000	$3,888,000	$3,737,000	$1,342,000	$2,033,000
Performance Share Units (Vested)(3)	$4,118,000	$1,825,000	$1,912,000	—	$1,643,000
Stock Awards (Unvested)	$5,503,000	$1,853,000	$1,820,000	$6,601,000	$1,184,000
Stock Awards (Vested)	—	—	—	—	—
Total	$23,865,000	$8,174,000	$8,069,000	$8,523,000	$5,288,000

(1)
Under the terms of our short-term incentive plan, a participant who dies during the plan year is eligible for a pro rata plan distribution at the target level of achievement.

(2)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2025, which was $38.34. Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who dies prior to vesting is eligible for a full distribution of the target number of shares under the award.

(3)
Amounts shown include PSUs granted in 2023 that vested on December 31, 2025, and were payable regardless of the officer’s death, as set forth in the award agreements.

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are entitled under the terms of the applicable plan or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Payments upon disability. If a named executive officer becomes disabled as defined under our long-term disability plan on December 31, 2025, he or she would receive the payments stated in the table below. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment	Wells	Foster	Karuturi	Soto, Jr.	Ryan
Short-term Incentive Plan(1)	$1,625,000	$608,000	$600,000	$580,000	$428,000
Long-term Incentive Plan(2)
Performance Share Units (Unvested)	$12,619,000	$3,888,000	$3,737,000	$1,342,000	$2,033,000
Performance Share Units (Vested)(3)	$4,118,000	$1,825,000	$1,912,000	—	$1,643,000
Stock Awards (Unvested)	$5,503,000	$1,853,000	$1,820,000	$6,601,000	$1,184,000
Stock Awards (Vested)	—	—	—	—	—
Total	$23,865,000	$8,174,000	$8,069,000	$8,523,000	$5,288,000

(1)
Under the terms of our short-term incentive plan, an individual who becomes disabled (as defined under our long-term disability plan) during the plan year is eligible for a pro rata plan distribution at the target level of achievement.

(2)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2025, which was $38.34. Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who separates from service due to disability prior to vesting is eligible for a full distribution of the target number of shares under the award.

(3)
Amounts shown include PSUs granted in 2023 that vested on December 31, 2025, which were payable regardless of the officer’s disability, as set forth in the award agreements.

Upon becoming disabled (as defined under our long-term disability plan), each named executive officer would also be entitled to receive payment for any fully vested benefits to which he or she is already entitled, if payable upon disability, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation, and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Rabbi Trust
We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants under our deferred compensation plans, benefit restoration plans, savings restoration plans,
76	CenterPoint Energy, Inc. 2026 Proxy Statement

long-term incentive plan agreements, in some instances, and change in control plan, in which our named executive officers participate. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee, which consists of officers of the Company. If there is a change in control (defined in substantially the same manner as in the change in control plan described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 30 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries but remain subject to the claims of general creditors under applicable state and federal law.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, as adopted pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing information about the relationship between compensation actually paid to our named executive officers and each of the following company performance measures, which, in the company’s assessment, are also the most important financial performance measures used for the most recently completed fiscal year to link compensation actually paid to our named executive officers to company performance:
Most Important Financial Performance Measures
Cumulative total shareholder return (TSR)	Net income	Adjusted EPS (company-selected financial performance measure)
Information for each of the last five completed fiscal years is shown in the table below for each principal executive officer (PEO) and for our non-PEO named executive officers (Non-PEO NEOs) as averages.
			PEO Pay(1)		Non-PEO NEOs Pay(2)		Value of Initial Fixed $100 Investment Based on:		Other Performance Measures
	Summary Compensation Table Total		Compensation “Actually Paid”(3)		Average Summary Compensation Table Total Compensation	Average Compensation “Actually Paid”(3)	Total Shareholder Return (TSR)(4)	“Peer Group” Total Shareholder Return (TSR)(4)	Net Income(5) ($ in millions)	Company- Selected Measure- Adjusted EPS(6)
Year	Wells	Lesar	Wells	Lesar
2025	$12,092,341	—	$24,629,013	—	$4,994,515	$8,035,466	$201.5	$130.1	$1,052	$1.76
2024	$9,250,795	$360,798	$12,695,578	$3,481,293	$2,726,754	$3,209,399	$162.9	$114.7	$1,019	$1.62
2023	—	$16,204,475	—	$24,939,494	$4,304,023	$4,780,554	$142.6	$98.1	$867	$1.50
2022	—	$13,943,974	—	$29,628,764	$2,551,102	$4,418,767	$145.7	$111.9	$1,008	$1.38
2021	—	$37,809,810	—	$52,998,434	$8,318,875	$10,539,727	$132.4	$114.6	$1,391	$1.27

(1)
Our PEOs during the last five completed fiscal years were David Lesar and Jason Wells. Mr. Lesar was the only PEO for years 2021, 2022, and 2023. Messrs. Lesar and Wells were each PEOs in 2024. Mr. Wells was the only PEO in 2025.

(2)
Our Non-PEO NEOs for the last five completed fiscal years are as follows:

For 2025, Christopher Foster, Monica Karuturi, Jesus Soto, Jr., and Jason Ryan;
For 2024, Christopher Foster, Monica Karuturi, Jason Ryan, Lynne Harkel-Rumford, and Lynnae K. Wilson;
For 2023, Jason Wells, Scott Doyle, Christopher Foster, Monica Karuturi, Jason Ryan, and Lynne Harkel-Rumford;
For 2022, Jason Wells, Scott Doyle, Monica Karuturi, and Gregory Knight; and
For 2021, Jason Wells, Scott Doyle, Kenneth Mercado, Monica Karuturi, and Milton Carroll.
(3)
The amounts for the Non-PEO NEOs are provided as averages. For purposes of these adjustments, PSUs based on a TSR performance objective, whether vested, unvested, or forfeited, were valued using Monte Carlo simulation. PSUs based on a non-TSR performance objective, whether vested, unvested, or forfeited, were valued using the closing trading price for CenterPoint Energy common stock on the applicable valuation date and assuming projected achievement as of the end of the fiscal year. Compensation “actually paid” for each fiscal year is the total compensation reported in the Summary Compensation Table for that year adjusted by the following amounts:

CenterPoint Energy, Inc. 2026 Proxy Statement	77

Actually Paid Adjustments	2025
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$12,092,341	$4,994,515
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(7,625,023)	$(3,295,997)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(60,777)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$23,984
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$13,729,020	$4,593,012
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$608,331	$154,891
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$2,311,346	$863,598
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$3,512,998	$762,238
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—
Total Compensation Actually Paid	$24,629,013	$8,035,466
Actually Paid Adjustments	2024
	PEO		Average Non-PEO NEOs
	Wells	Lesar
Summary Compensation Table (SCT) Total	$9,250,795	$360,798	$2,726,754
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(5,749,999)	—	$(1,302,789)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	—	$(20,966)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	—	$20,481
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$7,916,360	—	$1,588,780
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$416,564	$716,754	$126,985
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$45,162	$220,853	$24,605
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$816,696	$2,182,888	$291,710
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—	$(246,162)
Total Compensation Actually Paid	$12,695,578	$3,481,293	$3,209,399
Actually Paid Adjustments	2023
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$16,204,475	$4,304,023
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(9,900,034)	$(2,325,001)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(18,649)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$22,661
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$11,939,585	$2,604,465
Increase for Fair Value of Awards Granted During Year that Vest During Year	$5,714,000	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$922,748	$129,270
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$(419,558)	$7,364
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$478,279	$56,420
78	CenterPoint Energy, Inc. 2026 Proxy Statement

Actually Paid Adjustments	2023
	PEO	Average Non-PEO NEOs
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—
Total Compensation Actually Paid	$24,939,494	$4,780,554
Actually Paid Adjustments	2022
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$13,943,974	$2,551,102
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(8,481,240)	$(1,336,621)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$31,373
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$15,906
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$12,542,520	$1,976,680
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$1,550,496	$127,670
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$5,034,164	$523,494
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$5,038,851	$529,165
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—
Total Compensation Actually Paid	$29,628,764	$4,418,767
Actually Paid Adjustments	2021
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$37,809,810	$8,318,875
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(33,359,999)	$(1,563,500)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(31,811)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$16,623
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$41,286,596	$2,575,657
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$1,063,262	$143,224
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$53,451	$173,972
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$6,145,315	$968,869
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	$(62,183)
Total Compensation Actually Paid	$52,998,434	$10,539,727

(4)
Cumulative TSR is determined for the measurement period starting 12/31/2020 and ending on 12/31/2025, 12/31/2024, 12/31/2023, 12/31/2022, and 12/31/2021, respectively. Peer group TSR is weighted based on market capitalization as of 12/31/2020 and is based on PHLX Utility Sector Index (UTY) TSR sourced from FactSet.

(5)
Amounts shown are consolidated net income reported pursuant to GAAP in our annual report on Form 10-K.

(6)
The company-selected measure represents what the company believes is the most important financial performance measure (other than company TSR or net income) used to link company performance and the compensation actually paid to our named executive officers. The company-selected measure is Adjusted EPS. An EPS financial measure aligns with our commitment to return value to investors through earnings and dividends paid. Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after tax corporate and other operating income and corporate overhead and is adjusted for certain factors to reflect what we consider to be our fundamental business performance. Adjusted EPS excludes, among other items, earnings and losses from the change of value of ZENS and related securities, earnings and losses associated with the ownership and disposal of certain midstream units, a corresponding amount of debt related to the units and allocation of associated corporate overhead, gain and impact, including expenses, associated with certain mergers and divestitures, and impacts related to temporary emergency electric energy facilities (TEEEF) once they are no longer part of our rate-regulated business. For a full list of adjustments and reconciliation of Adjusted GAAP to consolidated income (loss) available to common shareholders and diluted EPS, the nearest GAAP metrics, please see Appendix A.

CenterPoint Energy, Inc. 2026 Proxy Statement	79

The following graphics show the relationships between executive compensation actually paid and cumulative TSR, net income, and Adjusted EPS for the last five completed fiscal years. Compensation actually paid to Non-PEO NEOs are shown as averages. The graphic that shows the relationship between executive compensation actually paid and cumulative TSR includes a comparison of cumulative TSR of the Company and cumulative TSR of the peer group over the same period.
80	CenterPoint Energy, Inc. 2026 Proxy Statement

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Wells, our Chief Executive Officer for 2025.
For 2025, our last completed fiscal year:
•
the median of the annual total compensation of all employees of CenterPoint Energy, excluding Mr. Wells, our Chief Executive Officer for 2025, was $130,189; and

•
the annual total compensation of Mr. Wells, our Chief Executive Officer for 2025, as reported in the Summary Compensation Table, was $12,092,341.

Based on this information, for 2025, the ratio of our Chief Executive Officer’s annual total compensation to that of our median employee was approximately 93 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and Mr. Wells, our Chief Executive Officer for 2025, we took the following steps:
•
We selected November 7, 2025 as the date to identify our median employee, at which time our employee population consisted of approximately 8,830 individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees.

•
To identify the “median employee” from our employee population in 2025, we compared employees’ trailing twelve months total gross wages (consisting of base salary, short-term and long-term incentives, overtime, and other compensation excluding imputed income) from our payroll records.

•
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

•
Using the median employee identified in 2025, we combined all of the elements of this employee’s compensation for 2025 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $130,189. With respect to the annual total compensation of Mr. Wells, our Chief Executive Officer for 2025, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2025.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
CenterPoint Energy, Inc. 2026 Proxy Statement	81

Equity Compensation Plan Information
The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2025.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	5,609,194(2)	$—	13,554,999(3)
Equity compensation plans not approved by security holders	—	—	—
Totals	5,609,194	$—	13,554,999

(1)
Plans approved by shareholders consist of the 2022 Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors.

(2)
Includes outstanding grants of 4,390,229 performance share units (which includes 1,429,219 shares at actual achievement for the 2023 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2024 and later) and 1,218,965 shares issuable upon settlement of outstanding grants of stock awards.

(3)
The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance share units, and performance stock. The shares remaining available for issuance generally may be used for any of these types of awards, except that the CenterPoint Energy, Inc. Stock Plan for Outside Directors provides only for awards of common stock.

82	CenterPoint Energy, Inc. 2026 Proxy Statement

Report of the Human Capital and Compensation Committee
The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Human Capital and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2025 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, each as filed with the Securities and Exchange Commission.
Theodore F. Pound, Chair
Wendy Montoya Cloonan
Laurie L. Fitch
Raquelle W. Lewis
Dean L. Seavers
CenterPoint Energy, Inc. 2026 Proxy Statement	83

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of CenterPoint Energy and is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit CenterPoint Energy’s financial statements. The Audit Committee is composed of five directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at https://investors.centerpointenergy.com/governance. During 2025, the Audit Committee met 7 times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.
In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and CenterPoint Energy that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2025, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting, based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, in accordance with Section 404 of the Sarbanes-Oxley Act.
Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2026.
Barbara J. Duganier, Chair
Laurie L. Fitch
Raquelle W. Lewis
Thaddeus J. Malik
Manuel B. Miranda
84	CenterPoint Energy, Inc. 2026 Proxy Statement

Principal Accounting Firm Fees
Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ended December 31, 2025 and 2024 by CenterPoint Energy’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.
	Year Ended December 31,
	2025	2024
Audit fees(1)	$7,275,000	$6,105,000
Audit-related fees(2)	2,321,141	2,602,145
Total audit and audit-related fees	9,596,141	8,707,145
Tax fees	—	—
All other fees(3)	4,103	2,051
Total fees	$9,600,244	$8,709,196

(1)
For 2025 and 2024, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits, and regulatory filings.

(2)
For 2025 and 2024, amounts include fees for comfort letters, consents, and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)
Fees relate to a subscription-based service that provides the Company with access to benchmarking information and Deloitte research tools.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis, and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.
During 2025, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.
CenterPoint Energy, Inc. 2026 Proxy Statement	85

ITEM 2:
Ratification of Appointment of the Independent Registered
Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to conduct the annual audit of CenterPoint Energy’s accounts for the fiscal year ending December 31, 2026. Deloitte & Touche LLP (and their predecessors) have served as the independent registered public accounting firm for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of our common stock entitled to vote and voted for or against the matter. Abstentions will not affect the outcome of the vote on this item. We do not expect any broker non-votes. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.
Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.
To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Additionally, in conjunction with the mandated rotation of the lead engagement partner every five years, the Audit Committee, the independent registered public accounting firm, and management discuss the timing and process for the rotation of the lead engagement partner. At the Audit Committee’s instruction, the independent registered public accounting firm identifies candidates for consideration for the lead engagement partner role based on desired skills and experience sought by management and the Audit Committee, who are then interviewed by management. Following these interviews, management makes a recommendation to the Audit Committee Chair regarding leading candidates for the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner candidates with the current lead engagement partner, the Audit Committee Chair and the other members of the Audit Committee, individually and/or as a group, interview the leading candidates. The Audit Committee then discusses and approves the appointment of the lead engagement partner. In preparation for the current lead engagement partner mandatory rotation, which takes effect in 2026, a new lead engagement partner has been selected by the Audit Committee. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

86	CenterPoint Energy, Inc. 2026 Proxy Statement

ITEM 3:
Advisory Vote on Executive Compensation
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the Annual Meeting. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this Proxy Statement.
The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation and align the interests of our executives and shareholders. We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:
•
Pay for Performance. The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Human Capital and Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance. The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

Target Compensation Mix as of December 31, 2025
(consisting of base salary, short-term incentives, and long-term incentives)
*
The graphic represents the average size of each component as a percentage of each named executive officer’s total target direct compensation opportunities (other than the Chair of the Board, President, and Chief Executive Officer’s compensation opportunities, which are presented separately) as of December 31, 2025, approved by the Human Capital and Compensation Committee in 2025.

CenterPoint Energy, Inc. 2026 Proxy Statement	87

•
Market-Based Compensation Targets. We generally target the middle of the market (25th – 75th percentiles) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in our peer companies. In establishing individual incentive targets and awards, the Human Capital and Compensation Committee considers the data provided by its independent compensation consultant, the level and nature of the executive’s responsibility, the executive’s experience, and the Committee’s own qualitative assessment of the executive’s performance.

•
No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

•
Change in Control Plan. Our Board of Directors has approved a change in control plan that applies to all of our named executive officers. The plan contains a “double trigger,” whereby the executive is eligible for change in control benefits only if employment is terminated under certain circumstances within a set period before or after a change in control. Our change in control plan does not provide for excise tax gross up payments.

•
Executive Severance Guidelines. The Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive officer to a severance payment.

•
Stock Ownership Guidelines. We maintain executive stock ownership guidelines applicable to certain of our officers, including our named executive officers, to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Our guidelines provide that our President and Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, our executive vice presidents should own CenterPoint Energy common stock having a market value of three times their respective base salaries, and our senior vice presidents should own CenterPoint Energy common stock having a market value of two times their respective base salaries.

•
Anti-Hedging and Anti-Pledging Policy. As part of our Insider Trading Policy, our officers, employees, and directors are prohibited from hedging the risk of ownership of our common stock by purchasing, selling, or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Additionally, our Insider Trading Policy prohibits our employees and directors from pledging CenterPoint Energy securities as collateral for a loan.

•
Recovery and Recoupment (Clawback) Policies. We have implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, regardless of the executive officer’s culpability. We also maintain a separate policy for the recoupment of incentive compensation from any officer, regardless of culpability, in the event of an accounting restatement where the restatement would have resulted in a lower amount of incentive compensation and for the recoupment of any compensation, including time-based restricted awards, from any employee who is found to have engaged in wrongdoing in connection with corporate criminal misconduct.

•
100% Independent Human Capital and Compensation Committee. The Human Capital and Compensation Committee consists entirely of independent directors.

•
Independent Compensation Consultant. The Human Capital and Compensation Committee retains an independent consultant to provide advice on executive compensation matters.

The discussion under “Compensation Discussion and Analysis” describes our executive compensation program and the related decisions made by the Human Capital and Compensation Committee in more detail. We encourage you to read this discussion, as well as the Summary Compensation Table and other related compensation tables and narrative discussion under “Executive Compensation Tables,” which provides detailed information regarding the compensation of our named executive officers.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders entitled to vote on the matter to approve the following resolution regarding the compensation of our named executive officers:
RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.
As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains
88	CenterPoint Energy, Inc. 2026 Proxy Statement

with the Board of Directors and the Human Capital and Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Human Capital and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. The Company currently expects to hold the next shareholder advisory vote on executive compensation at the Company’s 2027 annual meeting of shareholders.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this Proxy Statement.
CenterPoint Energy, Inc. 2026 Proxy Statement	89

ITEM 4:
Approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to Provide for Limited Officer Exculpation and Make Certain Other Immaterial Updates
Our Board has approved the amendment and restatement of the Company’s Articles of Incorporation (Current Charter) to provide for limited officer exculpation and make certain other immaterial updates (as amended and restated, the Amended and Restated Certificate of Formation). Our Board recommends, based upon the recommendation of the Corporate Governance and Nominating Committee, that the Company’s shareholders vote FOR the approval of the Amended and Restated Certificate of Formation, as further described below and as set forth in Appendix B to this Proxy Statement.
Summary of Amendment
Limited Officer Exculpation
Article IX of the Current Charter contains a provision eliminating the personal liability of our directors for monetary damages for breach of the fiduciary duty of care as a director consistent with Section 7.001 of the TBOC.
A recent amendment to Section 7.001 of the TBOC allows a Texas corporation to include a similar provision in its certificate of formation to eliminate the personal liability of officers for monetary damages for breach of the fiduciary duty of care in certain limited circumstances (referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breach of the fiduciary duty of care could be provided to directors but could not be provided to officers.
The Board seeks approval from the Company’s shareholders to amend the Current Charter to provide for limited officer exculpation (Exculpation Amendment). Like the existing director exculpation provision, the Exculpation Amendment would not exculpate officers from liability for breach of the duty of loyalty to the Company or its shareholders, acts or omissions not in good faith that constitute a breach of duty to the Company or that involve intentional misconduct or a knowing violation of law, any transaction in which the officer received an improper benefit, or an act or omission for which the liability of the officer is expressly provided by an applicable statute. Additionally, the Exculpation Amendment would only exculpate officers for direct claims for breaches of the duty of care (as opposed to derivative claims made by shareholders on behalf of the Company), and thereby further limit officer exculpation protections beyond those statutory limits under the TBOC.
Other Immaterial Updates
The Current Charter has not been updated since 2008 and contains certain outdated provisions that require updating. The Board seeks approval from the Company’s shareholders to amend the Current Charter to provide for such updates, which do not substantively affect the rights of the Company’s shareholders (Immaterial Updates Amendment). These changes include (i) updating references from the Texas Business Corporation Act (TBCA) to the TBOC, which replaced the TBCA in 2010, (ii) updating the name of the Current Charter from “Articles of Incorporation” to “Certificate of Formation” to align with updates to applicable law, and (iii) updating the address for the registered office of the Company. Additionally, Section 21.053(c)(1)(B) of the TBOC allows a board of directors to adopt by resolution without shareholder approval a proposed amendment to the corporation’s certificate of formation to omit any provision that specifies the name and address of the corporation’s directors. Accordingly, to update the Current Charter and remove outdated provisions, the Board has approved an amendment to the Current Charter to delete the name and address of each person that was serving as a director of the Company on July 24, 2008 (Additional Immaterial Amendment).
Effectiveness of Amendment
If our shareholders approve the amendment and restatement of the Current Charter to adopt the Exculpation Amendment and the Immaterial Updates Amendment, the Company intends to file with the Secretary of State of the State of Texas an Amended and Restated Certificate of Formation setting forth the Exculpation Amendment, the Immaterial Updates Amendment, and the Additional Immaterial Amendment, which will become effective upon filing. A complete form of the proposed Amended and Restated Certificate of Formation of CenterPoint Energy, which includes the Exculpation Amendment, the Immaterial Updates Amendment, and the Additional Immaterial Amendment, is attached to this Proxy Statement in Appendix B.
90	CenterPoint Energy, Inc. 2026 Proxy Statement

Reasons for Voting for the Proposal
The Board believes the Officer Exculpation Amendment is in the best interests of the Company and its shareholders because it strikes a balance between the interest in officer accountability and the Company’s ability to attract and retain highly qualified officers, addresses inconsistent treatment between officers and directors, and can decrease the Company’s future litigation and insurance costs. Absent exculpation protection, individuals may be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Many public companies have recently adopted exculpation clauses that limit the personal liability of officers in their charters, and the Company expects that more public companies, including certain of the Company’s peers, will do so in the near future. The Board believes that failing to adopt the Exculpation Amendment could therefore impact the Company’s recruitment and retention of exceptional officer candidates. Additionally, in recent years, plaintiffs have employed the tactic of bringing certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims, extract settlement leverage, and/or increase settlement value. The Board believes that the Officer Exculpation Amendment can therefore address inconsistent treatment between officers and directors and reduce future litigation and insurance costs. Aligning the protections available to our officers with those available to our directors (with the exception of any derivative claims made by shareholders on behalf of the Company, for which exculpation for officers would be prohibited even though the TBOC allows for such additional protection) would empower officers to better exercise their business judgment in furtherance of shareholder interests by limiting the potential for distraction posed by the risk of personal liability.
In determining that the Exculpation Amendment is in the best interests of the Company and its shareholders, the Board and the Corporate Governance and Nominating Committee took into account the narrow class and type of claims for which officers would be exculpated pursuant to the Exculpation Amendment, that the Exculpation Amendment would not allow for officer exculpation from derivative claims made by shareholders on behalf of the Company despite such exculpation being permitted by the TBOC, and the benefits the Board and the Corporate Governance and Nominating Committee believe would accrue to the Company and its shareholders. Furthermore, given that the Current Charter contains certain outdated provisions that require updates, the Board and the Corporate Governance and Nominating Committee believe it is in the best interest of the Company to take this opportunity to additionally make certain immaterial changes to update the Current Charter.
Vote Required and Board Recommendation
The approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to adopt the Exculpation Amendment and the Immaterial Updates Amendment requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on this item. Abstentions and broker non-votes will have the same effect as a vote against this item. If the amendment is not so approved, it will not become effective, and the Current Charter will continue in effect in its current form.
The Board recommends a vote FOR the approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates.
CenterPoint Energy, Inc. 2026 Proxy Statement	91

General Information
Frequently Asked Questions About Voting
On what am I voting?
Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 6	FOR each nominee	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 86	FOR	None expected	Do not count	Majority of shares entitled to vote on, and voted for or against, the matter
Item 3: Advisory vote on executive compensation	Page 87	FOR	Do not count	Do not count	Majority of shares entitled to vote on, and voted for or against, the matter
Item 4: Approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates	Page 90	FOR	Count as a vote against	Count as a vote against	Majority of the outstanding shares entitled to vote on the matter
Who may vote?
Holders of our common stock recorded in our stock register at the close of business on February 18, 2026 may vote at the meeting. As of that date, there were 652,871,584 shares of our common stock outstanding.
How many votes do I have?
You have one vote for each share of our common stock you owned as of the record date for the meeting.
How do I vote?
Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.
You may vote for or against each director nominee under Item 1 (election of directors) and the proposals under Item 2 (ratification of appointment of the independent registered public accounting firm), Item 3 (advisory vote on executive compensation), and Item 4 (approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates), or you may abstain from voting on these items. If you give us your proxy but do not specify how to vote, we will vote your shares of our common stock in accordance with the Board’s recommendations.
What are the Board’s recommendations?
The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board and, with respect to the ratification of the appointment of the independent registered public accounting firm, the Audit Committee, recommends a vote as follows:
•
FOR the election of the eleven nominees named in this Proxy Statement as directors;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;

92	CenterPoint Energy, Inc. 2026 Proxy Statement

•
FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this Proxy Statement; and

•
FOR the approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates.

If any other matters properly come before the meeting, we will vote the shares of common stock for which we received a proxy in accordance with our best judgment and discretion.
What if I change my mind after I have voted?
You may revoke your proxy before it is voted by:
•
submitting a new proxy card with a later date;

•
voting in person at the meeting; or

•
giving written notice to Mr. Vincent A. Mercaldi, Corporate Secretary, at CenterPoint Energy’s address shown above.

Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.
Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the NYSE. If your shares of our common stock are held in the name of a broker, bank, or other nominee, such nominee can vote your shares for or against the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.
For all items other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Item 1 (election of directors), Item 3 (advisory vote on executive compensation), or Item 4 (approval of CenterPoint Energy’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1, Item 3, or Item 4, your broker will not vote for you with respect to those items.
Do I need a ticket to attend the meeting?
To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares of common stock are held by banks, brokers, stock plans, or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank. All holders of our common stock will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.
What constitutes a quorum?
To carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of our common stock entitled to vote must be represented at the meeting, either by proxy or in person. Shares of our common stock owned by CenterPoint Energy are not voted and do not count for this purpose.
Abstentions and proxies submitted by brokers that do not indicate a vote because such brokers do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.
Who conducts the proxy solicitation and how much will it cost?
The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Okapi Partners LLC, who will help us solicit proxies, of $17,500 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers, and employees may solicit proxies by telephone and personal contact. Directors, officers, and other employees will not receive additional compensation for these services.
CenterPoint Energy, Inc. 2026 Proxy Statement	93

Other Matters
The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented at the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.
Shareholder Proposals for the 2027 Annual Meeting
Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal for inclusion in the Company’s proxy materials and for presentation at the 2027 annual meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary by [          ], 2026. Our Bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2027 annual meeting of shareholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on October 18, 2026, and not later than the close of business on January 16, 2027. However, if the 2027 annual meeting is held before March 17, 2027 or after June 15, 2027, such written notice must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on the 180th day prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the Company first makes public announcement of the date of such meeting. Any such notice must also comply with the timing, disclosure, procedural, and other requirements as set forth in our Bylaws. A copy of our Bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at https://investors.centerpointenergy.com/governance.
Director Nominations for the 2027 Annual Meeting
For director nominations by eligible shareholders to be included in our proxy materials pursuant to the “proxy access” provisions of our Bylaws for the 2027 annual meeting of shareholders, see “Item 1—Election of Directors—Director Nomination Process (Proxy Access Requirements for Director Nominations)” for further information. Additionally, for any shareholders seeking to make director nominations for the 2027 annual meeting of shareholders (other than nominations pursuant to the “proxy access” provisions of our Bylaws), see “Item 1—Election of Directors—Director Nomination Process (Bylaw Requirements for Director Nominations)” for further information.
Notice of Internet Availability of Proxy Materials
We are furnishing our proxy materials to shareholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, on or about [         ], 2026, we began mailing our Notice of Internet Availability of Proxy Materials (Notice) to many shareholders as of the record date, rather than a full paper set of our proxy materials. Using the notice-and-access method helps us to expedite shareholder access to our proxy materials and reduces the costs of printing and mailing a full paper set of our proxy materials to all shareholders.
The Notice provides instructions on how shareholders can access our proxy materials over the internet and sets forth instructions on how shares can be voted. As more fully described in the Notice, shareholders may choose to access our proxy materials at https://materials.proxyvote.com/15189t or may request a paper set of our proxy materials. In addition, the Notice and the website referenced therein provide information regarding how shareholders may request to receive our proxy materials in paper form by mail or by electronic delivery on an ongoing basis. Your choice for ongoing delivery will remain in effect unless you change it. Shareholders who previously affirmatively requested ongoing electronic delivery will receive instructions via email regarding how to access these materials electronically. Shareholders who previously affirmatively requested ongoing delivery of a paper set of our proxy materials will receive a full paper set by mail. Unless you have affirmatively requested ongoing electronic delivery, you should monitor your mail for delivery of a Notice or full paper set of proxy materials. If you receive a full paper set by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. You may receive more than one Notice, proxy card, voting instruction form, email with instructions, and/or control number if your shares are held in more than one account and are registered differently.
A single Notice or single copy of annual reports, proxy statements, and other disclosure documents may be sent to two or more shareholders sharing the same address. See the disclosures under “Householding of Annual Meeting Materials” below for more information.
Householding of Annual Meeting Materials
In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (street-name shareholders) and share a single address, only one annual report to shareholders and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (713) 207-3060
94	CenterPoint Energy, Inc. 2026 Proxy Statement

or (800) 231-6406. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.
Annual Report to Shareholders
The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2025, accompanies the proxy material being sent or made available to all shareholders. The Annual Report is not part of the proxy solicitation material.
Cautionary Note Regarding Forward-Looking Information and Energy Transition Goals Disclaimer
This Proxy Statement, including the CD&A, contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding our long-term annual non-GAAP EPS growth outlook, energy transition goals, and generation transition plan. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” and other similar words. These forward-looking statements are subject to various factors that could cause the Company’s actual results to differ materially from the results anticipated in these statements. These factors include, but are not limited to, those discussed in the “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as updated in subsequent reports we file with the SEC. Furthermore, the information regarding performance objectives and associated achievement levels described in the CD&A of this Proxy Statement were established at earlier dates and may not reflect subsequent developments. This information should not be interpreted as forecasts, projections, or guidance for future periods. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results. CenterPoint Energy has no obligation to update or revise forward-looking statements regardless of whether new information, future events, or any other factors affect the information contained in the statements.
Energy Transition Goals Disclaimer
Our Scope 1 greenhouse gas (GHG) emissions estimates are calculated from GHG emissions that directly come from our operations. Our Scope 2 GHG emissions estimates are calculated from GHG emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 GHG emissions estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude GHG emissions related to purchased power between 2024E-2026E. Our Scope 3 GHG emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the GHG emissions of transport customers and GHG emissions related to upstream extraction. CenterPoint Energy has adopted energy transition goals and our analysis and plans for execution require us to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees, and our ability to achieve these goals will ultimately be driven by the needs of our business, the needs and desires of the customers, jurisdictions, and other stakeholders we serve, and our performance for our shareholders. In addition, forecasting is inherently speculative and the trajectory of the greater energy transition is uncertain. Should one or more of our underlying assumptions require updating, our actual results and ability to make progress towards and achieve our energy transition goals and the timing thereof could differ materially from our expectations, and we may elect to modify or update such goals. Further, there can be no guarantee that we will sustain or achieve these goals. Certain of the assumptions that could impact our ability to meet our energy transition goals and the timing thereof include, but are not limited to: GHG emission levels, service territory size, capacity needs, and customer demand remaining in line with our expectations when such goals were announced, including with respect to demand for our services and in relation to the recent sale of our Louisiana and Mississippi natural gas LDC businesses and the announced sale of our Ohio natural gas LDC business; the ability to appropriately estimate and effectively manage business opportunities from and maintain reliability in connection with new customers and load growth resulting from, among other things, expansion of data centers (associated with, among other things, increasing demand for AI), energy refining and exports, advanced manufacturing and logistics in our service territories; regulatory approvals related to Indiana Electric’s generation transition plan and our ability to obtain such approvals; the ability to execute anticipated divestitures, portfolio optimizations, or other strategic transactions; interconnection delays in the footprints of regional transmission organizations and/or interconnection costs; cost and affordability of customer rates and related concerns; customer demand for GHG emission free or lower GHG emissions energy; impacts of regulations, legislation, or other governmental action, including those related to our operation of certain generating facilities (including the U.S. Department of Energy’s December 2025 emergency 202(c) order directing Indiana Electric to continue operating F.B. Culley Unit 2 through March 23, 2026), the environment, and tax (including the effects of the One Big Beautiful Bill Act,
CenterPoint Energy, Inc. 2026 Proxy Statement	95

Executive Order 14315, the Inflation Reduction Act of 2022 (IRA) and any further changes to or the repeal of the renewable energy tax credits enacted in the IRA); federal and state executive, legislative, and regulatory actions (including regulatory uncertainty resulting from changes in federal energy policy) and support for certain types of generation; impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability, and regulation of carbon offsets; price of fuel, such as natural gas; cost and technological development/innovation, adoption and commercialization of energy generation technologies, such as wind and solar, natural gas and storage solutions, and alternative energy, including electric vehicles; our ability to implement modernization plans for pipelines and facilities; the ability to complete and timely implement and maintain system reliability during and after transitioning to generation alternatives to Indiana Electric’s coal generation; execution of the retirement or fuel conversion of Indiana Electric’s coal facilities on anticipated timelines or at all; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, any project cancellations, construction delays, or overruns (including as a result of changes in U.S. or foreign trade policies) and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards, metrics, methodologies, or frameworks; and enhancement of energy efficiencies.
By Order of the Board of Directors,

Jason P. Wells Chair of the Board, President, and Chief Executive Officer
[         ], 2026
96	CenterPoint Energy, Inc. 2026 Proxy Statement

Appendix A
Reconciliation of non-GAAP Financial Measures to GAAP
This Proxy Statement contains Adjusted EPS, which is not determined to be in accordance with generally accepted accounting principles in the United States of America (GAAP). Management uses this non-GAAP financial measure for, among other things, determining performance-based compensation and financial planning. Management believes that presenting this non-GAAP financial measure enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in this non-GAAP financial measure exclude items that management believes do not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables below. Non-GAAP financial measures should not be considered as an alternative to the Company’s reported results prepared in accordance with GAAP. This non-GAAP financial measure also may be different than non-GAAP financial measures used by other companies.
Reconciliation of Adjusted EPS to nearest GAAP Metric
Adjusted EPS includes consolidated net income from the Company’s electric and natural gas segments, as well as after-tax Corporate and Other operating income and an allocation of corporate overhead based upon Electric’s and Natural Gas’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. Please see below for the adjustments to Adjusted EPS in 2025, 2024, 2023, 2022 and 2021. Beginning in 2022, CenterPoint Energy no longer separates utility and midstream operations and reports on a consolidated Adjusted EPS basis.
Reconciliations of Consolidated net income or income (loss) available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share:
	Twelve Months Ended December 31, 2025
	Dollars in millions	Diluted EPS(1)
Consolidated net income and diluted EPS on a GAAP basis	$1,052	$1.60
ZENS-related mark-to-market (gains) losses:
Equity securities (net of tax benefit of $11)(2)(3)	40	0.06
Indexed debt securities (net of tax expense of $12)(2)	(43)	(0.07)
Impacts associated with mergers and divestitures (net of tax expense of $22)(2)(4)	60	0.09
Impacts associated with TEEEF units removed from rate base (net of tax benefit of $12)(5)	46	0.07
Consolidated income on a non-GAAP basis and Adjusted EPS(6)	$1,155	$1.76

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Louisiana and Mississippi natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes $37 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses and gain on early extinguishment of debt with proceeds from the divestiture of the Louisiana and Mississippi natural gas LDC businesses.

(5)
Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business.

(6)
The calculation on a per-share basis may not add down due to rounding.

CenterPoint Energy, Inc. 2026 Proxy Statement	A-1

	Twelve Months Ended December 31, 2024
	Dollars in millions	Diluted EPS(1)
Consolidated net income and diluted EPS on a GAAP basis	$1,019	$1.58
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $4)(2)(3)	(15)	(0.02)
Indexed debt securities (net of taxes of $3)(2)	11	0.01
Impacts associated with mergers and divestitures (net of taxes of $3)(2)(4)	26	0.04
Consolidated income on a non-GAAP basis and Adjusted EPS(5)	$1,041	$1.62

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes professional fees associated with execution of transactions from the sale of Louisiana and Mississippi LDCs.

(5)
The calculation on a per-share basis may not add down due to rounding.

	Twelve Months Ended December 31, 2023
	Dollars in millions	Diluted EPS(1)
Consolidated income available to common shareholders and diluted EPS on a GAAP basis	$867	$1.37
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $7)(2)(3)	(25)	(0.04)
Indexed debt securities (net of taxes of $6)(2)	21	0.03
Impacts associated with mergers and divestitures (net of taxes of $64)(2)(4)	89	0.14
Consolidated income on a non-GAAP basis and Adjusted EPS(5)	$952	$1.50

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes $4.4 million of pre-tax operating loss related to Energy Systems Group, a divested non-regulated business, as well as the $13 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture.

(5)
The calculation on a per-share basis may not add down due to rounding.

	Twelve Months Ended December 31, 2022
	Dollars in millions	Diluted EPS(1)
Consolidated income available to common shareholders and diluted EPS on a GAAP basis	$1,008	$1.59
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $66)(2)(3)	247	0.39
Indexed debt securities (net of taxes of $68)(2)	(256)	(0.40)
Midstream-related earnings (net of taxes of $2)(2)(4)	(46)	(0.07)
Impacts associated with mergers and divestitures (net of taxes of $165)(2)(5)	(80)	(0.13)
Consolidated income on a non-GAAP basis and Adjusted EPS(6)	$873	$1.38

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

A-2	CenterPoint Energy, Inc. 2026 Proxy Statement

(4)
Includes earnings and expenses related to ownership and disposal of Energy Transfer LP units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead. Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes.

(5)
Includes a settlement charge of $35 million, net of tax, related to CenterPoint Energy pension plan’s purchase of a group annuity contract in December 2022 to transfer benefit obligations of CenterPoint Energy’s previously divested businesses to an insurance company.

(6)
The calculation on a per-share basis may not add down due to rounding.

	Twelve Months Ended December 31, 2021
	Utility Operations		Midstream Investments		Corporate and Other(7)		Consolidated
	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS on a GAAP basis	$878	$1.44	$818	$1.34	$(305)	$(0.50)	$1,391	$2.28
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $11)(2)(3)	—	—	—	—	40	0.07	40	0.07
Indexed debt securities (net of taxes of $11)(2)	—	—	—	—	(39)	(0.06)	(39)	(0.06)
Impacts associated with gas LDC sales (net of taxes of $2, $3)(2)(4)	(4)	(0.01)	—	—	5	0.01	1	—
Cost associated with the early extinguishment of debt (net of taxes of $7)(2)	—	—	—	—	27	0.04	27	0.04
Impacts associated with Enable & Energy Transfer merger:
Gain at merger close, net of transaction costs (net of taxes of $134 and $0)(2)	—	—	(546)	(0.90)	(1)	—	(547)	(0.90)
Loss on equity securities (net of taxes of $24)(2)(5)	—	—	—	—	98	0.16	98	0.16
Costs associated with the early extinguishment of debt (net of taxes of $1)(2)	—	—	—	—	6	0.01	6	0.01
Impacts associated with other mergers and divestitures (net of taxes of $2, $13)(2)(6)	4	0.01	—	—	20	0.03	24	0.04
Corporate and Other Allocation	(105)	(0.17)	(44)	(0.07)	149	0.24	—	—
Consolidated income on a non-GAAP basis and Adjusted EPS(8)	$773	$1.27	$228	$0.37	$—	$—	$1,001	$1.64

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other and Discontinued Operations are non-GAAP financial measures.

(2)
Taxes are computed based on the impact removing such item would have on tax expense.

(3)
Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(4)
Includes gain from remeasurement of state deferred taxes, costs to achieve the sales and costs associated with the early extinguishment of debt.

(5)
Comprised of Energy Transfer LP common and Series G preferred units.

(6)
Includes impacts associated with the Vectren merger and the sales of Infrastructure Services (CIS) and Mobile Energy Solutions (MES).

(7)
The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

(8)
The calculation on a per-share basis may not add down due to rounding.

CenterPoint Energy, Inc. 2026 Proxy Statement	A-3

Appendix B
AMENDED AND RESTATED CERTIFICATE OF FORMATION
of
CENTERPOINT ENERGY, INC.
CenterPoint Energy, Inc., a Texas corporation (the “Company”), pursuant to the provisions of Section 3.057 of the Texas Business Organizations Code, hereby adopts this Amended and Restated Certificate of Formation (the “Certificate of Formation”).
ARTICLE I
The name of this corporation is CenterPoint Energy, Inc.
ARTICLE II
The purpose or purposes for which the corporation is incorporated is the transaction of all lawful business for which corporations may be incorporated under the Texas Business Organizations Code.
ARTICLE III
The street address of the corporation’s registered office is c/o CT Corporation System, 1999 Bryan Street, Suite 900, Dallas, Texas 75201 and the name of its registered agent at such address is CT Corporation System.
ARTICLE IV
The period of duration of the corporation is perpetual.
ARTICLE V
(a)   Number, Election and Terms of Directors. The number of directors of the corporation shall be such number as determined from time to time by a majority of the board of directors. Except as may otherwise be provided pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VI of these Articles of Incorporation, at each annual meeting of shareholders, all directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified; provided, that any director elected for a longer term before the 2009 annual meeting of shareholders shall hold office for the entire term for which he or she was originally elected.
(b)   Removal of Directors. No director of the corporation shall be removed from his office as a director by vote or other action of the shareholders or otherwise except for cause, as defined below, and then only by the affirmative vote of the holders of at least a majority of voting power of all outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class at a meeting of shareholders expressly called for that purpose.
Except as may otherwise be provided by law, cause for removal of a director shall be construed to exist only if: (a) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been negligent or guilty of misconduct in the performance of his duties to the corporation in a matter of substantial importance to the corporation; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the corporation.
Notwithstanding the first paragraph of this Section (b), whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VI of these Articles of Incorporation of the corporation, any director of the corporation so elected may be removed in accordance with the provisions established by the Board of Directors with respect to such Preferred Stock.
(c)   Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders entitled to vote thereon, or may be filled by election at an annual or special meeting of the shareholders called for that purpose; provided, however, that the Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any vacancies on the
CenterPoint Energy, Inc. 2026 Proxy Statement	B-1

Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or may be filled by election at an annual or special meeting of the shareholders called for that purpose. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of the director whose departure from the Board of Directors created the vacancy and until such newly elected director’s successor shall have been duly elected and qualified.
Notwithstanding the foregoing paragraph of this Section (c), whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VI of these Articles of Incorporation, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with such provisions.
(d)   Amendment of Article V. In addition to any other affirmative vote required by applicable law, this Article V may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.
ARTICLE VI
The number of shares of the total authorized capital stock of the corporation is 1,020,000,000 shares, of which 20,000,000 shares are classified as Preferred Stock, par value $0.01 per share, and the balance of 1,000,000,000 shares are classified as Common Stock, par value $0.01 per share.
The descriptions of the different classes of capital stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:
Division A—Preferred Stock
The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors or a duly appointed committee of the Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a statement of resolutions filed with the Secretary of State of the State of Texas, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in this Certificate of Formation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then issued. The authority of the Board of Directors and any duly appointed committee thereof with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:
(1)   the distinctive designation and number of shares of that series;
(2)   the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the corporation;
(3)   the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;
(4)   whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);
(5)   the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the corporation;
(6)   the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;
(7)   whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;
(8)   the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;
B-2	CenterPoint Energy, Inc. 2026 Proxy Statement

(9)   the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;
(10)   any other repurchase obligations of the corporation, subject to any limitations of applicable law; and
(11)   any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.
Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Formation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors or a duly appointed committee thereof pursuant to authority expressly vested in it by this Certificate of Formation. Except as applicable law or this Certificate of Formation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the corporation.
The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article VI, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the resolution or resolutions adopted with respect to any series of Preferred Stock may provide that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.
Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.
Division B—Common Stock
1.   Dividends.   Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division B as “stock ranking senior to the Common Stock”) have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.
2.   Distribution of Assets.   In the event of any liquidation, dissolution or winding up of the corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.
3.   Voting Rights.   Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.
Division C—Provisions Applicable to All Classes of Stock
1.   Preemptive Rights.   No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.
2.   Votes Per Share.   Any shareholder of the corporation having the right to vote at any meeting of the shareholders or of any class or series thereof, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock of the corporation shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.
CenterPoint Energy, Inc. 2026 Proxy Statement	B-3

ARTICLE VII
The corporation has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Organizations Code.
ARTICLE VIII
(a)   Bylaws.   The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws shall require: (1) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors or (2) the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote in the election of directors, voting together as a single class.
(b)   Amendment of Article VIII.   In addition to any other affirmative vote required by applicable law, this Article VIII may not be amended, modified or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.
ARTICLE IX
A director or officer of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director or officer’s capacity as an officer, as applicable, except that this Article IX does not eliminate or limit the liability of (1) a director or officer to the extent the director or officer is found liable under applicable law for:
(a)   a breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;
(b)   an act or omission not in good faith that (i) constitutes a breach of duty of the director or officer to the corporation or (ii) involves intentional misconduct or a knowing violation of law;
(c)   a transaction from which the director or officer received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of a director’s or officer’s duties;
(d)   an act or omission for which the liability of a director or officer is expressly provided by an applicable statute; and
(2) an officer in any action by or in the right of the corporation.
If the Texas Business Organizations Code is amended, after approval of the foregoing paragraph by the shareholder or shareholders of the corporation entitled to vote thereon, to authorize action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.
ARTICLE X
To the extent permitted by applicable law, and except as provided herein, the vote of shareholders required for approval of any action that is recommended to shareholders by the Board of Directors and for which applicable law requires a shareholder vote, including without limitation (1) any plan of merger, consolidation or exchange, (2) any disposition of assets, (3) any dissolution of the corporation, and (4) any amendment of this Certificate of Formation, shall, if a greater vote of shareholders is provided for by the Texas Business Organizations Code or other applicable law, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon. The foregoing shall not apply to any action or shareholder vote authorized or required by any addition, amendment or modification to applicable law that becomes effective after the date of execution of this Certificate of Formation if and to the extent a bylaw adopted by the Board of Directors or the shareholders so provides. Any repeal, amendment or modification of any such bylaw so adopted shall require the same vote of shareholders as would be required to approve the action or vote subject to such bylaw had the first sentence of this Article X not applied to such action or vote.
ARTICLE XI
(a)   Special Meetings.   Special meetings of the shareholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Secretary or the Board of Directors. Subject to the provisions of the corporation’s Bylaws governing special meetings, holders of not less than 50% of all of the shares of capital stock of the corporation outstanding and entitled to vote at such meeting may also call a special meeting of shareholders by furnishing the corporation a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the Bylaws.
B-4	CenterPoint Energy, Inc. 2026 Proxy Statement

(b)   Amendment of Article XI.   In addition to any other affirmative vote required by applicable law, this Article XI may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.
IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation this [           ] day of [           ], [           ].
/s/

CenterPoint Energy, Inc. 2026 Proxy Statement	B-5

PRELIMINARY PROXY CARD–SUBJECT TO COMPLETION SCAN TOVIEW MATERIALS & VOTE wBROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on April 15, 2026 for shares of common stock held directlyand by 11:59 p.m. Eastern Time on April 13, 2026 for shares of common stock held in aPlan. Have your proxy card in hand when you access the website and follow the instructionsto obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on April 15, 2026 for shares held directly and by 11:59 p.m. Eastern Time onApril 13, 2026 for shares held in a Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V83833-P44606 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a. Wendy Montoya Cloonan1b. Barbara J. Duganier1c. Laurie L. Fitch1d. Christopher H. Franklin1e. Michael A. "Casey" Herman1f. Raquelle W. Lewis1g. Thaddeus J. Malik1h. Manuel B. Miranda1i. Theodore F. Pound1j. Dean L. Seavers1k. Jason P. WellsFor Against AbstainYes No! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! !! ! !! ! !1. Election of DirectorsNominees:CENTERPOINT ENERGY, INC.The Board of Directors recommends you vote FOR thefollowing:For Against Abstain2. Ratify the appointment of Deloitte & Touche LLP as theindependent registered public accounting firm for 2026.4. Approve CenterPoint Energy, Inc.’s Amended andRestated Certificate of Formation to provide for limitedofficer exculpation and make certain other immaterialupdates.3. Approve the advisory resolution on executive compensation.The Board of Directors recommends you vote FOR thefollowing proposals: NOTE: Such other business as may properly come before themeeting or any adjournment thereof. Please indicate if you plan to attend this meeting. Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKETCENTERPOINT ENERGY, INC.2026 ANNUAL MEETING OF SHAREHOLDERSThursday, April 16, 20268:30 a.m. Central TimeAuditorium1111 Louisiana StreetHouston, Texas 77002This admission ticket admits only the named shareholder.Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, valid picture identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.Important Notice Regarding the Availability of Proxy Materialsfor the Annual Shareholder Meeting to be Held April 16, 2026.The Notice & Proxy Statement and Annual Report areavailable at: http://materials.proxyvote.com/15189T Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V83834-P44606 CENTERPOINT ENERGY, INC.2026 Annual Meeting of ShareholdersProxy-Common StockThis proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Monica Karuturi and Vincent A. Mercaldi, or either of them, as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock of CenterPoint Energy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held onThursday, April 16, 2026 at 8:30 a.m. Central Time in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments or postponements thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the recommendation of the Board of Directors.The terms for Directors will expire in 2027. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2026, FOR the advisory resolution on executive compensation and FOR the approval of CenterPoint Energy, Inc.’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates. Continued and to be signed on reverse side

PRELIMINARY PROXY CARD–SUBJECT TO COMPLETION SCAN TOVIEW MATERIALS & VOTE wBROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on April 15, 2026 for shares of common stock held directlyand by 11:59 p.m. Eastern Time on April 13, 2026 for shares of common stock held in aPlan. Have your proxy card in hand when you access the website and follow the instructionsto obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on April 15, 2026 for shares held directly and by 11:59 p.m. Eastern Time onApril 13, 2026 for shares held in a Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V83835 1a. Wendy Montoya Cloonan1b. Barbara J. Duganier1c. Laurie L. Fitch1d. Christopher H. Franklin1e. Michael A. "Casey" Herman1f. Raquelle W. Lewis1g. Thaddeus J. Malik1h. Manuel B. Miranda1i. Theodore F. Pound1j. Dean L. Seavers1k. Jason P. WellsFor Against AbstainYes No! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! !! ! !! ! !1. Election of DirectorsNominees:CENTERPOINT ENERGY, INC.The Board of Directors recommends you vote FOR thefollowing:For Against Abstain2. Ratify the appointment of Deloitte & Touche LLP as theindependent registered public accounting firm for 2026.4. Approve CenterPoint Energy, Inc.’s Amended andRestated Certificate of Formation to provide for limitedofficer exculpation and make certain other immaterialupdates.3. Approve the advisory resolution on executive compensation.The Board of Directors recommends you vote FOR thefollowing proposals:Please indicate if you plan to attend this meeting.NOTE: Such other business as may properly come before themeeting or any adjournment thereof. Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materialsfor the Annual Shareholder Meeting to be Held April 16, 2026.The Notice & Proxy Statement and Annual Report areavailable at: http://materials.proxyvote.com/15189TThis proxy covers all shares of common stock in the CenterPoint Energy, Inc. stock fund under the CenterPoint Energy Savings Plan (Plan) for which the undersigned has the right to give confidential voting instructions toThe Northern Trust Company, Trustee of the Plan. Under the Plan, participants are "named fiduciaries" as defined under ERISA to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, "Undirected Shares"). This proxy, when properly executed, will be voted by the Trustee as directed by the undersigned. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 13, 2026, The Northern Trust Company, as Trustee, will vote the Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. V83836-P44606 CENTERPOINT ENERGY, INC. 2026 Annual Meeting of Shareholders Proxy-Common Stock This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints The Northern Trust Company to vote as designated on the reverse side all shares of common stock of CenterPoint Energy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 16, 2026 at 8:30 a.m. Central Time in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments or postponements thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting. If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the recommendation of the Board of Directors. The terms for Directors will expire in 2027. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2026, FOR the advisory resolution on executive compensation and FOR the approval of CenterPoint Energy, Inc.’s Amended and Restated Certificate of Formation to provide for limited officer exculpation and make certain other immaterial updates. Continued and to be signed on reverse side